UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Securities Exchange Act of 1934 (Amendment No.  )

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Sysco®

At the heart of food and service

2025 Proxy Statement

Sysco
At the heart of food and service
Sysco
Sysco
100274

Notice of Annual Meeting

November 14, 2025 | 9 a.m. CST

Join Virtually at virtualshareholder.com/SYY2025

SYSCO CORPORATION // 2025 Proxy Statement	1

TABLE OF
CONTENTS
1 This paragraph contains non-GAAP financial measures, which are denoted as “adjusted.” See Annex I below, pages 80 through 84, for a reconciliation of these non-
GAAP measures to the corresponding GAAP results and an explanation of the adjustments that we have made in order to calculate these adjusted measures.

2	SYSCO CORPORATION // 2025 Proxy Statement

LETTER FROM OUR CHAIR OF THE BOARD & CEO AND LEAD INDEPENDENT DIRECTOR

	Kevin Hourican Chair of the Board and Chief Executive Officer	Larry Glasscock Lead Independent Director
Dear Sysco Stockholder,
On behalf of Sysco’s Board of Directors, we are pleased to invite you to participate in our 2025 Annual Meeting of Stockholders, which will be held virtually on November 14, 2025, at 9:00 a.m. (Central). The accompanying Proxy Statement includes important information about the business to be conducted at the meeting and instructions for voting your shares. We encourage you to review the materials and cast your vote to ensure your voice is heard.
Driving Performance and Creating Shareholder Value1
Fiscal year 2025 highlighted our commitment to strategic growth and meaningful, impactful progress. Sysco delivered $81.4 billion in revenue, a 3.2% increase year-over-year, and marking our highest annual revenue to date. We achieved $3.1 billion in operating income and $3.5 billion in adjusted operating income, as well as $3.73 in EPS and $4.46 in adjusted EPS. Our adjusted results, demonstrated solid, sustained growth. We also returned approximately $2.3 billion to shareholders through share repurchases and dividends, underscoring our commitment to shareholder value.
Operationally, we strengthened the performance of our supply chain, increasing the service levels we provide to our customers.
Our merchandising teams navigated product cost inflation with a focus on how Sysco saves customers money. Our International division delivered their seventh consecutive quarter of double-digit operating income growth, and our U.S. business closed the year with solid momentum. Building on a strong year, Sysco is well-positioned to accelerate profitable growth in fiscal year 2026.
We remain committed to our long-standing capital allocation priorities: investing in growth, maintaining an investment-grade balance sheet, and returning capital to shareholders. We expect to deliver a 6-cent per share dividend increase in the full year dividend for fiscal year 2026, marking our 56th year of dividend growth and reinforcing our standing as a Dividend Aristocrat.
Driving Momentum with Sysco-Specific Initiatives
Sysco is entering fiscal year 2026 with confidence, driven by solid results from 2025 and a focused set of Sysco-specific initiatives.
Our continued growth is powered by five key strategic enablers: Perks 2.0, AI360, Price Agility, Sysco Your Way, and Total
Team Selling. Each initiative is designed to deepen customer engagement, enhance sales consultant effectiveness, and drive profitable growth across all segments.
Our International and Specialty businesses remain robust growth drivers, and we are seeing continued momentum in our Local business as we enter 2026 as a result of improved sales colleague retention. The performance of our Local business will progress further due to our focused initiatives. Sysco has grown our market share in the $370 billion Food Away from Home industry for four consecutive years, and we expect our ability to continue gaining share profitably to accelerate in the years ahead.

SYSCO CORPORATION // 2025 Proxy Statement	3
LETTER FROM OUR CHAIR OF THE BOARD & CEO AND LEAD INDEPENDENT DIRECTOR
Strong Governance Drives Long-Term Value
Sysco’s Board of Directors continues to ensure sound governance, strategic clarity, and lasting value creation. The Board collectively brings a broad and complementary set of skills, including executive leadership, financial expertise, global operations, digital technology and cybersecurity, and deep industry knowledge in consumer goods and foodservice. In addition, the Board benefits from strong capabilities in human capital management, sustainability, legal and regulatory compliance, strategy development, and risk oversight. Their experience spans public company board service, M&A and integration, supply chain and distribution, and marketing and sales, positioning the Board to effectively guide the company in a dynamic and evolving marketplace.
Over the past five years, we have thoughtfully refreshed our Board of Directors, welcoming five new members, enhancing industry insight, strategic depth, and diversity of both background and thought. These additions have positioned Sysco to navigate complexity, foster innovation, and deliver long-term shareholder value. We will continue to ensure our Board structure aligns with our evolving business needs and shareholder expectations.
Committed to Shareholder Engagement and Transparency
Sysco values shareholder insights and perspectives and maintains regular engagement with them across global markets. We prioritize transparency and responsiveness in our engagement efforts, with members of our Board of Directors actively participating in select conversations.
We encourage you to review the Proxy Statement and cast your vote in support of Sysco’s strategy, leadership, and governance.
Your involvement plays a crucial role in helping us advance our mission and create meaningful impact for our customers, colleagues, and shareholders. Voting instructions are included with the materials accompanying this letter.
Thank you for your continued trust and investment in Sysco. We want to extend our heartfelt appreciation to our 75,000 colleagues worldwide for their unwavering dedication and daily commitment to serving our customers and driving our strategy forward. We look forward to your participation in the Annual Meeting and to another successful year of progress and performance.
Warmest regards,

Kevin Hourican Chair of the Board and Chief Executive Officer	Larry Glasscock Lead Independent Director

4	SYSCO CORPORATION // 2025 Proxy Statement
NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS
1390 Enclave Parkway,
Houston, TX 77077-2099

WHEN

Friday, November 14, 2025,
at 9:00 a.m. (Central)

WHERE

The meeting will be held virtually at
virtualshareholdermeeting.com/SYY2025

RECORD DATE

Only stockholders of record at the close
of business on September 17, 2025 will
be entitled to receive notice of and vote.
MEETING AGENDA
The Annual Meeting of Stockholders (the “Annual Meeting”) of Sysco Corporation, a Delaware corporation (“Sysco”, the
“Company”, “we”, “us” or “our”), will be held on Friday, November 14, 2025 at 9:00 a.m. (Central Time). During the Annual Meeting
you will be asked to:

Item		Page Reference	Voting Recommendation
1	Elect 11 directors for a one-year term	11	FOR each nominee
2	Approve, on an advisory basis, the compensation paid to our named executive officers	34	FOR
3	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2026	68	FOR
4	Consider a stockholder proposal to adopt a policy requiring that the Board Chair and CEO roles be separate positions held by different people	69	AGAINST
5	Transact any other business as may properly be brought before the meeting or any adjournment or postponement thereof.	n/a	N/A
We are holding the Annual Meeting in a virtual-only meeting format. You will not be able to attend the Annual Meeting at a physical location. We believe a virtual meeting will provide all stockholders a consistent experience and allow you to participate in the Annual
Meeting, regardless of your physical location. You will be able to submit questions during the meeting using online tools, providing the opportunity for meaningful engagement with the Company. For more information about the virtual-only meeting format, please see Question 5, “How do I attend the Annual Meeting?” on page 77 of the accompanying Proxy Statement. We encourage you to vote your proxy in advance of the Annual Meeting, even if you plan to attend, to ensure that your shares are represented.
Voting Your Proxy

By Telephone See the instructions at www.proxyvote.com.	By Internet See the instructions at www.proxyvote.com. You will need to enter the 16-digit control number found on the notice or proxy card, as applicable, at the time you log in to the meeting.	By Mail If you requested a paper copy of the Proxy Statement, complete the enclosed proxy card, including your signature and the date, and return in the enclosed postage-paid envelope.
Dated and first mailed to stockholders on or about October 2, 2025 Houston, Texas
By Order of the Board of Directors
Jennifer K. Schott
Executive Vice President, Chief Legal Officer & Secretary

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on November 14, 2025
The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K
for the fiscal year ended June 28, 2025 are available at www.proxyvote.com.

SYSCO CORPORATION // 2025 Proxy Statement	5
BUSINESS HIGHLIGHTS
FY25 REVIEW

$81.4B SALES +3.2% VS. LY	$3.5B ADJUSTED OPERATING INCOME* +1.2% VS. LY

$2.5B CASH FROM OPERATIONS	$2.3B TOTAL VALUE RETURNED TO SHAREHOLDERS THROUGH DIVIDENDS AND SHARE BUYBACKS
Recipe for Growth
Sysco's growth strategy is grounded in our Purpose, continuing to fuel our business transformation and enabling us to grow net sales 3.2% in FY25.
FY25 Sales by Customer Type

7%
Travel & Leisure
8%
Healthcare
8%
Education &
Government
17%
Other
60%
Restaurants

■	Restaurants	■	Healthcare
■	Other	■	Travel & Leisure
■	Education & Government

337 DISTRIBUTION FACILITIES

19K APPROX. VEHICLES ON THE ROAD

75K+ COLLEAGUES ACROSS THE GLOBE

730K APPROX. CUSTOMER LOCATIONS

Forward-Looking Statements:
Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They
include statements that express management’s expectations or beliefs regarding the future. These statements involve risks and uncertainties and are based on management's current expectations and estimates; actual results may differ materially. For a discussion of the risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking statements expressed herein, see the Company’s Annual Report on Form 10-K for the year ended June 28, 2025, as filed with the
SEC, and the Company’s subsequent filings with the SEC (www.sec.gov), and also available on the Company's website at
investors.sysco.com. Sysco does not undertake to update its forward-looking statements, except as required by applicable law.
*See Annex I - Non-GAAP reconciliations

6	SYSCO CORPORATION // 2025 Proxy Statement
BUSINESS HIGHLIGHTS
Sustainability Highlights
Sysco is committed to caring for people, sourcing products responsibly, and protecting the planet. Program highlights from the last fiscal year include:

PEOPLE
•Volunteer hours increased nearly 50% from prior year during Sysco’s Global Purpose Month in November to more than 25,000 hours involving more than 5,000 employees, 190 sites and 1,200 charities.
•Sysco’s Environmental Health and Safety (“EHS”) team is helping to ensure that each colleague gets home safely every day and has launched a highly successful safety campaign “safety is our main ingredient”. Their efforts have helped Sysco achieve an average 18% reduction in total recordable injuries in FY25 from FY24, while also achieving a double-digit percentage decrease in lost time injury rates over the same period.
•Sysco continues to foster a high-performance culture, as reflected in our 79% employee engagement rate and record 92% participation in our annual Sysco Speaks Survey. Key indicators such as supervisor effectiveness, intent to stay, and workplace recommendation all improved year-over-year, underscoring our commitment to colleague satisfaction and retention

PRODUCT
•Our One Planet. One Table. product assortment has been growing faster than the conventional assortment.
We plan to build on this success by penetrating further into existing accounts with key customers, creating enhancements to SHOP, Sysco’s online sales platform and developing increasing awareness within Sysco and our customers.
•Sysco’s second annual Packathon, a contest where suppliers and packaging producers submit innovative packaging solutions, was a huge success. Five finalists were chosen from 81 submissions, with the winning innovator presenting a new corrugate solution using upcycled food waste such as cocoa husks, rice hulls, potato skins.
•Sysco strengthened its Food Safety and Quality Assurance practices in FY2025 by investing in advanced field inspection technologies and launching a company-wide ‘Back to the Basics’ campaign to reinforce food safety culture. Additionally, Sysco hosted the 2025 Food Safety Education Conference, underscoring our commitment to consumer education and industry leadership.

PLANET
•Sysco broke ground on a new virtual power purchase agreement (VPPA) in Oklahoma. The 250 MW solar project which started construction in April, will provide Sysco with enough renewable power to cover up to
75% of the Company’s U.S. power needs. The project is expected to be operational by the end of 2026.
•One of the 2024 finalists of the Packathon packaging competition has made great progress in replacing Sysco brand seafood Styrofoam containers with new more durable 100% recyclable box packaging. We have rolled this out to our Buckhead and Newport sites.

For further discussion of Sysco’s sustainability (“Sustainability”) strategy and long-term goals, see our website at www.sysco.com in the “Sustainability” section. This Proxy Statement includes several website addresses and references to additional materials found on those websites, including www.sysco.com. These websites and materials are not incorporated by reference herein.

SYSCO CORPORATION // 2025 Proxy Statement	7
PROXY STATEMENT SUMMARY
The Annual Meeting of Stockholders (the “Annual Meeting”) of Sysco Corporation, a Delaware Corporation (“Sysco”, the
“Company”, “we,” “us,” or “our”), will be held on Friday, November 14, 2025, at 9:00 a.m. (Central Time). The meeting will be held virtually at virtualshareholdersmeeting.com/SYY2025.
Only stockholders of record of Sysco’s common stock (“Common Stock”), at the close of business on September 17, 2025, (the
“Record Date”), are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the record date, there were 478,507,440 shares of Common Stock issued and outstanding. Each stockholder is entitled to one vote for each shared owned on the record date on each matter presented at the Annual Meeting. A list of stockholders entitled to notice of and to vote at the Annual Meeting will be made available during regular business hours at the offices of Sysco Corporation, 1390 Enclave Parkway, Houston, Texas 77077-2099 for a ten-day period ending on the day before the Annual Meeting for examination by any stockholder for any purpose germane to the Annual Meeting.
This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For complete information about
Sysco’s performance, please see our Annual Report on Form 10-K for the fiscal year ended June 28, 2025.

Item 1	Election of Directors
	The Board recommends a vote FOR each director nominee.	See Page 11
DIRECTOR NOMINEES

Name	Age	Director Since	Independent	Other Company Boards	Committee Memberships(1)
Daniel J. Brutto Former President, UPS International and Senior Vice President, United Parcel Service, Inc.	69	September 2016	YES	1
Francesca DeBiase Former Executive Vice President Chief Global Supply Chain Officer, McDonald’s Corporation	59	November 2023	YES	1
Ali Dibadj Chief Executive Officer at Janus Henderson Group plc	50	January 2022	YES	1
Larry C. Glasscock(2) Former Chairman of the Board of Directors, CEO and President of WellPoint, Inc. (now Elevance, Inc.)	77	September 2010	YES	1
Jill M. Golder Former Senior Vice President and Chief Financial Officer, Cracker Barrel Old Country Store, Inc.	63	January 2022	YES	1
Bradley M. Halverson Former Group President, Financial Products and Corporate Services and Chief Financial Officer of Caterpillar Inc.	65	September 2016	YES	2
John M. Hinshaw Former GMD Chief Operating Officer, HSBC Group Management Services, Ltd.	55	April 2018	YES	1

8	SYSCO CORPORATION // 2025 Proxy Statement
PROXY STATEMENT SUMMARY
Item 1 Election of Directors

Name	Age	Director Since	Independent	Other Company Boards	Committee Memberships(1)
Kevin P. Hourican(3) Chair of the Board and Chief Executive Officer, Sysco Corporation	52	February 2020	NO	1
Roberto Marques Former Director, Executive Chairman and CEO of Natura & Co. Holdings SA	60	August 2024	YES	2
Alison Kenney Paul Managing Director, Global Alliances Google, Inc.	67	January 2022	YES	0
Sheila G. Talton President and Chief Executive Officer of Gray Matter Analytics	72	September 2017	YES	2
(1)Full committee names are as follows:

Audit	Executive	Sustainability	Chair
Compensation & Leadership Development	Corporate Governance & Nominating	Technology
(2)Mr. Glasscock currently serves as Lead Independent Director. For more details, see page 16
(3)Mr. Hourican currently serves as the Chair of the Board. For more details, see page 18.
Director Nominee Tenure, Independence and Representation
TENURE

1
10+ years
6 Years
Average Tenure
4
7-10 years
6
≤6 years

■	≤6 years
■	7-10 years
■	10+ years
INDEPENDENCE

■	Independent
■	Non-Independent
REPRESENTATION

5
Non-Diverse
55%
Diverse
6
Female and
Racial/Ethnic
Minorities

■
Female and Racial/ Ethnic Minorities
■	Non-Diverse

SYSCO CORPORATION // 2025 Proxy Statement	9
PROXY STATEMENT SUMMARY
Item 2 Advisory Vote to Approve Executive Compensation
Governance Profile

Board Composition

Lead Independent Director

15-year limit on director tenure

Annual Board and committee self-evaluations

Periodic 360-degree individual director performance evaluations

Annual election of all directors

Limits to additional public company boards on which a non-employee director and employee director can sit

Regular Executive Sessions of Independent Directors

Members of the Audit Committee may not serve on more than two other public company audit committees

Corporate Governance

Proxy access

Stockholder right to call a special meeting

Stock ownership requirements for all directors and executives

Single class of voting stock

Regular engagement with stockholders

Majority voting standard

Item 2	Advisory Vote to Approve Executive Compensation
	The Board recommends a vote FOR this proposal.	See Page 34
The Compensation and Leadership Development Committee (the “CLD Committee”) believes in structuring executive compensation programs to drive performance while balancing risk and reward with the interests of our stockholders. A significant portion of our executive compensation programs are "variable" and linked directly to our performance, with a primary focus on long-
term equity awards that are closely tied to stockholder returns and the achievement of strategic long-term business objectives. Our executive compensation programs are reviewed annually and changes made as a result of stockholder feedback, recommendations by our independent compensation consultant and the experienced judgment of our CLD Committee.
To reinforce accountability and alignment with stockholder interests, our executives are subject to minimum stock ownership requirements and are strictly prohibited from engaging in hedging or pledging activities involving our Common Stock. Also, to uphold transparency and integrity, executive compensation is governed by a robust clawback policy, enabling the recovery of specific compensation in the event of a restatement of financial results that impacts incentive-based compensation previously paid or instances of certain misconduct by an executive officer.

10	SYSCO CORPORATION // 2025 Proxy Statement
PROXY STATEMENT SUMMARY
Item 3 Ratification of the Appointment of Independent Registered Public Accounting Firm

What We Do	What We Don’t Do

  Pay for performance – Link a significant percentage of total compensation to company-wide and individual performance.
  Annual “Say on Pay” – Seek an advisory vote from stockholders on our executive compensation programs on annual basis.
  Independent compensation consultant – Select and engage an independent compensation consultant to advise on our executive compensation programs.
  Risk assessment – Perform an annual risk assessment of our executive compensation programs to identify practices that may encourage employees to take unnecessary or excessive risk.
  Clawback policies – Recover erroneously awarded incentive-based compensation to named executive officers (“NEOs”) following a financial restatement or for NEOs who engage in misconduct that results in either material financial or reputational harm to Sysco.
  Double trigger change-in-control – Include a double-trigger that requires both a change in control and an involuntary termination within 24 months for accelerated vesting of Long-Term Incentive Plan (“LTIP”) awards.
  Robust stock ownership guidelines – Require stock ownership equal to
7x base salary for CEO, 4x base salary for executive vice presidents, 2x base salary for senior vice presidents and 5x annual cash retainer for our directors.
  Limited trading windows – Require our executive officers to conduct all transactions in shares of Sysco Common Stock through pre-approved Rule
10b5-1 trading plans.

    No repricing or
exchange of underwater
stock options without
stockholder approval.
    No excise tax gross
ups upon a change
in control.
    No unearned dividends
paid. Pay dividend
equivalents on our
Performance Share
Units (“PSUs”) and
Restricted Stock Units
(“RSUs”) only if and
when the underlying
awards are earned
and delivered.
    No excessive
perquisites.
    No stock hedging or
pledging by our NEOs,
directors, or other
specified “insiders.”

Item 3	Ratification of the Appointment of Independent Registered Public Accounting Firm
	The Board recommends a vote FOR this proposal.	See Page 68
The Audit Committee of the Board has appointed Ernst & Young LLP ("Ernst & Young") as Sysco’s independent registered public accounting firm for fiscal year 2026. Ernst & Young has served as the Company’s independent registered public accounting firm, providing auditing, financial and tax services, since fiscal year 2002. In determining to appoint Ernst & Young, the Audit Committee carefully considered Ernst & Young’s past performance for the Company, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards.

Item 4	Stockholder Proposal to Adopt a Policy Requiring that the Board Chair and CEO Roles be Separate Positions Held by Different People
	The Board recommends a vote AGAINST this proposal.	See Page 69

SYSCO CORPORATION // 2025 Proxy Statement	11
BOARD OF DIRECTORS
MATTERS

Item 1	Election of Directors
The Board of Directors unanimously recommends a vote FOR each of the nominees.
ELECTION OF DIRECTORS
Election Requirements
The Company’s Amended & Restated Bylaws (the “Bylaws”) provide for majority votes cast standard in uncontested director elections, meaning that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.
The Company does not permit cumulative voting. Any incumbent director who is not re-elected in an uncontested election is required to tender the director’s resignation to the Corporate Governance & Nominating Committee (the “Governance Committee”).
The Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken.

12	SYSCO CORPORATION // 2025 Proxy Statement
BOARD OF DIRECTORS MATTERS
Election of Directors
The Board must act on the recommendation within 120 days following certification of the stockholders’ vote and will promptly disclose its decision regarding whether to accept the director’s resignation offer. The director who tenders a resignation may not participate in these deliberations of the Governance Committee or the Board. In contested elections, where there are more nominees than seats on the Board, directors are elected by a plurality vote, meaning that the nominees who receive the most votes of all the votes cast for directors will be elected.
Director Candidates Identified by the Board and Management
In identifying candidates for election to the Board, the Governance Committee will determine which of the incumbent directors has an interest in being nominated for re-election at the next annual meeting of stockholders. The Governance Committee will also identify and evaluate new candidates for election to the Board for the purpose of filling vacancies.
To that end, the Governance Committee generally engages a professional search firm to assist in identifying qualified candidates and may solicit recommendations for nominees from current members of the Board and Sysco’s management. When engaging a search firm, the Governance Committee will determine its fees and scope of engagement.
How We Evaluate Director Candidates
In evaluating all incumbent and new director candidates that the Governance Committee determines merit consideration, the
Governance Committee will:
•Cause to be assembled information concerning the candidates background and qualifications, including information required to be disclosed in a Proxy Statement, and any relationship between the candidate and the person or people recommending the candidate;
•Determine if the candidate demonstrates the characteristics that we require of all directors, described below;
•Consider the candidate’s skills, experience and qualifications in the context of the composition of the Board as a whole and the
Company’s strategic priorities;
•Consider the absence or presence of material relationships with Sysco that might impact the candidate’s independence;
•Consider the contribution the candidate can be expected to make to the overall functioning of the Board;
•Consider the candidate’s capacity to be an effective director in light of the time required by the candidate’s primary occupation and service on other boards;
•Consider, with respect to an incumbent director, whether the director satisfactorily performed his or her duties as a director during the preceding term, including attendance and participation at Board and committee meetings, and made other contributions as a director; and
•Consider, values of all dimensions of diversity among nominees, differences in background, professional and life experiences yield innovation, enhanced perspective, and higher quality decision-making similar to how Sysco aspires to create a global culture of inclusion – one where every colleague, customer, supplier and partner is respected, valued, and empowered to contribute.
In its discretion, the Governance Committee may designate one or more of its members, or the entire Governance Committee, to interview any proposed candidate. Based on all available information and relevant considerations, the Governance Committee will recommend to the full Board for nomination those candidates who, in the judgment of the Governance Committee, are most appropriate for membership on the Board based on each candidate’s characteristics, skills and qualifications.
Director Qualifications and Board Succession
The Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite characteristics, skills and qualifications that directors and director candidates should possess individually and in the broader context of the Board’s overall composition and the Company’s business and structure. This review includes consideration of skills, experience, time available and the number of other boards for which the individual serves as a director, and such other criteria as the Governance Committee determines to be relevant at the time. The Governance Committee is responsible for developing a succession plan for the Board and making recommendations to the Board regarding director succession.

SYSCO CORPORATION // 2025 Proxy Statement	13
BOARD OF DIRECTORS MATTERS
Election of Directors
Director Qualifications
The Board, as recommended by the Governance Committee, has determined that the qualifications described below are the qualifications most significant for the Board to possess, collectively, to guide management in the achievement of the Company’s strategic priorities. The table below also shows how the Board believes these qualifications are distributed among our director nominees. The priorities and emphasis of the Governance Committee and of the Board with regard to these qualifications will change from time to time as the Company’s strategic priorities and the composition of the Board evolve.

Director Qualifications
Accounting/Audit/ Financial Reporting	8
Business Operations	10
Distribution/Supply Chain	7
Executive Leadership/ Management	11
Finance	10
Foodservice Industry Experience	4
HR/Human Capital Management/Large Workforce	10
International/Global	9
M&A/Integration	8
Marketing/Sales/ Merchandising	7
Public Company Board Service	10
Risk Oversight/ Management	10
Strategy Development	11
Sustainability/Responsible Growth	6
Digital Technology/ Cybersecurity	5

14	SYSCO CORPORATION // 2025 Proxy Statement
BOARD OF DIRECTORS MATTERS
Nominees for Election as Directors at the Annual Meeting
NOMINEES FOR ELECTION AS DIRECTORS
AT THE ANNUAL MEETING:
The Board of Directors has nominated the 11 individuals identified below for election as directors to serve for one-year terms or until their successors are elected and qualified. Each of the nominees are currently serving as a director of Sysco, and each nominee consented to serve if elected. The Board believes the nominees’ combined qualifications, skills, and experience will contribute to an effective and well-functioning Board.
Although management does not anticipate the possibility, if any nominee becomes unable to serve as a director before the Annual
Meeting, the proxies will vote for any nominee designated by the present Board to fill the vacancy.

Age: 69 Director since: September 2016 Committees: •Corporate Governance & Nominating •Sustainability (Chair) •Executive	DANIEL J. BRUTTO

Executive Experience:
•Executive chairman of Radial, Inc., a privately held global fulfillment, customer care and technology company
(2016-2017) and as Vice Chairman of eBay Enterprise/Innotrac, the predecessor business to Radial (2015-2016).
•President of UPS International and Senior Vice President of United Parcel Service, Inc. (“UPS”)(2008-2013).
•President, Global Freight Forwarding, for UPS (2006 to 2007), and corporate controller (2004-2006).

Additional Leadership Experience:
•Director of Illinois Tool Works, Inc. (NYSE:ITW) ( 2012-present).
•Board of UNICEF (2009-2020).
•Served on the board of the U.S. China Council (2008-2013), the Guangdong Economic Council (2010-2013) and
Turkey Economic Advisory Council (2008-2013) and as a delegate to the World Economic Forum, Davos,
Switzerland (2009-2013).

Key Qualifications:
•Mr. Brutto held several leadership roles with increasing levels of responsibility, during his close to 40-year career at UPS. Through these roles, he garnered significant experience across strategy development, business operations, logistics, marketing and finance, which allows him to offer valuable insight to the Board regarding the operation and oversight of a major global company.
•Mr. Brutto’s experience at UPS provides him with significant knowledge of supply chain management and associated risk oversight, which brings an invaluable perspective to the Board as the Company navigates a complex global distribution network.
•Through his tenure as a public company director at both Illinois Tool Works and Sysco, Mr. Brutto has gained valuable experience overseeing sustainability and Responsible Growth matters, which provides invaluable insight to the Board on the Company’s sustainability strategies and enterprise risk.

SYSCO CORPORATION // 2025 Proxy Statement	15
BOARD OF DIRECTORS MATTERS
Nominees for Election as Directors at the Annual Meeting

Age: 59 Director since: November 2023 Committees: •Audit •Sustainability	FRANCESCA DEBIASE

Executive Experience:
•Corporate Executive Vice President, Chief Global Supply Chain Officer of McDonald’s Corporation (“McDonald’s”)
(2020-2022).
•McDonald’s Executive Vice President, Chief Global Supply Chain and Sustainability Officer 2018-2020 and Senior
Vice President, Chief Global Supply Chain and Sustainability Officer (2015- 2018).
•Joined McDonald’s in 1991, and held several management roles in McDonald’s supply chain and finance organizations in the U.S. and internationally.
•Auditor in the retail and consumer products industry with Ernst & Young, LLP in 1988.

Additional Leadership Experience:
•Director of Norfolk Southern Corporation (NYSE: NSC) (2023-present).
•Board member (2021-present) and chair (since 2025) of The Chicago Network, and a member of The Belizean
Grove (2018-present).
•Member of the Board of Governors of the Metropolitan Planning Council, Chicago, Illinois (2018-2022), Board of
Advisors, Quinlan School of Business at Loyola University Chicago (2018-2021) and the Chicago council on
Global Affairs (2020-2023).
•Executive Sponsor to McDonald’s Women’s Leadership Network (2015-2021).

Key Qualifications:
•Ms. DeBiase gained executive leadership experience and management skills during her 30-year career at
McDonald’s where she held various executive level roles, most recently as Executive Vice President and Global
Chief Supply Chain Officer and as Executive Vice President and Chief Supply Chain and Sustainability Officer.
•Through her experience at McDonald’s, Ms. DeBiase developed deep expertise in supply chain and sustainability, pioneering the development of a combined supply chain/sustainability operation, and garnered significant experience with international business through residing in Europe. Ms. DeBiase was also responsible for developing and executing sustainable sourcing strategies across McDonald’s global supply chain to ensure safety, quality, and sustainable leadership in the industry.
•Ms. DeBiase gathered significant board room experience, serving for five years as management’s representative for the Sustainability and Corporate Responsibility Committee of the McDonald’s board of directors and regularly attending meetings of the board to present on strategic plans and lead discussions of supply chain, enterprise risk and sustainability matters.
•Ms. DeBiase’s experience at Ernst & Young and McDonald’s provides her with significant knowledge of accounting and auditing and corporate finance.

Age: 50 Director since: January 2022 Committees: •Audit •Sustainability	ALI DIBADJ

Executive Experience:
•Director and CEO of Janus Henderson Group plc (“Janus”) (NYSE: JHG) (2022-present).
•CFO and/or Head of Finance and then as CFO and Head of Strategy (2020-2022) of AllianceBernstein Holding
L.P. (“AB”).
•Prior to this role, held several roles with AB since 2006, including Senior Research Analyst, where he was ranked
#1 12 times for his coverage of consumer companies.
•Spent almost a decade in management consulting, including roles at McKinsey & Company and Mercer (now known as Oliver Wyman).

Key Qualifications:
•Mr. Dibadj’s tenure has CEO at Janus and as CFO and Head of Strategy at AB provides him with substantial experience in finance and accounting, executive leadership, communications, investor relations, risk management, mergers and acquisitions and strategy development.
•From his role as CEO at Janus, and through his prior role as CFO and Head of Strategy at AB, Mr. Dibadj has extensive background in overseeing the strategic direction and overall day-to-day management of global asset management businesses. These responsibilities have allowed him to bring an invaluable perspective to his role on the Board, including on matters related to corporate governance, sustainability and executive compensation.
•Mr. Dibadj’s familiarity with the consumer sector gained through his time as a highly recognized consumer research analyst provides a unique skillset to the Board and improves its oversight capabilities regarding corporate strategy.

16	SYSCO CORPORATION // 2025 Proxy Statement
BOARD OF DIRECTORS MATTERS
Nominees for Election as Directors at the Annual Meeting

Age: 77 Director since: September 2010 Lead Independent Director since: April 2024 Committees: •Corporate Governance and Nominating •Compensation and Leadership Development •Executive	LARRY C. GLASSCOCK

Executive Experience:
•Chairman of WellPoint, Inc. (now Elevance Health, Inc.), (NYSE: ELV) (2005-2010) and President and CEO of
WellPoint, Inc. (2004-2007).
•President and CEO of Anthem, Inc. (now Elevance Health, Inc.) 2001-2004, and Chairman (2003-2004).
•COO of CareFirst, Inc., President and CEO of Group Hospitalization and Medical Services, Inc., President and
COO of First American Bank, N.A., and President and CEO of Essex Holdings, Inc.

Additional Leadership Experience:
•Director of Simon Property Group, Inc. (NYSE: SPG) (2010-present) and Lead Independent Director
(2014-present).
•Director of Zimmer Biomet Holdings, Inc. (NYSE: ZBH) (2001-2021) and Independent Chairman (2013-2021).
•Director of Sprint Nextel Corporation (2007-2013).

Key Qualifications:
•Mr. Glasscock brings insightful experience to the Board regarding customer-focused, successful growth strategies gained through his time at Elevance Health, Inc., where he played a major role in transforming the company from a regional health insurer into a national healthcare leader.
•Throughout his career, he has developed expertise in understanding the successful integration of corporate cultures and the associated team building and human capital development, a vital perspective for the Board when evaluating acquisition targets.
•Through his executive experience, he has built a strong understanding of effective team building and human capital development, which are extremely valuable to Sysco, as management development and succession planning remain top priorities of executive management and the Board.
•Mr. Glasscock also brings considerable financial experience, gained during his time supervising the CFOs of major corporations and earlier in his career, serving as a bank officer lending to major corporations.
•Mr. Glasscock has significant experience as a public company director and as a member of various committees related to important board functions, including audit, finance, governance and compensation.

Age: 63 Director since: January 2022 Committees: •Audit Committee •Compensation and Leadership Development •Technology	JILL M. GOLDER

Executive Experience:
•Senior Vice President and CFO of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel”)(2016-2020).
•Finance leadership roles at Ruby Tuesday, Inc. (“Ruby Tuesday”), including as Executive Vice President and
CFO (2014-2016).
•Spent 23 years at Darden Restaurants, Inc., where she served in finance positions of increasing responsibility for several Darden brands, including Senior Vice President of Finance for Olive Garden, Smokey Bones, Specialty
Restaurant Group and Red Lobster.

Additional Leadership Experience:
•Director of ABM Industries Incorporated (NYSE: ABM) (2019-present).
•Director of MOD Superfast Pizza Holdings, LLC, a private company (2021-2024).
•Director of IZEA Worldwide, Inc. (NASDAQ: IZEA) ( 2015-2019 and in 2021).

Key Qualifications:
•Through her roles at both Cracker Barrel and Ruby Tuesday, Ms. Golder gained significant executive leadership experience within the foodservice industry, enabling her to provide expert insight to the Board and guidance to our management team.
•Ms. Golder’s deep expertise in the areas of accounting, audit and financial reporting are integral to her role on the
Board, and her experience across investor relations, distribution, supply chain, risk management and cybersecurity efforts enables her to provide invaluable insight to the Board on the Company’s strategic focus areas.

SYSCO CORPORATION // 2025 Proxy Statement	17
BOARD OF DIRECTORS MATTERS
Nominees for Election as Directors at the Annual Meeting

Age: 65 Director since: September 2016 Committees: •Audit (Chair) •Compensation and Leadership Development •Executive	BRADLEY M. HALVERSON

Executive Experience:
•Spent the majority of his nearly 30-year career at Caterpillar, Inc. (“Caterpillar”), most recently serving as Group
President, Financial Products and Corporate Services and CFO (2013-2018).
•Served in various leadership roles at Caterpillar (1988-2012), including Corporate Controller (2007-2010) and
Vice President, Financial Services Division (2010-2012).
•Spent some time outside of the U.S. 1993-1996 with Caterpillar Overseas, S. A., where he was a strategy and planning consultant and then a controller in Europe.
•Gained experience working for PricewaterhouseCoopers LLP prior to joining Caterpillar in 1988.

Additional Leadership Experience:
•Director of Constellation Energy Corporation (NASDAQ: CEG) (2022-present).
•Director of Lear Corporation (NYSE: LEA) 2020-present).
•Director of Satellogic, Inc. (NASDAQ: SATL) (2022-2024).
•Member of the Board of Trustees of the Easterseals Central Illinois Foundation and previously a Chairman of the
Board of Directors of Easterseals Central Illinois and Treasurer of the Easterseals Central Illinois Foundation.
•Previously a member of the Executive Committee of the U.S. Chamber of Commerce.

Key Qualifications:
•Mr. Halverson’s nearly 30-year career with Caterpillar and his time with PricewaterhouseCoopers LLP, provided him with deep expertise in accounting, financial reporting and corporate finance, which equips him to bring his valuable perspective to the Board, particularly through his role as Audit Committee Chair.
•Mr. Halverson’s significant experience in the areas of executive leadership and management, corporate strategy development, mergers and acquisitions, risk management, information technology systems oversight and international business, gained through his senior roles at Caterpillar, allows him to exercise effective oversight of Sysco’s management team’s strategic execution, as well as the Company’s human capital management initiatives.

Age: 55 Director since: April 2018 Committees: •Corporate Governance & Nominating (Chair) •Compensation and Leadership Development •Executive •Technology	JOHN M. HINSHAW

Executive Experience:
•Group Chief Operating Officer of HSBC Group Management Services, Ltd. (2020-2024).
•Executive Vice President, Technology and Operations, of Hewlett Packard Company (“Hewlett Packard”)
(2011-2015), at which time he joined Hewlett Packard Enterprise Company (spun-off from Hewlett Packard) as the Executive Vice President, Technology and Operations and Chief Customer Officer (2016).
•Vice President and General Manager for Boeing Information Solutions at The Boeing Company (“Boeing”)
(2010-2011), and Chief Information Officer (2007-2010), leading Boeing’s companywide corporate initiative on information management and information security.
•Spent 14 years at Verizon Communications where, among several senior roles of increasing responsibility, he served as Senior Vice President and Chief Information Officer of Verizon Wireless, overseeing the IT function of the wireless carrier.

Additional Leadership Experience:
•Director of Genpact, Ltd. (NYSE: G) (2025-present).
•Director of Illumio, Inc. (a cyber security company) (2018-present).
•Director of The Bank of New York Mellon Corporation (NYSE: BK) (2014-2019) and DocuSign, Inc. (NASDAQ:
DOCU) (2014-2020), publicly listed in April 2018.
•Proprietor of Blackbird Vineyards LLC (a wine company).

Key Qualifications:
•Mr. Hinshaw’s tenure in leadership roles with global public companies in industries deeply rooted in technology provides him with insight and hands-on experience with the operations of large, complex organizations and expertise in both information technology and management, enabling him to effectively oversee Sysco management, especially with regard to the execution of business technology initiatives that are vital to maintaining our global distribution and supply chain network.
•Mr. Hinshaw’s extensive public company board experience, provides him with valuable insight into corporate governance, sustainability and executive compensation matters.

18	SYSCO CORPORATION // 2025 Proxy Statement
BOARD OF DIRECTORS MATTERS
Nominees for Election as Directors at the Annual Meeting

Age: 52 Director since: February 2020 Chair of the Board since: April 2024 Committees: •Executive (Chair)	KEVIN P. HOURICAN

Executive Experience:
•CEO of the Company (2020-present), and Chair of the Board (2024-present). He has served as a member of
Sysco’s Board since 2020. Leading the Company’s large-scale, customer-focused and growth-related transformation, aimed at further improving the way Sysco supports its customers and accelerating profitable sales growth. Since Mr. Hourican joined Sysco, the Company’s focus on elevating customer experience, expanding our specialty distribution reach, and penetrating new international markets has resulted in consistent market share gains and record-breaking financial performance.
•Executive Vice President of CVS Health Corporation, a premier health innovation company, and President of CVS
Pharmacy, overseeing CVS Health’s $85 billion retail business, including 9,900 retail stores and over 200,000 employees, as well as merchandising, marketing, supply chain, real estate, front store operations, pharmacy growth, pharmacy clinical care and pharmacy operations.
•Held executive leadership roles at Macy’s prior to joining CVS Health.

Additional Leadership Experience: •Director of Tapestry, Inc. (NYSE: TPR) (2024-present). •Member of the Wall Street Journal CEO Council (2020-present) and the Business Roundtable (2020-present).

Key Qualifications:
•Mr. Hourican’s various operations and management positions within CVS Health and Macy’s and his experience at Sysco, demonstrates his extensive experience and knowledge in the areas of executive leadership and management, corporate strategy development, distribution and supply chain management, merchandising and marketing.
•The Governance Committee and the Board believe that it is appropriate and beneficial to Sysco to have its CEO serve as management’s voice on the Board.

Age: 60 Director since: August 2024 Committees: •Audit •Sustainability	ROBERTO MARQUES

Executive Experience:
•Director, then Executive Chairman and CEO of Natura & Co. Holdings SA, a Brazilian global personal care cosmetic company (2016-2022).
•Executive Vice President and President, North America at Mondelēz International Inc. (2015-2017).
•Various global and senior executive positions for over 25 years at Johnson & Johnson in Latin America, North
America and European regions.

Additional Leadership Experience and Service:
•Director of Galderma Group AG (2025-present).
•Director of Alcoa Corporation (NYSE: AA) (2023-present).
•Director of We Mean Business Coalition, a global non-profit organization supporting businesses on climate change actions (2023-present).
•Member on Board of the United States Tennis Association Foundation (2017-present).
•Serves as a Senior Advisor of Bain & Company Consulting (2024-present)
•Served on the board of the United Nations Global Compact (2019-2023).
•Senior Advisor of the Carlyle Group (2023-2024).

Key Qualifications:
•During his tenure at Natura, a purpose-driven cosmetic group, Mr. Marques established a unique direct to customer, omnichannel experience with a strong digital/e-commerce platform in a relationship selling model.
Mr. Marques gained deep expertise in sustainability while at Natura and through his service on the board of the
We Mean Business Coalition as well as past roles with the United Nations Global Compact Board and the World
Economic Forum.
•Mr. Marques’s tenure as Executive Vice President and President for North America at Mondelēz International, a
company that globally markets snacking brands from Kraft, Nabisco, Cadbury, among others, provides him with deep, global foodservice experience.
•Mr. Marques’s experience during his more than 25 years at Johnson & Johnson, provides him with deep expertise mainly in Consumer Global managing roles, with sales, marketing, and supply chain operations.

SYSCO CORPORATION // 2025 Proxy Statement	19
BOARD OF DIRECTORS MATTERS
Nominees for Election as Directors at the Annual Meeting

Age: 67 Director since: January 2022 Committees: •Compensation and Leadership Development (Chair) •Corporate Governance & Nominating	ALISON KENNEY PAUL

Executive Experience:
•Managing Director, Global Alliances of Google, Inc. (2021-present).
•Vice Chairman and Leader of the U.S. Retail and Wholesale Distribution practice at Deloitte (2008-2021), and as a Senior Manager in the Consumer and Retail Industry focusing on Strategy and Operations (2002-2008).

Additional Leadership Experience and Service:
•President Elect/Vice President of the International Women's Forum, SoCal Membership Committee (2025-
present).
•Member of the National Board of Girls, Inc., (2017-2024). Girls, Inc. is a not-for-profit organization serving over
150 thousand girls ages 6 to 18 each year and the National Retail Federation Board (2013-2018).
•Served as a member of Deloitte's Nominating Committee (2020-2021).
•Co-Founder and President of the CPG/Retail industry organization Network of Executive Women (2003-2013).

Key Qualifications:
•Ms. Paul’s career at both corporations and a professional services firm, as well as early- and mid-stage startups, provides her with extensive experience in the areas of executive leadership, finance, corporate governance, human resources, talent management, global operations, marketing, sales and merchandising, strategy development and digital technology and cybersecurity.
•Ms. Paul’s leadership of a global technology-driven team and her years of experience advising leading consumer product industry companies on business development, strategic, and marketing initiatives position her to deliver insightful guidance to the Board and management team on Sysco’s strategic growth initiatives.

Age: 72 Director since: September 2017 Committees: •Corporate Governance and Nominating •Sustainability •Executive •Technology (Chair)	SHEILA G. TALTON

Executive Experience:
•President and CEO of Gray Matter Analytics, a firm focused on data analytics consulting services in the healthcare industry (2013-present).
•President and CEO of SGT Ltd., a firm that provides strategy and technology consulting services in the financial services, healthcare and technology business sectors (2011-2013).
•Vice President, Office of Globalization, for Cisco Systems, Inc. (2008-2011).
•Held other leadership positions at Cisco Systems, Inc., Electronic Data Systems Corporation and Ernst &
Young, LLP.

Additional Leadership Experience:
•Director of Deere & Company (NYSE: DE) (2015-present).
•Director of OGE Energy Corp. (NYSE: OGE) (2013-present).
•Board member of Chicago’s Northwestern Hospital Foundation, the Chicago Shakespeare Theater and the
Chicago Urban League (2001-present).

Key Qualifications:
•Ms. Talton’s extensive experience in executive leadership roles within the information technology system and cybersecurity industries, provides her with a valuable perspective on Sysco’s business technology initiatives and the Board’s approach to privacy and cybersecurity risk oversight.
•Ms. Talton’s service as an independent director for multiple public companies since 2010, provides her with extensive experience in executive compensation, corporate governance, risk management and audit and finance matters.

How to Contact the Board
Stockholders and other interested parties may communicate with the Chair of the Board, the Lead Independent Director, the
independent directors as a group, and the other individual members of the Board by confidential online submission or by mail. All appropriate correspondence will be delivered to the parties to whom they are addressed. Items unrelated to the duties and responsibilities of the Board, such as product inquiries and complaints, job inquiries, business solicitations, and junk mail will not be forwarded. You may access the form to communicate by confidential online submission on Sysco’s website at www.sysco.com under “Investors — Corporate Governance — Contact the Board.” You may contact any of our directors by mail in care of the
Corporate Secretary, Sysco Corporation, 1390 Enclave Parkway, Houston, Texas 77077.

20	SYSCO CORPORATION // 2025 Proxy Statement
BOARD OF DIRECTORS MATTERS
Board Refreshment
REQUIRED VOTE
Since the number of nominees timely nominated for the Annual Meeting does not exceed the number of directors to be elected, each director to be elected shall be elected if the number of votes cast for election of the directors exceeds those cast against.
Accordingly, abstentions and broker non-votes will not be relevant to the outcome.
Director Candidates Recommended by Stockholders
The Governance Committee will consider candidates recommended by stockholders, and will evaluate such candidates using the same criteria it uses to evaluate other candidates from other sources. Stockholders can recommend individuals for consideration by the Governance Committee by writing to the Corporate Secretary, 1390 Enclave Parkway, Houston, Texas 77077, and including the following information:
•The name and address of the stockholder;
•The name and address of the person to be nominated;
•A representation that the stockholder is a holder of the Sysco stock entitled to vote at the meeting to which the director recommendation relates;
•A statement in support of the stockholder’s recommendation, including a description of the candidate’s qualifications;
•Information regarding the candidate as would be required to be included in a Proxy Statement; and
•The candidate’s written, signed consent to serve if elected.
For additional information, please refer to “Presenting Business or Nominating Directors for Election” on page 73 below.
Proxy Access Director Candidates
Our “proxy access” bylaw provisions permit an eligible stockholder (or a group of up to 20 eligible stockholders), who has continuously owned, for a period of three years, at least 3% of the aggregate of our outstanding Common Stock, to nominate a number of director nominees equal to the greater of 20% (rounded down) of the total number of directors constituting our Board or two directors. These nominees will be included in our Proxy Statement for the relevant annual stockholders meeting if the nominating stockholder(s) and the respective nominee(s) comply with all applicable eligibility, procedural and disclosure requirements set forth in our Bylaws.
BOARD REFRESHMENT
Our Board recognizes the importance of consistent, deliberate Board refreshment and succession planning so that directors collectively have the skills, experience, and qualifications necessary for the Board to successfully establish and oversee management’s execution of the Company’s strategic priorities and to ensure that the long-term interests of stockholders are being served. In order to promote thoughtful Board refreshment, in 2016 our Board adopted a Board refreshment plan, pursuant to which the Board has nominated most of the current independent non-employee directors. The Governance Committee is responsible for developing a succession plan for the Board and on an annual basis, identifying and evaluating director candidates for election at the annual meeting. Five of our current independent directors have joined the Board in the past five years.
Regular Evaluation of Board Composition and Tenure
In identifying candidates for annual election to the Board, the Governance Committee determines which incumbent directors are willing to be nominated for re-election and will also identify and evaluate new candidates, when appropriate. The Governance
Committee reviews with the Board the requisite characteristics, skills and qualifications that nominees should possess individually and in the aggregate in the context of Sysco’s business and structure. The review includes consideration of the criteria set forth below and such other factors as the Governance Committee considers to be relevant at the time.

SYSCO CORPORATION // 2025 Proxy Statement	21
BOARD OF DIRECTORS MATTERS
Director Independence
The Governance Committee also considers tenure. Our director tenure guidelines provides that no non-employee director may be nominated for re-election if the director served 15 years as of the date of Board election unless the Board, upon recommendation from the Governance Committee, determines that it is in the best interest of the stockholders to extend the directors service for an additional period of time. Since these guidelines were adopted in 2016, the average tenure of independent director nominees declined from nine to six years and we have elected five new directors during such time.
In recognition of, among other things, Mr. Glasscock’s (i) valuable ongoing contribution as Lead Independent Director and (ii)
extensive institutional knowledge as an experienced, respected leader on the Board, the Board, as recommended by the
Governance Committee, has approved extending Mr. Glasscock’s service and requested that he stand for re-election at the Annual
Meeting. Although the Board considers the current average independent director tenure of six years to be appropriate, it remains committed to deliberate Board refreshment and succession planning.
DIRECTOR INDEPENDENCE
Our Corporate Governance Guidelines (the “Guidelines”) require that at least a majority of our directors meet the criteria for independence that the NYSE has established for continued listing, as well as the additional criteria set forth in the Guidelines. A copy of our Guidelines can be found on our website at https://investors.sysco.com/corporate-governance/overview. Additionally, we require that all members of the Audit Committee, the CLD Committee, and the Governance Committee be independent, that all members of the Audit Committee satisfy the additional requirements of the NYSE and SEC rules, and that all members of the CLD
Committee satisfy the additional NYSE requirements.
The Board considers all relevant facts and circumstances in making its independence determinations. The Board has reviewed all relevant relationships between those individuals who served as a director at any time during fiscal year 2025 and Sysco. The relationships reviewed included any described below under “Certain Relationships and Related Person Transactions” and several relationships that did not automatically impair independence under the NYSE standards or our Guidelines, either because of the type of affiliation between the director and the other entity or because the amounts involved did not meet the applicable These additional relationships included the following, which were considered by the Board at the time it made its independence determinations: (1) Mr. Dibadj’s service as Chief Executive Officer of an asset management company that owns less than 5% of
Sysco’s outstanding Common Stock based on its most recent public disclosure; (2) Mses. Golder, Paul and Talton and Messrs.
Halverson, Hinshaw and Marques serve as directors of companies that have an existing customer or supplier relationship with the
Company; (3) Mr. Halverson and Mses. Paul and Talton’s serve as directors of charitable organizations that are also customers of the Company; and (4) Mr. Hinshaw’s former service as an executive officer of a banking and financial services organization that provides commercial lending services to Sysco and his service as a director of a supplier of Sysco.
After reviewing this information, the Board has determined that no Board nominee, other than Mr. Hourican, has a material relationship with Sysco and that all nominees, other than Mr. Hourican, are independent under the NYSE standards and the categorical standards set forth in our Guidelines. The Board has also determined that each member of the Audit Committee, CLD
Committee and Governance Committee is independent. The Board has determined that no non-employee director received any compensation from Sysco at any time since the beginning of fiscal year 2025, other than in his or her capacity as a non-employee director, committee member, committee chair or Lead Independent Director.

22	SYSCO CORPORATION // 2025 Proxy Statement
CORPORATE GOVERNANCE
BOARD LEADERSHIP STRUCTURE
Our Guidelines provide the Board with flexibility to determine the leadership structure that best serves the interests of Sysco and our stockholders based on evolving needs. The Board regularly evaluates whether the roles of CEO and Chair of the Board should be combined or separated. We currently have a combined Chair of the Board and CEO leadership structure. The selection of
Mr. Hourican as Chair of the Board was a result of the Board’s implementation of a thoughtful succession plan and represents the
Board’s determination that having Mr. Hourican, our Company’s CEO, serve as Chair of the Board is in the best interest of our stockholders at this time. When the Chair of the Board and CEO roles are combined, our Guidelines require that the Board elect a
Lead Independent Director position to serve as the principal liaison between the independent directors and the CEO. Concurrent with the Board's selection of Mr. Hourican as Chair of the Board the Board elected Mr. Glasscock to serve as the Lead
Independent Director.
The Board views the current leadership structure as having the following advantages:
Strong Linkage Between Strategy and Company Performance. Mr. Hourican’s familiarity with Sysco’s business and his role in the day-to-day operations of the Company’s business position him to facilitate effective Board oversight of Sysco’s strategy, including enhancement of stockholder value and growth and expansion of the Company’s business.
Enhancement of Board Efficiency and Effectiveness. Mr. Hourican’s day‑to‑day role in managing our business and implementing strategy provides him with access to the people, information, and resources that allow him to efficiently identify and timely communicate significant business developments and sensitive matters to our independent directors.
Independent Governance Oversight. The Board believes that having a Lead Independent Director provides the Board with independent leadership and facilitates the independence of the Board from management. Our Lead Independent Director,
Mr. Glasscock, provides strong independent leadership and oversight, leveraging his substantial business experience, his service on our Board through multiple business cycles, and his prior role as Chair of our Governance Committee, where he guided a number of successful leadership transitions. This experience makes Mr. Glasscock a particularly valued advisor to our Chair of the
Board and CEO and provides him with a deep level of understanding of our business that enhances his independence from management. The Lead Independent Director’s clearly defined role and responsibilities as detailed below, coupled with leadership of each Board Committee by an independent director, ensures that the independent directors have the ability to devote Board attention to any matter they deem appropriate.
Robust Lead Independent Director Responsibilities:
•Presides at all meetings of the Board at which the Chair of the Board is not present, including executive sessions of the independent directors;
•Consults with the independent directors and serves as the primary liaison between the independent directors and the Chair of the Board and CEO;
•Provides guidance and coaching to CEO;
•Ensures effective communication among Board members;
•Establishes the agenda for, calling and presiding for each meeting of the independent directors as necessary or desirable;
•Consults with the CEO on the board agenda and ensures there is adequate time allotted for key topics;
•Approves materials sent to the Board;
•Evaluates, in collaboration with the CLD Committee, the performance of the Chair of the Board and CEO relative to any corporate goals and objectives established by the CLD Committee;
•Leads the Board’s annual self-assessment;
•Retains outside advisors and consultants to report directly to the Board;
•Maintains free and open communication with the management of the Company; and
•Participates in stockholder outreach.

SYSCO CORPORATION // 2025 Proxy Statement	23
CORPORATE GOVERNANCE
Board Committees
BOARD COMMITTEES
The Board has six standing committees: Audit Committee, the CLD Committee, the Governance Committee, Sustainability
Committee, Technology Committee, and Executive Committee. The written charters for all six committees are published on our website at www.sysco.com under “Investors — Corporate Governance.” The current membership and primary responsibilities of the committees are summarized below.

Audit Committee			Fiscal Year 2025 Meetings: 11

Mr. Halverson CHAIR	Ms. DeBiase	Mr. Dibadj	Ms. Golder	Mr. Marques

Primary Responsibilities
•Oversees and is responsible for our independent Auditors (including appointment, the scope of audit procedures, the nature of services performed, the fees paid and assessment of their performance);
•Reviews auditing and accounting matters, including Sysco’s accounting practices and policies;
•Reviews treasury and finance matters, including the issuance and repurchase of Company securities and policies on capital structure, and the Company’s policies governing capital structure, debt limits and liquidity;
•Oversees the Company’s risk assessment and risk management polices and processes;
•Oversees compliance with legal and regulatory requirements, corporate accounting, reporting practices, and the integrity of the Company’s financial statements; and
•With the Sustainability Committee, reviews the Company’s sustainability disclosures and their alignment with the Company’s financial reporting and internal controls and procedures.
Additional information on the Audit Committee and its activities is set forth below under the “Audit Committee Report.”

Compensation and Leadership Development Committee				Fiscal Year 2025 Meetings: 6

Ms. Paul CHAIR	Mr. Glasscock	Ms. Golder	Mr. Halverson	Mr. Hinshaw

Primary Responsibilities
•Evaluates and approves the Company’s executive compensation philosophy, policies, plans, and programs, including ensuring that executive compensation is aligned with Company and individual performance;
•Establishes and approves all compensation for senior officers, including the CEO, and determines equity awards for all colleagues that participate in any incentive programs;
•Reviews and approves all employment agreements, separation and severance agreements and other compensatory contract arrangements, perquisites and payments with respect to current or former senior officers;
•Reviews with the CEO the Company’s leadership development programs, human capital policies and strategies and succession planning for other senior officers; and
•Evaluates the independence and any potential conflict of interest for any compensation consultant.
Additional information on the CLD Committee, its activities, its relationship with its compensation consultant and the role of management in setting compensation is provided under the “Compensation Discussion and Analysis” section below.

24	SYSCO CORPORATION // 2025 Proxy Statement
CORPORATE GOVERNANCE
Board Committees

Corporate Governance and Nominating Committee			Fiscal Year 2025 Meetings: 7

Mr. Hinshaw CHAIR	Mr. Brutto	Mr. Glasscock	Ms. Paul	Ms. Talton

Primary Responsibilities
•Reviews qualification criteria for Board members and identifies, evaluates and recommends director nominees;
•Reviews and makes recommendations on matters of corporate governance and associated risks, and maintains and administers the Guidelines;
•Recommends to the Board any policies or principles for CEO succession;
•Oversees the process for reviewing the performance of the members of the Board and its committees;
•Recommends to the Board the compensation of non-employee directors;
•Makes recommendations to the Board regarding Board size, Board Committee composition, and director independence;
•Review and recommend that the Board ratify and confirm all persons previously designated as officers of the Company;
•Reviews related person transactions and reviews and makes recommendations regarding changes to Sysco’s Related Person
Transaction Policy; and
•Reviews and makes recommendations regarding the organization and effectiveness of the Board, including composition and processes, the appointment of committee members and committee chairs and the responsibilities of the committees of the Board and the conduct of for Board meetings, committee meetings and stockholder meetings.

Sustainability Committee			Fiscal Year 2025 Meetings: 3

Mr. Brutto CHAIR	Ms. DeBiase	Mr. Dibadj	Mr. Marques	Ms. Talton

Primary Responsibilities
•Reviews and acts in an advisory capacity to the Board and management with respect to policies and strategies that affect Sysco’s role as a socially responsible organization;
•Reviews, evaluates, and provides input on the development and implementation of Sysco’s sustainability strategy, including as it relates to the achievement of sustainability goals and objectives previously established by the management; and
•Reviews Sysco’s charitable, civic, educational, and business contributions and policies and practices related thereto.

SYSCO CORPORATION // 2025 Proxy Statement	25
CORPORATE GOVERNANCE
Board Meetings

Technology Committee			Fiscal Year 2025 Meetings: 4

Ms. Talton CHAIR	Ms. Golder	Mr. Hinshaw

Primary Responsibilities
•Reviews and acts in an advisory capacity to the Board and management with respect to those polices and strategies of the Company that affect the Company’s information technology (“IT”) strategies;
•Reviews material IT projects that support the Company’s business and strategic objectives;
•Advises the Board with regard to significant IT matters; and
•Supports the Board in its oversight of cybersecurity risk management efforts.

Executive Committee			Fiscal Year 2025 Meetings: 0

Mr. Hourican CHAIR	Mr. Brutto	Mr. Glasscock	Mr. Halverson	Mr. Hinshaw	Ms. Paul	Ms. Talton

Primary Responsibilities •Acts in the place of the Board and exercises all of the powers of the Board when necessary, to the extent permitted by applicable law, between meetings of the Board.

BOARD MEETINGS
During fiscal year 2025, the Board held eight meetings, including five regular meetings and three special meetings, and committees of the Board held a total of 31 meetings. Overall attendance at such meetings was approximately 99%. Each director attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served during fiscal year 2025.
The independent directors meet regularly in executive session without the CEO or any other member of management present.
In fiscal year 2025, the independent directors met in executive session at all 5 of their regular Board meetings. Mr. Glasscock presided over all five of these sessions.
It is the Board’s policy that directors attend the Annual Meeting, to the extent practicable. Eleven directors, representing 100% of the full Board, attended the 2024 Annual Meeting of Stockholders.

26	SYSCO CORPORATION // 2025 Proxy Statement
CORPORATE GOVERNANCE
Management Development and Succession Planning
Director Orientation and Continuing Education
All new directors participate in the Company’s Orientation Program, which is conducted within six months of the meeting at which new directors are elected. This orientation includes presentations by senior management that familiarize new directors with the
Company’s strategic plans, its significant financial, accounting and risk management issues, its ethics and compliance program, its
Global Code of Conduct, its principal officers, and its internal and Independent Auditors. In addition, the Orientation Program includes visits to the Company’s headquarters and to at least one of the Company’s operating sites to educate directors on the
Company’s business and strategy.
The Company may develop continuing education programs sponsored by the Company from time to time, including programs addressing legal, financial, regulatory and industry specific topics. In addition, we encourage directors to attend director education seminars at the Company’s expense.
ANNUAL BOARD AND COMMITTEE SELF-
EVALUATIONS
Every year, the Board conducts a self-evaluation to determine whether the Board and its committees are functioning effectively.
The Chair of the Board, the Lead Independent Director and the Chair of the Governance Committee led a discussion of the Board’s performance in executive session. The discussion yields actionable feedback which results in continuous enhancements to the Board.
In addition, each Board committee conducts a self-evaluation of its performance, focused on the committee’s key responsibilities.
As part of the evaluation process, each director completes a committee self-evaluation questionnaire developed by the
Governance Committee. This year, the questionnaire responses were compiled and reviewed by internal legal counsel. Each committee chair received a summary of the responses, without attribution to any individual director. The committees reviewed feedback from their respective self-evaluations, as did the full Board. Key learnings from the Board and committee self-evaluations play an important role in informing the Board’s approach to refreshment and succession planning.
For the past seven years, the Board’s self-evaluation process has been enhanced to include periodic “360 degree” individual director performance reviews, which involve a confidential evaluation of the individual performance of directors selected by the
Governance Committee by each of the other directors, key members of senior management, and representatives of certain independent, third-party firms that routinely interact with the directors assessed. An independent, third-party corporate governance firm compiles and communicates the feedback from these reviews to the directors assessed.
MANAGEMENT DEVELOPMENT AND
SUCCESSION PLANNING
On an ongoing basis, the Board plans for succession to the position of CEO and other key management positions. The
Governance Committee is responsible for reviewing and recommending to the Board the appointment of all executive officers and other senior officers that report to the CEO. To assist the Board, the CEO periodically assesses the senior executives and their potential to succeed to the position of CEO and provides the Board with an assessment of potential successors to other key positions. Management development and succession planning remained top priorities of executive management and the Board during fiscal year 2025.

SYSCO CORPORATION // 2025 Proxy Statement	27
CORPORATE GOVERNANCE
Risk Oversight
RISK OVERSIGHT

BOARD OF DIRECTORS
•Oversees Sysco’s enterprise risk management process to ensure it is consistent with the Company’s short- and long-term goals.
•Considers enterprise risk in evaluating the Company’s strategy, including specific strategies, and emerging risks.
•Monitors specific enterprise risks it has chosen to retain oversight, such as risks related to competitive threats, senior leadership succession planning, cybersecurity and business continuity.

The Board’s committees help oversee the enterprise risk management process within their respective areas of authority.

Audit Committee
•Reviews management’s process for assessing and
managing the Company’s exposure to enterprise risk.
•Makes recommendations about the process by which
members of the Board and relevant committees will
be made aware of the Company’s material
enterprise risks.
•Appoints and evaluates our Independent auditors,
reviews our internal controls over accounting,
financial and sustainability reporting, and oversees
our internal audit function, customer credit risk,
and contingent liabilities.
•Oversees risks related to legal, compliance, regulatory
and other matters, including sustainability reporting
and disclosures.

Technology Committee
•Oversees and receives comprehensive updates from
management regarding risks related to cybersecurity and
data protection, and reviews management's policies,
processes, and practices to identify, assess, monitor,
manage and mitigate such risks.
•Monitors new technologies, applications, and systems
that relate to and/or affect our technology strategy or
programs and reviews and makes. recommendations
about the strategic benefit of material technology
projects and various alternatives that support our
technology strategy.

CLD Committee
•Ensures our executive compensation
policies and practices do
not incentivize excessive or
inappropriate risk-taking.
•Oversees risks related to the
Company’s human capital strategies,
including senior leadership succession
planning, leadership development, pay,
equity, culture and inclusion.

Governance Committee
•Ensures proper corporate
governance standards are met,
with qualified directors and senior
officers selected.
•Monitors compliance with the
Company’s Securities Trading
Policy and oversees significant
related person transactions and/or
risks related to potential conflicts
of interest.

Sustainability Committee
•Oversees risks in environmental
sustainability, food safety and quality
assurance and social responsibility,
jointly with the Audit Committee
and Board.
•Reviews, evaluates, and provides
input on our sustainability strategy
as it relates to the achievement of
any sustainability goals.

MANAGEMENT
•Identifies, manages, and mitigates enterprise risks, and reports directly to the Audit Committee and the Board on a regular basis with respect to enterprise risk management.
•Annually reviews with the Board the Board-level enterprise risks identified, such as strategic, operational, financial, legal/regulatory, reputation, and emerging risks, as well as management’s process and resources needed for mitigating the potential effects of such risks.
•Frequently discusses the prioritization of enterprise risks, assignment of risk owners responsible for ensuring risks remain within management’s risk tolerance and tracking and monitoring risk information.

The Chair of the Board coordinates the flow of information regarding enterprise risk oversight from each committee to the independent directors and participates in the review of the agenda for each Board and committee meeting. As the areas of oversight among committees sometimes overlap, committees may hold joint meetings when appropriate and address certain enterprise risk oversight issues at the full Board level. The Board considers enterprise risk in evaluating the Company’s strategy, including specific strategic and emerging risks. The Board also monitors any specific enterprise risks for which it has chosen to retain oversight and reviews options for elimination, reduction, or mitigation. The Board believes that the administration of its risk oversight function has not affected its leadership structure.

28	SYSCO CORPORATION // 2025 Proxy Statement
OTHER GOVERNANCE MATTERS
CORPORATE GOVERNANCE MATTERS
We believe good corporate governance is critical to achieving business success. To provide a general framework for the management of the Company and reflect our commitment to sound governance practices, the Board has adopted certain policies and other documents, collectively referred to in this Proxy Statement as our “Governance Documents.” Our Governance
Documents include the following:
•Bylaws;
•Corporate Governance Guidelines;
•The Charters of the Board’s six standing committees; and
•The Global Code of Conduct.
The Governance Documents outline the functions of the Board and each Board committee, director responsibilities, and various processes and procedures designed to ensure effective and responsive governance.
The Governance Committee regularly reviews the Governance Documents and recommends revisions, as needed, to the Board to reflect developments in the law and corporate governance practices.
The Governance Documents are available to view or download from our website at www.sysco.com under “Investors—Corporate
Governance.” These documents will also be provided without charge to any stockholder, upon written request to the Corporate
Secretary at Sysco Corporation, 1390 Enclave Parkway, Houston, Texas 77077.
GLOBAL CODE OF CONDUCT
Our Global Code of Conduct sets the foundation for how we conduct our business with integrity and excellence. All directors, officers, and employees are expected to understand and follow the Global Code of Conduct, which reflects our core values:
Integrity, Inclusion, Teamwork, Excellence, and Responsibility. By holding ourselves to these standards, we commit to conducting business ethically and with respect for others.
The Global Code of Conduct covers essential topics such as anti-bribery, antitrust, anti-fraud, conflicts of interest, and compliance with export and import laws. It also affirms our dedication to upholding human rights, respect in the workplace, and ensuring workplace safety. By embracing these principles, we aim to foster a workplace and business environment rooted in ethical behavior and respect for all.
The Global Code of Conduct is reviewed periodically by our Governance Committee and requires strict adherence to all laws and regulations applicable to our business and requires employees to report any violations of the Global Code of Conduct. We intend to disclose any future amendments to or waivers of the Global Code of Conduct on our website at www.sysco.com under the heading
“Investors—Corporate Governance.”
Sysco colleagues can report concerns through various channels, including management, human resources, Global Ethics and
Compliance, or the 24/7 Sysco Ethics Line. Reports of financial impropriety are escalated to the Audit Committee and investigated in accordance with procedures set out to comply with the Sarbanes-Oxley Act. A copy of the Global Code of Conduct can found on the Company’s website, www.sysco.com.

SYSCO CORPORATION // 2025 Proxy Statement	29
OTHER GOVERNANCE MATTERS
Certain Relationships and Related Person Transactions
CERTAIN RELATIONSHIPS AND RELATED
PERSON TRANSACTIONS
Related Person Transactions Policies and Procedures
The Board has adopted written policies and procedures for review and approval or ratification of transactions with related persons, including our Related Person Transaction Policy. These policies apply to Sysco directors, director nominees, executive officers, beneficial owners of more than 5 percent of our outstanding Common Stock, and any immediate family members of any of these persons. We follow these policies and procedures for any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which Sysco was or is to be a participant, the amount involved exceeds $100,000, and a related person had or will have a direct or indirect material interest. Among other situations, these policies specifically apply to purchases of goods or services by or from a related person or an entity in which a related person has a material interest, indebtedness, guarantees of indebtedness, and employment by Sysco of a related person.
Any of our employees, officers, or directors who have knowledge of a proposed related person transaction must report the transaction to our Chief Legal Officer. Whenever practicable, before the transaction becomes effective or is consummated, the proposed transaction will be reviewed and approved by the Board or, pursuant to authority delegated by the Board, by the Chair of the Governance Committee, if the aggregate amount involved is expected to be less than $200,000, or the entire Governance
Committee, if the aggregate amount involved is expected to be less than $500,000. If a potential related person transaction is entered into without such prior approval, the Governance Committee will review and recommend to the Board, and the Board will determine, in its discretion, whether to ratify the transaction.
The Governance Committee and the Board reviewed all transactions since June 30, 2024 involving a “related person” identified in the annual questionnaire responses or otherwise known to the Board or the Company and determined that none of the transactions was required to be disclosed as a related person transaction pursuant to the SEC’s rules.

30	SYSCO CORPORATION // 2025 Proxy Statement
DIRECTOR COMPENSATION
OVERVIEW OF NON-EMPLOYEE
DIRECTOR COMPENSATION
Semler Brossy Consulting Group LLC (“Semler Brossy”) advised the Governance Committee with respect to non-employee director compensation. At the Governance Committee’s request, Semler Brossy provided data regarding the amounts and types of compensation paid to non-employee directors at the companies in Sysco’s peer group and identified trends in director compensation. All decisions regarding non-employee director compensation are recommended by the Governance Committee and approved by the Board. In addition to providing background information and written materials, Semler Brossy representatives attended meetings when the Chair of the Governance Committee believed their expertise would be beneficial to the committee’s discussions.
Sysco uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board.
Directors who are also Sysco employees, such as Mr. Hourican, do not receive additional compensation for serving on the Board or any of its committees.
Non-employee directors receive the following amounts:
•Annual cash retainer — $110,000, paid in quarterly installments;
•Additional cash retainer for committee chairs (paid in quarterly installments):
•Audit Committee — $30,000;
•CLD Committee — $20,000;
•Governance Committee — $20,000;
•Sustainability Committee — $20,000; and
•Technology Committee — $20,000;
•Annual grant of restricted stock — valued at $210,000 and vests in full on the first anniversary of the grant date; and
•Lead Independent Director additional cash retainer - $100,000.
See “Equity-Based Awards to Non-Employee Directors” below for a description of the plan under which the restricted stock was granted, and the “Fiscal Year 2025 Director Compensation” table below for detailed compensation information for fiscal year 2025 for each person who served as a non-employee director.
Reimbursement of Expenses
Non-employee directors are entitled to reimbursement of expenses related to their service as a director, including committee participation or special assignments. Travel reimbursements may include reimbursement of a portion of the cost of non-commercial air travel in connection with Sysco business, subject to specified maximums. Non-employee directors may not be reimbursed for amounts related to the purchase price of an aircraft or fractional interest in an aircraft, and any portion of the reimbursement that relates to insurance, maintenance and other non-incremental costs is subject to an annual cap. Non-employee directors also receive discounts on products carried by the Company and its subsidiaries comparable to the discounts offered to all
Sysco employees.

SYSCO CORPORATION // 2025 Proxy Statement	31
DIRECTOR COMPENSATION
Equity-Based Awards to Non-Employee Directors
DIRECTORS DEFERRED COMPENSATION PLAN
Non-employee directors may defer all or a portion of their annual retainer, including additional fees paid to committee chairs, Lead
Independent Director and the Chair of the Board, under the Directors Deferred Compensation Plan. Non-employee directors may choose from several investment options. We credit such deferred amounts with investment gains or losses until the non-employee director retires from the Board or until the occurrence of certain other events.
EQUITY-BASED AWARDS TO
NON-EMPLOYEE DIRECTORS
As of September 17, 2025, the non-employee directors held shares of restricted stock and elected shares (as described below), all of which were issued under the Sysco Corporation 2018 Omnibus Incentive Plan, which we refer to as the “2018 Omnibus
Incentive Plan.” Below is a description of the relevant provisions of the 2018 Omnibus Incentive Plan.
Election to Receive a Portion of the Annual Retainer in Common Stock
Under the 2018 Omnibus Incentive Plan, a non-employee director may elect to receive between 10% and 100% (in 10%
increments) of his or her annual retainer fee, including any additional retainer paid to the Chair of the Board, Lead Independent
Director and the committee chairs, in Common Stock rather than in cash. During fiscal year 2025, if a director made this election, on the date that we made each quarterly payment of the annual retainer fees, we credited the director’s stock account with the number of shares of Common Stock that the director could have purchased with the portion of the cash retainer that the director chose to receive in stock, assuming a purchase price equal to the closing price of a share of Common Stock on the last business day before that date. We refer to the shares credited in this manner as “elected shares.” The elected shares vest as soon as they are credited to the director’s account, but we do not issue them until the end of the calendar year.
Annual Awards of Restricted Stock
Pursuant to the 2018 Omnibus Incentive Plan, the Board may grant to non-employee directors, among other things, shares of restricted stock, in the amounts and on such terms as it determines, but no such grant may vest earlier than one year following the grant date. A restricted stock award is denominated in shares of Common Stock and is subject to transfer restrictions and the possibility of forfeiture. The equity grant to the non-employee directors for fiscal year 2025 was issued in November 2024.
If a director leaves the Board after serving his or her term, or for any reason after reaching age 71, his or her restricted stock will remain outstanding and continue to vest as originally scheduled. All unvested restricted stock will automatically vest upon a director’s death. A director who ceases to serve as a director of Sysco under any other circumstances will forfeit his or her unvested restricted stock.
Deferral of Shares
A non-employee director may elect to defer receipt of any or all shares of Common Stock issued under the 2018 Omnibus
Incentive Plan, whether such shares are to be issued as a grant of restricted stock or as elected shares. Generally, the receipt of
Common Stock may be deferred until the earliest to occur of the death of the non-employee director, the date on which the non-employee director ceases to be a director of the Company, or a change of control of Sysco. All such deferral elections must be made in accordance with the terms and conditions set forth in the Sysco Corporation 2009 Board of Directors Stock Deferral Plan
(the "2009 Stock Deferral Plan").
Change in Control
Under the 2018 Omnibus Incentive Plan and the applicable grant agreements, any unvested awards of restricted stock will vest immediately upon the occurrence of certain terminations of service within the 24-month period following a specified change in control.

32	SYSCO CORPORATION // 2025 Proxy Statement
DIRECTOR COMPENSATION
Fiscal Year 2025 Director Compensation
STOCK OWNERSHIP GUIDELINES
To align the interests of our directors with those of our stockholders, the Board concluded that our directors should have a significant financial stake in Common Stock. To further that goal, we maintain stock ownership guidelines for members of the Board.
The stock ownership guidelines provide that a non-employee director who has served for five years is expected to have attained and, thereafter, to continuously maintain, minimum ownership of Common Stock equal in value to five times the annual base retainer. The shares counted towards this ownership requirement include (i) shares that such non-employee director elects to receive in lieu of his her cash retainer(s) for Board service, (ii) vested Share Units held by a non-employee director through the
2009 Stock Deferral Plan (or any successor plan thereto), (iii) shares of restricted stock held by a non-employee director that may be subject to transfer restrictions or potential clawbacks, and (iv) shares owned directly by an entity (such as a corporation or foundation) over which a non-employee director shares voting power and/or investment power; and shall exclude shares underlying all other outstanding securities exercisable for, or convertible into, common stock of the Company (including options and restricted stock units).
As of September 17, 2025, each non-employee director was in compliance with the applicable stock ownership guidelines or on track to achieve compliance within the allotted five-year time frame.
FISCAL YEAR 2025 DIRECTOR COMPENSATION
The following table provides compensation information for fiscal year 2025 for each of our directors who served for any part of the fiscal year, other than Mr. Hourican, who did not receive any compensation for his fiscal year 2025 Board service, other than the compensation for services as an employee that is disclosed elsewhere in this Proxy Statement. See “Executive Compensation –
Summary Compensation Table” below for details regarding the executive officer compensation earned by Mr. Hourican for fiscal year 2025:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Non-Qualified Deferred Compensation Earnings ($)(5)	Other Compensation ($)(6)	Total ($)
Daniel J. Brutto	130,000	209,963	—	—	339,963
Francesca DeBiase	110,000	209,963	—	—	319,963
Ali Dibadj	110,000	209,963	—	—	319,963
Larry C. Glasscock	210,000	209,963	—	—	419,963
Jill M. Golder	110,000	209,963	—	—	319,963
Bradley M. Halverson	140,000	209,963	—	—	349,963
John M. Hinshaw	130,000	209,963	—	—	339,963
Roberto Marques(7)	110,000	209,963	—	—	319,963
Alison Kenney Paul	130,000	209,963	—	—	339,963
Sheila G. Talton	130,000	209,963	—	—	339,963
(1)Includes retainer fees, including any retainer fees for which the non-employee director has elected to receive shares of Common Stock in lieu of cash and fees for the fourth quarter of fiscal year 2025 that were paid at the beginning of fiscal year 2026. Although we credit shares to a director’s account each quarter, the elected shares are not actually issued until the end of the calendar year, unless the director’s service as a member of the Board terminates earlier. The number of shares of Common Stock actually credited to each non-employee director’s account in lieu of cash during fiscal year 2025, which are reported in the column entitled “Stock Awards” above, was as follows:
347 shares for Mr. Brutto; 1,451 shares for Mr. Dibadj; 1,382 shares for Mr. Glasscock; and 220 shares for Ms. Paul. Messrs. Halverson,
Hinshaw and Marques and Mses. DeBiase, Golder and Talton did not elect to receive any shares in lieu of their cash retainer fees.
Directors may choose to defer receipt of the elected shares described in this footnote under the 2009 Stock Deferral Plan. The number of elected shares of Common Stock deferred by each non-employee director during fiscal year 2025 (which are included in the elected shares described above) was as follows: Mr. Glasscock (1,382 shares). To the extent that cash dividends are paid on our Common Stock, each non-employee director also receives the equivalent amount of the cash dividend credited to his or her account with respect to all elected shares that are deferred. If the director has chosen to defer the receipt of any shares, such shares will be credited to the director’s account and issued on the earliest to occur of the “in-service” distribution date elected by the director (which will be at least one year following the

SYSCO CORPORATION // 2025 Proxy Statement	33
DIRECTOR COMPENSATION
Fiscal Year 2025 Director Compensation
end of the plan year in which the shares would otherwise have been distributed to the director), the death of the director, the date on which the director ceases to be a director of the Company, a change of control of Sysco, or the date on which the director applies and qualifies for a hardship withdrawal.
(2)For fiscal year 2025, the Board, upon the recommendation of the Governance Committee, determined that it would grant approximately
$210,000 in equity incentives to each of the non-employee directors. Therefore, on November 15, 2024, the Board granted to each of the non-employee directors 2,801 shares of restricted stock valued at $74.96 per share, the closing price of Common Stock on the NYSE on
November 14, 2024. These awards were granted under the 2018 Omnibus Incentive Plan and vest in full on the first anniversary of the grant date. The amounts in this column reflect the grant date fair value of the awards computed in accordance with ASC 718, “Share-Based
Compensation — Non-Employee Director Awards”. See Note 18 of the consolidated financial statements in Sysco’s Annual Report on Form
10-K for the fiscal year ended June 28, 2025, regarding assumptions underlying valuation of equity awards. The value of any elected shares is included in the column entitled “Fees Earned or Paid in Cash,” as described in footnote (1) above. See “Equity-Based Awards to Non-
Employee Directors” above for a more detailed description. Although we credit elected shares to a director’s account each quarter, the shares are not actually issued until the end of the calendar year, unless the director’s service as a member of the Board of Directors terminates. Pursuant to the 2009 Stock Deferral Plan, non-employee directors may choose to defer receipt of the shares to be issued in connection with the annual restricted stock award. Messrs. Glasscock and Hinshaw and Ms. DeBiase deferred receipt of the 2,801 shares of restricted stock. To the extent that cash dividends are paid on our Common Stock, each non-employee director also receives the equivalent amount of the cash dividend credited to his or her account with respect to all deferred restricted stock awards in the form of stock units. A director may elect an “in-service” distribution date for deferrals that is at least one year following the end of the plan year in which the shares would otherwise have been distributed to the director. Otherwise, distributions occur upon the earlier of the death of the director, the date on which the director ceases to be a director of the Company, or a change of control of Sysco, unless the director applies and qualifies for a hardship withdrawal.
(3)The aggregate number of unvested stock awards held by each director listed in the table above, as of June 28, 2025, was as follows, and none of the directors shown in the table had options outstanding as of June 28, 2025:

Aggregate Unvested Stock Awards Outstanding as of June 28, 2025
Daniel J. Brutto	2,801
Francesca DeBiase	2,801
Ali Dibadj	2,801
Larry C. Glasscock	2,801
Jill M. Golder	2,801
Bradley M. Halverson	2,801
John M. Hinshaw	2,801
Roberto Marques	2,801
Alison Kenney Paul	2,801
Sheila G. Talton	2,801
The unvested stock awards for each non-employee director listed in the table immediately above relate to restricted stock awards granted in November 2024 that vest in November 2025.
(4)None of the directors shown in the table received option grants with respect to his or her service as an independent director during fiscal year 2025.
(5)We do not provide a define benefit or actuarial pension plan for the non-employee directors and the Directors Deferred Compensation Plan does not provide above-market or preferential earnings.
(6)The total value of all perquisites and personal benefits received by each of the non-employee directors was less than $10,000.
(7)Mr. Marques was elected to the Board on August 15, 2024.

34	SYSCO CORPORATION // 2025 Proxy Statement

Item 2	Advisory Vote to Approve Executive Compensation
The Board of Directors unanimously recommends a vote FOR the approval of the compensation paid to Sysco’s named executive officers.
We are requesting our stockholders to provide advisory approval for the compensation of our Named Executive Officers (NEOs), as detailed in this Proxy Statement, in accordance with Section 14A and Rule 14a-21(a) of the Exchange Act of 1934, as amended
(the “Exchange Act”). This vote, often referred to as the “Say on Pay” proposal, offers our stockholders an opportunity to express their views on Sysco’s executive compensation programs and to ensure that the compensation of our NEOs is aligned with our financial performance.
Although this vote is non-binding, the Board and the CLD Committee highly value stockholder feedback and take the results into consideration when making decisions regarding executive compensation.
Sysco’s executive compensation programs are designed to attract and retain top-performing executives while aligning their interests with those of our stockholders. We seek to balance pay-for-performance objectives with retention, ensuring that our compensation programs remain competitive in relation to Sysco’s financial performance and in comparison to our peer group.
Based on the information provided in this Proxy Statement, the Board of Directors requests your approval of the following advisory resolution:
RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables, and narrative discussion, is hereby APPROVED.
REQUIRED VOTE
The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

SYSCO CORPORATION // 2025 Proxy Statement	35

A LETTER FROM THE CHAIR OF THE COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE

Alison Kenney Paul Chair of the Compensation and Leadership Development Committee
Dear Fellow Stockholders,
As Chair of Sysco’s CLD Committee, I am pleased to provide an update on our fiscal year 2025 priorities and reaffirm our commitment to pay-for-performance compensation that supports long-term stockholder value.
We appreciate the strong support for our 2024 Say-On-Pay proposal, with 93.80% of stockholders affirming our compensation approach. Stockholder feedback continues to guide our oversight, ensuring pay programs that reinforce accountability, sustainable performance, and retention of key leadership.
In fiscal year 2025, we continued to align compensation with Sysco’s strategic priorities, maintaining an unwavering focus on the financial metrics at the heart of our “Algorithm for Growth.” Our Annual Incentive Plan (AIP) and Long-Term Incentive Plan (LTIP)
remained tied to critical drivers such as operating income, sales growth, earnings per share, and total shareholder return, which reinforced our discipline and focus on sustainable value creation.
As a pay-for-performance company, we set ambitious targets that reflect the long-term value we aim to create. While Sysco’s company-wide financial results improved year-over-year, we ultimately did not meet all of our goals. Executive compensation results reflect that reality with a 66.34% AIP payout and demonstrates our commitment of linking pay to performance outcomes.
In looking ahead to the fiscal year 2026 incentive plans, the CLD Committee approved management’s proposal to reaffirm and refine the weighting of incentive plan measures to further align with the Company’s strategic priorities and the external operating environment. The Engagement Improvement metric has been removed to sharpen our focus on the core financial and strategic metrics that are most relevant to our business. We remain committed to transparent, data-driven compensation decisions that reflect stockholder priorities, reward sustainable performance, and support Sysco’s long-term strategic vision.
On behalf of the CLD Committee, thank you for your continued engagement and support.
Sincerely,
Alison Kenney Paul
Chair of the CLD Committee

36	SYSCO CORPORATION // 2025 Proxy Statement
COMPENSATION DISCUSSION
AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS	36
Executive Summary	36
How Executive Pay is Established	37
What We Paid	39

Fiscal Year 2026 Executive Compensation	44
Stock-Related Policies	44
Executive Compensation Governance and Other Information	46
Report of the Compensation and Leadership Development Committee	49
This Compensation Discussion and Analysis provides detailed information regarding the compensation of our NEO's highlighted in the Summary Compensation Table for fiscal year 2025 and also examines how their compensation aligns with the principles of our executive compensation programs. For fiscal year 2025, our NEOs were:

Kevin P. Hourican Chair of the Board and Chief Executive Officer	Kenny K. Cheung Executive Vice President, Chief Financial Officer	Greg D. Bertrand Executive Vice President, Global Chief Operating Officer	Thomas R. Peck, Jr. Executive Vice President, Chief Information and Digital Officer	Ronald L. Phillips Executive Vice President, Chief Human Resources Officer
EXECUTIVE SUMMARY
Our teams adapted and executed on our strategies resulting in a positive financial performance given the backdrop of a difficult macro and industry environment. We delivered 3.2% sales growth and profit growth across adjusted EBITDA and EPS. This year of profitable growth also included market share gains, investments in our business, and robust annual cash flow. We also returned
$2.25 billion to stockholders through $1.25 billion of share repurchases and $1 billion of dividend payments.
Our full year operational performance included exceptional performance of our international business, continued positive momentum in our chain business in the USFS segment, and outsized growth from SYGMA. Importantly, we finished fiscal year
2025 strong across each of these drivers, in addition to improving momentum in our local business in the USFS segment. We remain focused on executing on our FY26 targets in addition to continued focus on our long-term growth.

Sales Increased 3.2% to $81.4 Billion	Operating Income decreased 3.6% to $3.1 Billion	Net Earnings decreased 6.5% to $1.8 Billion	EBITDA(1) decreased 1.2% to $4.0 Billion

(1)See reconciliation in Annex I - Non-GAAP Reconciliations.

SYSCO CORPORATION // 2025 Proxy Statement	37
COMPENSATION DISCUSSION AND ANALYSIS
How Executive Pay is Established
“Say on Pay” Advisory Vote
The CLD Committee engages with stockholders year-round through outreach, engagement efforts and formal communications on matters relating to executive compensation, corporate governance and sustainability. Stockholders also participate in a non-binding advisory vote on our executive compensation programs. At the 2023 and 2024 Annual Meetings, 93.37% and 93.80% of the shares voted in favor of the “Say on Pay” proposal (excluding abstentions). We remain committed to ongoing dialogue with stockholders regarding our executive compensation philosophy and practices, and we considered stockholder feedback while designing our executive compensation programs for fiscal year 2025.
2024
2023
HOW EXECUTIVE PAY IS ESTABLISHED
The CLD Committee is exclusively responsible for overseeing all aspects of executive compensation for senior officers, including the NEOs, and is dedicated to its commitment of aligning executive compensation with Sysco’s pay-for-performance philosophy.
In formulating Sysco’s pay-for-performance policies, the CLD Committee works closely with its independent compensation consultant, Semler Brossy, and members of the Human Resources ("HR") department to evaluate base salaries and the design of annual and long-term incentive awards. These evaluations are benchmarked against a thoughtfully selected peer group of comparable companies. While the CLD Committee uses median compensation levels within this peer group as a reference point, it does not target a specific market positioning for individual elements of compensation. Instead, the CLD Committee ensures a comprehensive and well-rounded approach by taking into account multiple considerations such as the senior officer’s role, expertise, past performance, and anticipated future contributions to Sysco.
By focusing on individual accomplishments while aligning them with broader organizational objectives, the CLD Committee strives to establish a compensation framework that not only recognizes exceptional performance, but also drives Sysco’s long-term growth and value creation for our stockholders. The CLD Committee is committed to periodically assessing and refining the executive compensation programs to ensure alignment with Sysco’s strategic priorities and the collective interests of its stockholders.
The CLD Committee's evaluations and decisions are conducted independently in executive sessions ensuring that determinations around executive compensation are derived from impartial analyses and reflect industry best practices.

Independent Compensation Consultant
Semler Brossy serves as the independent compensation consultant to the CLD Committee, providing advice and guidance in the evaluation of our executive compensation programs and policies. After a comprehensive review of
Semler Brossy’s independence, the CLD Committee confirmed that Semler Brossy operates independently from
Sysco with no conflicts of interest arising from their advisory services provided to the CLD Committee. During
FY25, Semler Brossy provided strategic guidance, including the following:
•Reviewed the relevance and appropriateness of the peer group utilized for benchmarking executive compensation, as detailed in the section titled “Executive Compensation Peer Group;”
•Compared base salaries and targeted total direct compensation for NEOs against the peer group to ensure our executive compensation remains competitive and aligned with industry standards;
•Conducted an in-depth analysis of Sysco’s pay-for-performance philosophy, assessing the alignment between the NEO’s realizable pay and the Company’s total shareholder return (“TSR”) relative to the peer group;
•Advised on the design of incentive plans, including adjustments to address stockholder feedback and align incentives with long-term stockholder interests; and
•Provided updates regarding changes in regulatory requirements and governance standards, keeping the CLD
Committee informed about the evolving landscape that could impact our executive compensation practices.

38	SYSCO CORPORATION // 2025 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
How Executive Pay is Established

Sysco’s Human Resources
Sysco’s HR leadership plays an integral role in supporting the CLD Committee by providing strategic insights and facilitating informed decisions regarding executive compensation, Their expertise ensures alignment between compensation practices, company performance, and internal equity. Key contributions included the following:
•Assisted the CEO in developing recommendations for base salary ranges, the design of annual and long-term incentive programs, and the establishment of target award levels for the NEOs, other than the CEO;
•Delivered detailed projections of expected payment levels for annual and long-term incentive awards; and
•Provided the CLD Committee with comprehensive analyses evaluating the internal equity of compensation across the organization.

Executive Compensation Peer Group
The CLD Committee regularly evaluates the suitability of the executive compensation peer group by considering key criteria such as revenue, market capitalization, and earnings before interest and taxes. Through both quantitative and qualitative assessments, the CLD Committee has identified relevant companies for executive compensation comparison. Specifically, we focus on companies in the logistics, distribution, consumer products, and retail industries that fall within a defined range of Sysco’s revenue and market capitalization. This includes:
•Two U.S. public companies in the foodservice distribution sector; and
•Sixteen companies in other sectors that share a similar business size and complexity, competing with us for top executive talent.

Fiscal Year 2025 Peer Group(1)	Market Cap(2)	Total Revenue (2)	# of Employees
Aramark	$9,883	$17,545	266,680
Archer-Daniels-Midland Company	$24,176	$85,530	43,213
Bunge Global SA	$10,857	$53,108	23,000
Costco Wholesale Corporation	$406,731	$258,805	333,000
Dollar General Corporation	$16,675	$40,166	194,200
Dollar Tree, Inc.	$16,115	$13,933	139,572
FedEx Corporation	$67,759	$87,393	405,000
Kimberly-Clark Corporation	$43,700	$20,058	38,000
The Kroger Co.	$44,249	$149,879	409,000
Loblaw Companies Limited	$56,955	$42,333	220,000
Lowe's Companies, Inc.	$139,356	$83,722	215,500
Performance Food Group Company	$13,173	$56,501	42,785
Target Corporation	$61,941	$107,570	440,000
Tyson Foods, Inc.	$20,459	$53,613	138,000
United Parcel Service, Inc.	$107,610	$91,070	372,180
US Foods Holding Corp.	$15,714	$37,877	30,000
Walgreens Boots Alliance, Inc.	$8,056	$150,410	252,500
Yum! Brands, Inc.	$37,440	$7,549	40,000

Sysco Corporation	$37,559	$80,570	75,000
Percentile	53rd	58th	31st
(1)Market Capitalization, Total Revenue and # of Employees were determined as of December 31, 2024.
(2)Measured in millions of dollars.

SYSCO CORPORATION // 2025 Proxy Statement	39
COMPENSATION DISCUSSION AND ANALYSIS
What We Paid
Compensation Risk Analysis
The CLD Committee, as part of its oversight responsibilities, conducts thorough evaluations of Sysco’s compensation programs to ensure that no policy or component unintentionally incentivizes excessive risk-taking that could compromise the long-term interests of stockholders. In September 2025, at the CLD Committee’s request, Semler Brossy performed a detailed analysis of management’s assessment of the fiscal year 2025 compensation programs and their associated risks. This analysis focused on identifying employees whose compensation structures exhibit significant variability and could pose risks to Sysco’s business operations. The objective was to identify performance-based incentives that could encourage decisions contrary to the Company’s long-term stability.
Following this comprehensive analysis, the CLD Committee concluded that Sysco’s compensation programs are strategically designed to align with the promotion of long-term stockholder value. These programs include effective safeguards that discourage excessive risk-taking while mitigating any material risks associated to employee compensation.
WHAT WE PAID
Pay For Performance Philosophy
Sysco’s executive compensation programs are strategically designed to ensure that a significant portion of the total compensation for our NEOs is directly tied to both company-wide financial performance and individual performance. This performance driven approach is designed to align the interests of the NEOs with Sysco’s long-term strategic initiatives and the priorities of our stockholders. By linking a significant percentage of compensation to measurable outcomes, the compensation programs incentivize the NEOs to drive sustainable company success while fostering a culture of accountability and shared responsibility.
For fiscal year 2025, our executive compensation programs reflect our commitment to performance-based pay. Approximately 91%
of our CEO’s total target compensation is variable and directly tied to performance outcomes. Similarly, 83% of the total compensation for our other NEOs is variable and contingent upon Sysco's performance.
CEO
NEOs OTHER THAN CEO
Base Salary
Each year, the CLD Committee assesses the base salary of each NEO. While The CLD Committee generally targets for annual base salaries to align with the market median, individual NEO’s base salaries may vary above or below this median depending on factors such as performance, experience and tenure in the role.

Named Executive Officer	Fiscal Year 2024 Base Salary(1)	Fiscal Year 2025 Base Salary(2)
Kevin P. Hourican	$1,350,000	$1,400,000
Kenny K. Cheung	788,000	830,000
Greg D. Bertrand	838,000	863,000
Thomas R. Peck, Jr.	735,000	765,000
Ronald L. Phillips	692,000	706,000
(1)Base Salary effective as of end of fiscal year 2024.
(2)Base salary effective as of August 25, 2024.

40	SYSCO CORPORATION // 2025 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
What We Paid
Annual Incentive Plan
We believe that the Annual Incentive Plan (AIP) component of our NEOs’ total compensation creates a strong alignment between recent performance and compensation. This framework enables the CLD Committee to adjust an NEO's total compensation based on the achievement of financial metrics and strategic business objectives that are closely aligned with our business strategy for the fiscal year.

Named Executive Officer	AIP Target (% of Base Salary)
Kevin P. Hourican	175%
Kenny K. Cheung	125%	(1)
Greg D. Bertrand	150%
Thomas R. Peck, Jr.	100%
Ronald L. Phillips	100%
(1)Mr. Cheung’s AIP Target increased from 100% to 125% for fiscal year 2025.
The CLD Committee reviews performance metrics for the AIP, including performance targets at threshold, target and maximum payout levels. The NEOs were eligible to receive incentive payments based on each performance metric, which were measured independently throughout the fiscal year. For the financial measures, the threshold levels for the 2025 AIP were set above the actual financial results for fiscal year 2024. Target performance levels reflected the anticipated level of performance based upon our internal projections while maximum performance levels were set at aspirational achievement levels.
The CLD Committee approved the 2025 AIP, incorporating the following performance metrics, weighting and payout opportunities:

Measures	Weight	Performance Metric	Weighting
Financial		Operating Income	50%
		Sales Revenue	20%
Strategic Business Objectives		Local Case Growth	10%
		USBL Cost Per Piece	10%
		Engagement Improvement	10%
The potential payout for each NEO could vary significantly, ranging from zero if the individual performance criteria were not met, to a maximum of 200% of the AIP target opportunity for exceptional performance. The individual performance modifier was designed to enhance the AIP payout only in cases where an NEO demonstrated extraordinary contributions that exceeded benchmarks.
Financial Measures
In approving the 2025 AIP, the CLD Committee strategically prioritized Sysco’s financial performance by allocating 70% of the AIP target opportunity to financial measures. The CLD Committee recognized that emphasizing financial performance is essential for maximizing stockholder value and will provide a framework for benchmarking Sysco's performance against our executive compensation peer group, offering valuable insights into how Sysco is positioned broadly within market.
The table below outlines the threshold, target and maximum levels established for each financial measure, along with actual results achieved. For each financial measure, achievement of the threshold, target and maximum amounts would correspond to payouts of
50%, 100% and 200%, respectively.

Financial Measures(1)	Weight	Threshold	Target	Maximum	Results	Percentage of Target
Operating Income(2)		$3.516	$3.742	$3.899	$3.523	51.52%
Sales Revenue		$80.421	$83.181	$85.152	$81.370	67.19%
(1)Measured in billions of dollars.
(2)Operating income (calculated on an adjusted basis) represents a non-GAAP measure; see reconciliation in Annex I -
Non-GAAP Reconciliations.

SYSCO CORPORATION // 2025 Proxy Statement	41
COMPENSATION DISCUSSION AND ANALYSIS
What We Paid
Strategic Business Objectives
The CLD Committee recognizes the importance of incorporating both financial and non-financial measures into the design of the
AIP to ensure a comprehensive evaluation of performance. This balanced approach not only focuses on financial results, but also aligns with the broader, long-term objectives outlined in our Algorithm for Growth strategic plan.
As part of this effort, the CLD Committee reviewed three strategic initiatives, each accounting for 10% of the total AIP target incentive opportunity. The performance measures detailed below include the threshold, target and maximum levels established for each Strategic Business Objective (“SBO”), along with the actual results achieved. For each SBO measure, achievement of the threshold, target and maximum amounts would correspond to payouts of 50%, 100% and 200%, respectively.

SBO Measures	Weight	Threshold	Target	Maximum	Results	Percentage of Target
Local Case Growth		0.50%	4.00%	6.00%	0.60%	51.40%
USBL Cost Per Piece		103% of Target	100%	97% of Target	102%	70.00%
Engagement Improvement		-1%	1%	3%	2%	150.00%
Summary of Fiscal Year 2025 AIP Results
The fiscal year 2025 AIP payments for each performance measure were calculated based on the respective achievements relative to the established performance targets. These payments were determined and paid independently of one another, ensuring that the evaluation of one performance area did not influence the outcomes of the others. Additionally, the total payments awarded to each NEO were subject to an “Individual Performance Modifier,” designed to reflect each NEO’s success in meeting specifically defined personal performance objectives during fiscal year 2025. For fiscal year 2025, the CLD Committee determined that each of the NEOs met their individual performance objectives resulting in a 1.00 modifier.

Named Executive Officer	Fiscal Year 2025 Achievement	Individual Modifier	Fiscal Year 2025 AIP Payout(1)
Kevin P. Hourican	66.34%	1.00	$1,616,000
Kenny K. Cheung	66.34%	1.00	683,000
Greg D. Bertrand	66.34%	1.00	855,000
Thomas R. Peck, Jr.	66.34%	1.00	504,000
Ronald L. Phillips	66.34%	1.00	467,000
(1)The Fiscal Year 2025 AIP Payout was based on various pro-rated base salaries as reported in the “Base Salary” table above.
Long-term Incentive Plan
Sysco provides equity-based, long-term incentive compensation to our NEOs to ensure competitive incentive opportunities aligned with the practices of our executive compensation peer group and our compensation philosophy.
In July 2024, the CLD Committee approved the fiscal year 2025 Long-Term Incentive Program awards (the “Fiscal Year 2025 LTIP
Awards”). Target LTIP awards for each NEO were set as a percentage of their base salary, determined in consultation with Semler
Brossy and based upon factors such as industry benchmarks, internal pay equity and market expectations.
The Fiscal Year 2025 LTIP Awards consisted of three equity components, PSUs, RSUs and stock options. This structure reflects our compensation philosophy while motivating NEOs to drive long-term value for our stockholders.

42	SYSCO CORPORATION // 2025 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
What We Paid
FISCAL YEAR 2025 LTIP COMPONENTS

50% PSUs	30% RSUs	20% Stock Options

Named Executive Officer	Target LTIP Award	Target LTIP Award (% of base salary)
Kevin P. Hourican	$12,500,000	893%	(1)
Kenny K. Cheung	3,112,500	375%	(2)
Greg D. Bertrand	3,452,000	400%	(3)
Thomas R. Peck, Jr.	2,677,500	350%
Ronald L. Phillips	2,118,000	300%
(1)Mr. Hourican’s Target LTIP Award opportunity increased from 889% to 893% for fiscal year 2025.
(2)Mr. Cheung’s Target LTIP Award opportunity increased from 325% to 375% for fiscal year 2025.
(3)Mr. Bertrand’s Target LTIP Award opportunity increased from 350% to 400% for fiscal year 2025.
PSUs
The PSUs constituted 50% of the total value attributed to the Fiscal Year 2025 LTIP Awards, reflecting the CLD Committee’s preference for granting PSUs as a means to create stockholder value and drive Sysco’s stock price upward. PSUs offer NEOs the opportunity to receive shares of Common Stock based on performance metrics assessed over a three-year performance period, incorporating three variably weighted performance metrics.
The CLD Committee established performance goals, including threshold, target, and maximum levels for each of the performance metrics. Progress is tracked annually, and the final payout for the Fiscal Year 2025 LTIP will be determined based on the average performance over the entire three-year performance period. Payout levels are tied to performance with threshold, target and maximum attainment resulting in payouts of 50%, 100% and 200% of the target, respectively. PSUs follow a cliff vesting structure, with vesting occurring at the end of three-year performance period, during which dividend equivalents accrue and are paid when, and only to the extent that, the related PSUs are earned.
For fiscal year 2025, PSUs are contingent on the achievement of the following performance metrics, assessed from fiscal years
2025 through 2027.
•Earnings Per Share (37.5%): Vesting based on the achievement of targeted incremental growth in adjusted earnings per share.
•Return on Invested Capital (37.5%): Vesting based on the achievement of targeted return on invested capital.
•Revenue (25%): Vesting based on the achievement of targeted revenue growth.
Upon evaluating the performance metrics, the total number of shares earned will be adjusted based on Sysco’s TSR relative to companies in the S&P 500 over the three year performance period. This adjustment, applied to the target number of shares, allows for up to a 25% increase or decrease in the total shares awarded, with the award capped at 200% of an NEO's PSU target opportunity.

	Performance	TSR Payout Modifier(1)
Threshold	25th Percentile	-25%
Target	45th – 55th Percentile	0% (no modifier)
Maximum	75th Percentile	+25%
(1)The payout modifier for performance between the 25th and 75th percentiles will be interpolated on a straight-line basis.

SYSCO CORPORATION // 2025 Proxy Statement	43
COMPENSATION DISCUSSION AND ANALYSIS
What We Paid
RSUs
RSUs accounted for 30% of the value of the Fiscal Year 2025 LTIP Awards. Each RSU entitles the holder to receive one share of
Common Stock upon vesting, with vesting occurring ratably over a three year period. The vesting schedule is contingent upon the
NEO’s continued employment with Sysco through the vesting dates. The number of RSUs granted was determined based on a 10-
day average closing price of Common Stock immediately preceding the grant date. Furthermore, dividend equivalents will be paid in cash at the time the underlying RSUs vest.
Stock Options
Stock options represent 20% of the total value of the Fiscal Year 2025 LTIP Awards. These stock options have a 10-year expiration period and are designed to vest ratably over three-year period, beginning on the first anniversary of the Fiscal Year 2025 LTIP
Award date. Vesting is contingent on the NEO’s continued employment with Sysco through the applicable vesting dates.
Compensation Arrangement for Mr. Peck
In addition to the annual LTIP awards described above, the CLD Committee approved a one-time PSU award valued at $1.5 million for Mr. Peck. Sysco is currently implementing a strategic, long-term tech transformation over the next three years that is critical to our Algorithm for Growth, and Mr. Peck’s knowledge and skills are essential to the successful execution of this initiative. The PSUs are tied to specific metrics, including the successful completion of the long-term technological transformation project. Mr. Peck’s
PSUs will be determined at the end of the three-year performance period and will either be 0% (if one or more of the metrics is not satisfied) or 100% (if all of the metrics are satisfied) of the target number of PSUs.
Payout under Fiscal Year 2023 PSU Awards
The CLD Committee certified the fiscal year 2023 PSU awards for NEOs with each of these PSUs representing an NEO’s right to receive one share of Common Stock at target levels, with the actual number of shares earned dependent on performance outcomes during the three-year performance period (i.e., fiscal year 2023 through fiscal year 2025). The performance measures for the fiscal year 2023 PSU awards included:
•Earnings Per Share (50%): Achievement of targeted incremental growth in Sysco’s earnings per share; and
•Market Share Growth (50%): Achievement of targeted market share growth in U.S. markets, as measured by total U.S. sales.

Performance Measures	Weight (%)	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Results	Payout
Earnings Per Share(1)	50%	$4.19	$4.46	$4.87	$4.26	48.69%
Market Share Growth(2)	50%	1.10x	1.40x	1.60x	1.45x	110.00%
(1)The Earnings Per Share (calculated on an adjusted basis) for each fiscal year in the performance period were averaged to yield an average
Earnings Per Share measure for the three year performance period. This represents a non-GAAP measure; see reconciliation in Annex 1 –
Non—GAAP Reconciliations.
(2)The market share growth percentages for each fiscal year in the performance period were averaged to yield an average market share growth measure for the three year performance period.
The total number of shares earned by each NEO was subject to adjustment based on Sysco’s TSR during the performance period relative to the S&P 500 companies. This adjustment was applied to the target number of shares granted, with outcomes ranging from a 25% reduction (for relative TSR below expectations) to a 25% increase (for superior relative TSR).

	Threshold	Target	Maximum	Results
Relative TSR Percentile Rank Versus S&P 500	25th Percentile	50th - 55th Percentile	75th Percentile	25.2 Percentile
Payout Modifier	-25.00%	0% (No modifier)	+25.00%	-23.20%
For the performance period, the combined weighted payouts of the performance measures adjusted by the relative TSR modifier, resulted in an aggregate PSU payout of 56.14%.

44	SYSCO CORPORATION // 2025 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Stock-Related Policies
FISCAL YEAR 2026 EXECUTIVE COMPENSATION
Annual Incentive Plan
On July 31, 2025, the CLD Committee approved the AIP targets and performance metrics for the NEOs. AIP Incentive payments will be calculated based on the following: (i) 70% on financial measures (i.e., 45% tied to operating income and 25% tied to sales revenue); and (ii) 30% on SBOs (i.e., 15% tied to USB cost per piece and 15% tied to local case growth).
The AIP offers a payout range from 0% to 200%, depending on performance compared to the pre-established targets. The maximum opportunity under the AIP is 200% of an NEO’s target opportunity, subject to adjustments based on individual performance. If performance for any component is below threshold, no payment will be made for that component. Overall payouts will be further adjusted based on the NEO’s performance against individual objectives, as determined by the CLD
Committee. Adjustments can range from zero payout for performance well below target a maximum total payout of 200%.
Long-Term Incentive Plan
The CLD Committee also approved the fiscal year 2026 long-term incentive plan awards pursuant to the 2018 Omnibus Incentive
Plan, comprised of PSUs (50%), RSUs (30%) and stock options (20%) of the target long-term incentive plan opportunity.
PSUs. PSUs are awarded based on performance aggregated over a three year performance period and are tied to the following:
•Earnings Per Share (37.5%): Based on targeted incremental growth in adjusted earnings per share;
•Return on Invested Capital (37.5%): Based on achieving targeted growth in return on invested capital; and
•Revenue Growth (25%): Based on achieving targeted revenue growth
Each PSU represents the right to receive one share of Common Stock at the target level. The number of shares ultimately to be earned depends on the achievement of the specific performance measures, with payouts ranging from 0% to 200% of the target.
Additionally, the total number of shares earned is subject to adjustment based on Sysco’s TSR relative to S&P 500 companies over the performance period. The TSR adjustment may decrease the shares earned by 25% or increase the shares earned by 25%. If achieved, dividend equivalents will accrue during the performance period and are paid in cash or shares, at the discretion of the
CLD Committee, following certification of the Company’s performance.
RSUs. Each RSU provides the NEO with the right to receive one share of Common Stock, vesting in three equal, annual installments.
Stock Options. The stock options have a 10-year expiration period and vest in three equal, annual installments.
STOCK-RELATED POLICIES
Policies and Practices for Granting Certain Equity Awards
The CLD Committee approves all equity award grants to our NEOs on or before the grant date, and the CLD Committee or the
Board has delegated to management the authority to grant such awards to certain non-NEO employees. The CLD Committee’s general practice is to complete its annual executive compensation review and determine performance goals and target compensation for our NEOs. Accordingly, annual equity awards are typically determined, reviewed and approved at the first CLD
Committee meeting of the fiscal year. These grants are then made effective shortly thereafter during a scheduled open trading window. On occasion, the CLD Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. While the CLD Committee has discretionary authority to grant equity awards to our NEOs outside of the cycle described above, the CLD Committee does not take into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation. During fiscal year 2025, the Company did not grant stock options (or similar awards)
to any NEO during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

SYSCO CORPORATION // 2025 Proxy Statement	45
COMPENSATION DISCUSSION AND ANALYSIS
Stock-Related Policies
Ownership Guidelines
The Board has implemented stock ownership guidelines to align the interests of senior management with those of our stockholders.
These guidelines require NEOs and other senior management members to hold a specified amount of shares of Sysco Common
Stock. For the purposes of determining compliance with the stock ownership guidelines, stock is defined as directly owned Sysco common stock and RSUs. Individuals have five years from their appointment date to reach their designated minimum stock ownership levels.
Stock ownership thresholds are determined based on each NEO's base salary and level of responsibility. A review by Semler
Brossy confirmed that our stock ownership guidelines are competitive within our executive compensation peer group. To monitor adherence, the Board reviews stock ownership status of each NEO during all regular meetings. NEOs who fail to meet the required ownership levels must retain 25% of the net shares from stock option exercises and 75% of net shares acquired from the vested
RSUs and PSUs.

Position	Minimum Ownership Requirement (Multiple of base salary)
CEO	7x
Executive Vice Presidents	4x
Senior Vice Presidents	2x
As of the record date, September 17, 2025, all NEOs either exceeded the ownership requirements or remained on track to achieve compliance within the five-year timeframe.
Trading Restrictions
Sysco has implemented a Securities Trading Policy (“Trading Policy”) to ensure compliance with insider trading laws and regulations. The Trading Policy prohibits trading in Sysco securities while possessing material non‐public information (“MNPI”). The
Trading Policy applies to all directors, officers and employees (including their households and certain family members), and legal entities controlled by them, as well as contractors or consultants with access to MNPI.
The Trading Policy prohibits directors, executive officers, and specified employees from trading during designated “Blackout
Periods” and from engaging in certain hedging transactions. Executive officers, including NEOs, must conduct trades exclusively through a Rule 10b5-1 trading plan, which can only be adopted during approved trading windows and when the NEO is not in possession of MNPI. The trading windows open two business days after Sysco’s release of our quarterly earnings report and closes prior to the last day of each fiscal quarter,
Rule 10b5-1 trading plans and other transactions involving Common Stock, require pre-approval from a committee consisting the
Board Chair, the Chair of the Governance Committee, and the Chief Legal Officer. The pre-approval process includes a thorough review of the proposed transaction’s amount and timing, as well as a confirmation that the executive officer does not possess any
MNPI at the time the plan is adopted.
Trades under a Rule 10b5-1 trading plan may not commence until after the “cooling off” period mandated by the SEC. Directors must also obtain prior approval from the Chief Legal Officer prior to trading.
This summary of the Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the
Sysco Securities Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended June 28, 2025.
Hedging and Pledging Restrictions
In accordance with the Trading Policy, we prohibit our directors, executive officers, including NEOs, certain designated employees and their household members from engaging in a variety of potentially risky financial transactions, including:
•Purchasing financial instruments deigned to hedge or offset potential declines in the market for Sysco securities;
•Effecting short sales of Sysco securities;
•Trading in derivative securities, including options, puts, calls, straddles or similar financial instruments; and
•Pledging Sysco securities as collateral for loans.

46	SYSCO CORPORATION // 2025 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Governance and Other Information
These restrictions aim to maintain a strong commitment to ethical behavior and corporate responsibility, ultimately enhancing the trust and confidence of our stockholders.
Clawback Policy
The CLD Committee prioritizes holding NEOs and senior management accountable, particularly in cases involving financial restatements due to material accounting irregularities or misconduct. To address these concerns, the Incentive Payment Clawback
Policy grants the CLD Committee authority, subject to applicable laws, to recoup or cancel incentive compensation that has already been paid or granted if the CLD Committee determines that one of the following applies:
•A financial restatement, excluding accounting policy changes, within the preceding 36 months that would have reduced the amount of incentive compensation had the compensation been calculated based on the restated financial results; or
•NEO engages in misconduct that contributes to a financial restatement or causes material financial or reputational harm to Sysco.
The types of compensation subject to clawback, reduction, or forfeiture under this policy include all:
•Cash-based bonuses and incentive compensation;
•Outstanding equity and equity-based awards, whether vested, unvested, or deferred; and
•Company contributions to (or for the benefit of) an NEO under the Supplemental Executive Retirement Plan (“SERP”), the
Executive Deferred Compensation Plan (“EDCP”), or the Management Savings Plan (“MSP”).
The Incentive Payment Clawback Policy does not limit Sysco’s rights to pursue other remedies against an NEO, including termination of employment or the initiation of disciplinary actions.
The CLD Committee has also adopted the Dodd-Frank Clawback Provisions in accordance with applicable NYSE listing requirements and SEC rules under Section 954 of the Dodd-Frank Act. Accordingly, erroneously awarded incentive compensation, including LTIP awards granted under the 2018 Omnibus Incentive Plan, may be clawed back if Sysco is required to prepare an accounting restatement due to material noncompliance with any securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
Protective Covenants
Equity-based awards granted to NEOs are contingent upon their entering into a Protective Covenants Agreement, which safeguards Sysco’s interests and confidential information by imposing restrictions during and after their employment. The
Protective Covenants Agreement encompasses several critical provisions, including, but not limited to:
•Prohibit engaging in unfair competitive activities that could harm Sysco’s business interests after their employment ends;
•Restrict improper solicitation of Sysco employees or customers for a defined period of time following their termination; and
•Maintain the confidentiality of Sysco’s sensitive information.
In the event that an NEO violates any of the covenants, the NEO would forfeit the benefits and proceeds associated with their equity awards. Additionally, the terms of the MSP, the SERP, and the EDCP specify that certain payments may be forfeited in the event of prohibited conduct following an NEO’s termination of employment.
EXECUTIVE COMPENSATION GOVERNANCE
AND OTHER INFORMATION
Employment and Severance Agreements
Each of our NEOs is entitled to receive specific compensation under certain circumstances following the termination of their employment. While a significant portion of their compensation is performance based, the CLD Committee has determined that offering severance and change in control benefits is essential to: (i) attract and retain executive talent in a competitive market;

SYSCO CORPORATION // 2025 Proxy Statement	47
COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Governance and Other Information
(ii) avoid lengthy and contentious negotiations or disputes; and (iii) ensure, in the event of an actual or threatened change in control of Sysco, that personal concerns do not interfere with strategic decisions that may be in the best interests of our stockholders.
The severance benefits described below are contingent upon the NEO: (i) executing a legally enforceable general release and waiver of claims in favor of Sysco; and (ii) complying with the Protective Covenants Agreement, which includes confidentiality, non-disparagement, and restrictions on competition and solicitation of Sysco employees, vendors, and customers for a period of two years following the NEO's departure from Sysco.
Mr. Hourican
Pursuant to the letter agreement dated January 10, 2020, (the “CEO Offer Letter”), Mr. Hourican is eligible for severance payments and benefits if his employment is terminated without “Cause” or if he resigns for “Good Reason” (as defined in the CEO
Offer Letter).
Non-Change in Control Termination. If Mr. Hourican’s termination does not occur upon, or within two years following a “Change in Control” (as defined in the 2018 Omnibus Incentive Plan), Mr. Hourican will be entitled to receive:
•An amount equal to two times the sum of his annual base salary and his target AIP opportunity;
•A pro-rated AIP award calculated based on the actual performance for such performance period, paid at the same time as other Sysco executives; and
•Continuation of health, dental, and vision coverage at active employee rates for 24 months.
Change in Control Termination. If Mr. Hourican’s termination occurs as a result of, or within two years following, a Change in
Control, Mr. Hourican will be entitled to:
•An amount equal to three times the sum of his annual base salary and his target AIP opportunity;
•A pro-rated AIP award calculated based on the actual performance for such performance period, paid at the same time as other Sysco executives; and
•Continuation of health, dental, and vision coverage continuation at active employee rates for 36 months.
Messrs. Bertrand, Cheung, Peck, and Phillips
Effective July 2020, the CLD Committee implemented standardized forms of severance agreements for executive vice presidents
(the “Severance Agreements”) to specify the benefits to which they are entitled to receive upon termination.
Non-Change in Control Termination. If an NEO’s employment is terminated without “Cause” or such NEO resigns for “Good
Reason” (as defined in the Severance Agreements), and the termination does not constitute a “Change in Control” (as defined in the 2018 Omnibus Incentive Plan), the NEOs will be entitled to receive:
•An amount equal to two times annual base salary;
•A pro-rated AIP award calculated based on the actual performance for such performance period, paid at the same time as other Sysco executives; and
•Reimbursement of any premiums paid by the NEO under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) in
excess of the active employee rates to maintain their health benefits for a period of 18 months; and
•Outplacement services for a period of up to 12 months.
Change in Control Termination. If the termination of employment occurs upon, or within two years following, the effectiveness of a Change in Control, the NEO will be entitled to receive:
•An amount equal to two times the sum of annual base salary and their target AIP opportunity;
•A pro-rated AIP award calculated based on the actual performance for such performance period, paid at the same time as other Sysco executives;
•Reimbursement of any premiums paid by the NEO under COBRA in excess of the active employee rates to maintain their health benefits for a period of 18 months; and
•Outplacement services for a period of up to 12 months.

48	SYSCO CORPORATION // 2025 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Governance and Other Information
Change in Control Provisions
Sysco’s change in control provisions use a “double trigger” mechanism, requiring two conditions to be met for accelerated vesting of equity-based awards: (i) a change in control; and (ii) the NEO’s termination without “cause” or resignation for “good reason”
within 12 months before or 24 months after the change in control. The CLD Committee has included similar provisions in the MSP, the SERP, and the EDCP, which provide for a reduction in benefits if they exceed the deductible limits under Section 280G of the
Internal Revenue Code (the "Code").
Relocation Expenses
The CLD Committee has implemented a policy on executive relocation expense reimbursements for all NEOs, aligning with corporate governance best practices. The policy prohibits reimbursing any losses incurred from the sale of a residence related to the relocation, and requires repayment of relocation expenses if the NEO’s employment ends within a specified period except in the cases of death, disability, a change in control, or termination without cause or for good reason.
Employee Benefits
Sysco offers a comprehensive employee benefits package to eligible employees, including NEOs, which includes a 401(k)
retirement savings plan, an employee stock purchase plan, group life insurance, and other health and welfare benefit plans. While
NEOs have access to the same health and welfare benefits as other employees, their medical coverage contributions premiums are based on salary levels resulting in higher contributions than other employees. For the 401(k) plan, Sysco contributes 3% of an employees’ eligible earnings, regardless of whether the employee makes their own contributions, and matches $0.50 for every dollar contributed by the employee on the first 6% of eligible earnings. Sysco also maintains a pension plan, closed to non-union participants since December 31, 2012, with Mr. Bertrand as the only current NEO participant.
Perquisites
The CLD Committee supports providing limited perquisites for NEOs in alignment with Sysco’s compensation philosophy. In addition to the standard benefits available to all employees, NEOs are eligible for supplementary benefits, which include additional life insurance, accidental death and dismemberment (AD&D) insurance, long-term care insurance and reimbursement for the cost of an annual comprehensive wellness examination.
Mr. Hourican is also entitled to receive additional benefits outlined in his offer letter. These include reimbursement for tax and financial planning services, as well as security monitoring services. Furthermore, based on the findings of an independent, third-
party security assessment commissioned by the CLD Committee, and in the interest of ensuring Mr. Hourican’s safety and security, the CLD Committee has approved the provision of safety and security measures, including Mr. Hourican’s use of company-
provided aircraft for limited personal travel, subject to a maximum incremental cost that was pre-established by the CLD
Committee, and usage of a secure company-provided vehicle, along with a professional driver for commuting.
The incremental costs incurred by Sysco for these benefits have been determined to be necessary for Mr. Hourican’s personal safety and security. These benefits are disclosed in the “All Other Compensation” column of the Summary Compensation Table.
The CLD Committee continually evaluates these benefits to ensure they remain appropriate and aligned with Sysco’s overall executive compensation philosophy.
Section 409A of the Internal Revenue Code
Section 409A of the Code imposes specific regulations on deferred compensation arrangements, focusing on the timing of payments, the election of deferrals, and the restrictions on the acceleration of payments. Although Sysco does not guarantee exemption from, or compliance with Section 409A, we have designed our executive compensation programs with the intention that they are exempt from, or otherwise comply with, the requirements of Section 409A.

SYSCO CORPORATION // 2025 Proxy Statement	49
COMPENSATION DISCUSSION AND ANALYSIS
Report of the Compensation and Leadership Development Committee
REPORT OF THE COMPENSATION AND
LEADERSHIP DEVELOPMENT COMMITTEE
The CLD Committee has conducted a thorough analysis of the CEO’s performance and has approved his compensation, as well as the compensation of the NEOs. In accordance with Item 402(b) of Regulation S-K, the CLD Committee engaged in detailed discussions with management regarding the Compensation Discussion and Analysis. Following this review and discussion, the
CLD Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in both the
Annual Report on Form 10-K and this Proxy Statement.
COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
Alison Kenney Paul, Chair
Larry C. Glasscock
Jill M. Golder
Bradley M. Halverson
John M. Hinshaw

50	SYSCO CORPORATION // 2025 Proxy Statement
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth information with respect to compensation for each NEO for the three prior fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Kevin P. Hourican Chair of the Board and Chief Executive Officer	2025	1,392,308	—	10,086,901	2,499,989	1,616,000	—	633,401	16,228,599
	2024	1,341,760	—	9,430,664	2,399,982	2,221,000	—	204,844	15,598,250
	2023	1,296,438	—	7,775,318	3,299,985	1,762,976	—	206,303	14,341,020
Kenny K. Cheung(7) Executive Vice President and Chief Financial Officer	2025	823,538	—	2,511,584	622,481	683,000	—	88,637	4,729,240
	2024	784,139	—	2,012,590	512,194	742,000	—	254,080	4,305,003
	2023	159,288	600,000	1,686,062	745,859	144,406	—	33,760	3,369,375
Greg D. Bertrand Executive Vice President and Global Chief Operating Officer	2025	859,154	—	2,785,520	690,388	855,000	39,688	117,811	5,347,561
	2024	824,924	—	2,311,492	586,587	1,141,000	17,650	103,082	4,984,735
	2023	749,025	—	1,745,800	740,980	848,808	9,906	147,950	4,242,469
Thomas R. Peck, Jr. Executive Vice President, Chief Information and Digital Officer	2025	760,385	—	3,718,003	535,498	504,000	—	57,181	5,575,067
	2024	726,354	—	2,029,257	514,479	687,000	—	55,877	4,012,967
	2023	678,480	—	1,448,101	614,607	645,847	—	56,899	3,443,934
Ronald L. Phillips(7) Executive Vice President and Chief Human Resources Officer	2025	703,846	—	1,709,061	423,600	467,000	—	86,625	3,390,132
	2024	682,363	—	1,635,867	415,180	646,000	—	80,620	3,460,030

(1)The salary amounts reflect the actual base salary payments earned by the NEOs in the applicable fiscal year.
(2)The amounts in this column represent the sum of RSUs and PSUs awarded at a grant date fair value of $76.54 for the August 2024 awards, in all cases computed in accordance with ASC 718. Stock awards were granted on August 21, 2024, to each of our NEOs. A supplemental stock award was granted to Mr. Peck on February 26, 2025. See "Compensation Discussion and Analysis - What We Paid - Compensation
Arrangement for Mr. Peck" above for further discussion on these grants. The values reflected in the table above include the grant date fair value of RSUs, and the grant date fair value of the PSUs at target performance. The grant date fair values of RSUs granted in fiscal year
2025 and of PSUs granted in fiscal year 2025 if target performance and maximum performance is achieved are as follows:

		Performance Share Units
	Restricted Stock Units ($)	Target ($)	Maximum ($)
Kevin P. Hourican	3,782,607	6,304,294	12,608,588
Kenny K. Cheung	941,825	1,569,759	3,139,518
Greg D. Bertrand	1,044,541	1,740,979	3,481,958
Thomas R. Peck, Jr.	810,176	2,907,827	5,815,654
Ronald L. Phillips	640,869	1,068,192	2,136,384
The fair value of these PSUs is determined based on the closing price of our Common Stock on the last business day before the grant date.
Compensation expense is recognized over the period an NEO is required to provide service based on the estimated vesting of the PSUs granted. See the Grants of Plan-Based Awards table below for more information on the stock awards granted in fiscal year 2025.
(3)The amounts in this column represent the aggregate grant date fair value of stock options granted during each year. We estimated the fair value of each stock option award using a Black-Scholes pricing model, modified for dividends and using the following assumptions: risk-
free interest rate of 1.07%; expected dividend yield of 2.58%; expected share price volatility of 26.61%; and expected term of 6.6 years. We did not assume any option exercises or risk of forfeiture during the expected option life in determining the valuation of the option awards.
Had we done so, such assumptions could have reduced the reported grant date value. The actual value, if any, an NEO may realize upon exercise of options will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, the value realized, if any, may not be at or near the value estimated by the Black-Scholes model.

SYSCO CORPORATION // 2025 Proxy Statement	51
EXECUTIVE COMPENSATION
Summary Compensation Table
(4)The amounts in this column with respect to fiscal year 2025 reflect cash awards to the eligible NEOs pursuant to awards under the AIP in fiscal year 2025, which were determined by the CLD Committee at its July 31, 2025 meeting and, to the extent not deferred by the NEO, paid shortly thereafter.
(5)The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect above-market interest on amounts in the EDCP and the MSP, and the actuarial change in the present value of the NEOs’ benefits under all pension plans established and maintained by Sysco, determined using interest rate and mortality rate assumptions consistent with those used in Sysco’s financial statements. The pension plan amounts, some of which may not be currently vested, include: (i) changes in pension plan value; and
(ii) changes in the value of benefits under the SERP. Active service-based accruals under the pension plan and the SERP ceased when each of those programs was frozen. Therefore, any subsequent changes in the actuarial present value of an NEO’s accumulated benefit under the pension plan and/or the SERP would likely be attributable, primarily, to variations in the discount rate or modifications to the actuarial assumptions. To the extent that any such aggregate change in the actuarial present value of an NEO’s accumulated benefit under the pension plan and/or the SERP was a decrease, this decrease is not reflected in the amounts shown in the “All Other Compensation”
column above or the “Total” column in the table below.
The following table shows for Mr. Bertrand, our only NEO participant, the change in the actuarial present value for the pension plan and for the SERP, as well as the above-market interest on amounts in the EDCP and MSP for fiscal year 2025:

Name	Change in Pension Plan Value ($)	Change in SERP Value ($)	Above-Market Interest on Deferred Compensation ($)	Total ($)
Greg D. Bertrand	32,670	(81,664)	7,018	39,688
(6)Fiscal year 2025 amounts reported in the “All Other Compensation” column include the following:

Name	Perquisites, Other Personal Benefits and Tax Reimbursement ($)(a)	401(k) Plan Employer Contribution ($)(b)	MSP Employer Contribution ($)(c)
Kevin P. Hourican	417,260	21,658	194,483
Kenny K. Cheung	3,634	20,850	64,153
Greg D. Bertrand	3,634	15,675	98,502
Thomas R. Peck, Jr.	3,744	20,850	32,587
Ronald L. Phillips	5,937	20,850	59,838
(a)The amount shown in this column consists of perquisite amounts over $10,000, which includes a financial advisor reimbursement for
Mr. Hourican in the amount of $15,000, use of company-provided aircraft for limited personal travel in the amount of $185,959, and the provision of certain security services, including usage of a secure company-provided vehicle, along with a professional driver for commuting in the amount of $212,072.
(b)The amount shown for each NEO reflects amounts contributed by us to the Sysco 401(k) plan during fiscal year 2025.
(c)The amount shown for each NEO reflects amounts contributed by us to the Sysco MSP during fiscal year 2025.
(7)Mr. Phillips became a NEO in fiscal year 2024; consequently, the Summary Compensation Table includes only two years of compensation information.

52	SYSCO CORPORATION // 2025 Proxy Statement
EXECUTIVE COMPENSATION
Grants of Plan-Based Awards
GRANTS OF PLAN-BASED AWARDS
The following table provides information on annual incentive award opportunities, PSUs, RSUs, and stock options under our 2018
Omnibus Incentive Plan granted to the NEOs during the prior fiscal year.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin P. Hourican	8/21/2024	—	—	—	41,183	82,366	164,732	—	—	—	6,304,294
	8/21/2024	—	—	—	—	—	—	49,420	—	—	3,782,607
	8/21/2024	—	—	—	—	—	—	—	130,140	76.54	2,499,989
		1,218,269	2,436,538	4,873,077	—	—	—	—	—	—	—
Kenny K. Cheung	8/21/2024	—	—	—	10,254	20,509	41,018	—	—	—	1,569,759
	8/21/2024	—	—	—	—	—	—	12,305	—	—	941,825
	8/21/2024	—	—	—	—	—	—	—	32,404	76.54	622,481
		514,712	1,029,423	2,058,846	—	—	—	—	—	—	—
Greg D. Bertrand	8/21/2024	—	—	—	11,373	22,746	45,492	—	—	—	1,740,979
	8/21/2024	—	—	—	—	—	—	13,647	—	—	1,044,541
	8/21/2024	—	—	—	—	—	—	—	35,939	76.54	690,388
		644,365	1,288,731	2,577,462	—	—	—	—	—	—	—
Thomas R. Peck, Jr.	8/21/2024	—	—	—	8,821	17,642	35,284	—	—	—	1,350,319
	8/21/2024	—	—	—	—	—	—	10,585	—	—	810,176
	8/21/2024	—	—	—	—	—	—	—	27,876	76.54	535,498
	2/26/2025	—	—	—	10,461	20,923	41,846	—	—	—	1,557,508
		380,192	760,385	1,520,769	—	—	—	—	—	—	—
Ronald L. Phillips	8/21/2024	—	—	—	6,978	13,956	27,912	—	—	—	1,068,192
	8/21/2024	—	—	—	—	—	—	8,373	—	—	640,869
	8/21/2024	—	—	—	—	—	—	—	22,051	76.54	423,600
		351,923	703,846	1,407,692	—	—	—	—	—	—	—
(1)Amounts represent the threshold, target, and maximum payout opportunities under the AIP for fiscal year 2025. These amounts are based on the individual’s base salary in effect at the end of each performance period, and pro-rated as applicable.
(2)Amounts represent the threshold, target, and maximum payout opportunities pursuant to the fiscal year 2025-2027 PSUs. Amounts do not include accrued dividend equivalents.
(3)Amounts represent time-based RSU awards.
(4)Amounts represent stock options awards.
(5)Reflects the exercise price for the stock options granted, equal to the closing price of our Common Stock on the preceding trading day.
(6)We determined the following estimated grant date fair values for the options reported in the table above using a Black-Scholes pricing model: (i) options issued on August 21, 2024 of $19.21 per option. The assumptions underlying these option valuations are listed below:

	Volatility	Risk-Free Rate of Return	Dividend Yield at the Date of Grant	Expected Option Life
Fiscal year 2025	26.61%	1.07%	2.58%	6.6 years
We did not assume any option exercises or risk of forfeiture during the expected option life in determining the valuation of the option awards. Had we done so, such assumptions could have reduced the reported grant date value. The actual value, if any, an executive may realize upon exercise of options will depend on the excess of the stock price over the exercise price on the date the option is exercised.
Consequently, the value realized, if any, may not be at or near the value estimated by the Black-Scholes model.
We determined the estimated grant date fair value of the PSUs granted on (i) August 21, 2024 to be $76.54, per PSU, each being the closing price of our Common Stock on the last business day before the grant date, and assuming the target number of shares would be earned at the end of the three-year performance period. Grants of PSUs are reflected at target since actual shares to be received, if any, will be determined after the three-year performance period ending on July 3, 2027. The estimated grant date fair value of each of the RSUs reported in the table above is equal to the grant date fair value of the corresponding PSUs awarded on the same date and indicated in this footnote (6) above, in each case being the closing price of our Common Stock on the last business day before the grant date.

SYSCO CORPORATION // 2025 Proxy Statement	53
EXECUTIVE COMPENSATION
Outstanding Equity Awards at Year-End
OUTSTANDING EQUITY AWARDS AT YEAR-END
The following table provides information on the stock option, RSU, and PSU grants held by each NEO as of June 28, 2025.

	Option Awards						Stock Awards
Name	Date Granted	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Kevin P. Hourican	August 2024	—	—		—	—	84,080	(2)	6,306,841
	August 2024	—	—		—	—	49,420	(3)	3,706,994
	August 2024	—	130,140	(4)	76.54	8/20/2034	—		—
	August 2023	—	—		—	—	84,175	(5)	6,313,967
	August 2023	—	—		—	—	32,064	(6)	2,405,121
	August 2023	41,623	83,246	(7)	73.53	8/9/2033	—		—
	August 2022	—	—		—	—	8,653	(8)	649,062
	August 2022	90,908	45,455	(9)	85.57	8/17/2032	—		—
	August 2021	181,268	—		76.94	8/18/2031	—		—
	August 2020	75,019	—		58.08	8/19/2030	—		—
	February 2020	303,030	—		76.27	2/11/2030	—		—
	February 2020	380,273	—		76.27	2/11/2030	—		—
Kenny K. Cheung	August 2024	—	—		—	—	20,936	(2)	1,570,409
	August 2024	—	—		—	—	12,305	(3)	922,998
	August 2024	—	32,404	(4)	76.54	8/20/2034	—		—
	August 2023	—	—		—	—	17,964	(5)	1,347,480
	August 2023	—	—		—	—	6,842	(6)	513,218
	August 2023	8,883	17,766	(7)	73.53	8/9/2033	—		—
	May 2023	—	—		—	—	17,348	(10)	1,301,273
	May 2023	—	—		—	—	2,188	(11)	164,122
	May 2023	23,963	11,982	(12)	73.39	5/10/2033	—		—
Greg D. Bertrand	August 2024	—	—		—	—	23,219	(2)	1,741,657
	August 2024	—	—		—	—	13,647	(3)	1,023,661
	August 2024	—	35,939	(4)	76.54	8/20/2034			—
	September 2023	—	—		—	—	2,925	(13)	219,404
	September 2023	—	—		—	—	1,114	(14)	83,561
	September 2023	1,415	2,830	(15)	69.95	9/10/2033	—		—
	August 2023	—	—		—	—	17,849	(5)	1,338,853
	August 2023	—	—		—	—	6,799	(6)	509,993
	August 2023	8,827	17,653	(7)	73.53	8/9/2033	—		—
	August 2022	—	—		—	—	1,943	(8)	145,744
	August 2022	20,412	10,207	(9)	85.57	8/17/2032	—		—
	August 2021	41,358	—		76.94	8/18/2031	—		—
	August 2020	49,613	—		58.08	8/19/2030	—		—
	August 2019	75,929	—		72.80	8/20/2029	—		—
	August 2018	74,649	—		75.08	8/22/2028	—		—
	August 2017	79,918	—		51.22	8/24/2027	—		—

54	SYSCO CORPORATION // 2025 Proxy Statement
EXECUTIVE COMPENSATION
Outstanding Equity Awards at Year-End

	Option Awards						Stock Awards
Name	Date Granted	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Thomas R. Peck, Jr.	February 2025	—	—		—	—	21,072	(16)	1,580,611
	August 2024	—	—		—	—	18,009	(2)	1,350,855
	August 2024	—	—		—	—	10,585	(3)	793,981
	August 2024	—	27,876	(4)	76.54	8/20/2034	—		—
	September 2023	—	—		—	—	3,334	(13)	250,083
	September 2023	—	—		—	—	1,270	(14)	95,263
	September 2023	1,613	3,225	(15)	69.95	9/10/2033	—		—
	August 2023	—	—		—	—	14,941	(5)	1,120,724
	August 2023	—	—		—	—	5,691	(6)	426,882
	August 2023	7,388	14,776	(7)	73.53	8/9/2033	—		—
	August 2022	—	—		—	—	1,611	(8)	120,841
	August 2022	16,931	8,466	(9)	85.57	8/17/2032	—		—
	August 2021	36,231	—		76.94	8/18/2031	—		—
	February 2021	30,532	—		76.14	2/10/2031	—		—
Ronald L. Phillips	August 2024	—	—		—	—	14,246	(2)	1,068,592
	August 2024	—	—		—	—	8,373	(3)	628,059
	August 2024	—	22,051	(4)	76.54	8/20/2034	—		—
	September 2023	—	—		—	—	1,987	(13)	149,045
	September 2023	—	—		—	—	756	(14)	56,708
	September 2023	962	1,922	(15)	69.95	9/10/2033	—		—
	August 2023	—	—		—	—	12,711	(5)	953,452
	August 2023	—	—		—	—	4,842	(6)	363,198
	August 2023	6,286	12,571	(7)	73.53	8/9/2033	—		—
	August 2022	—	—		—	—	1,376	(8)	103,214
	August 2022	14,463	7,232	(9)	85.57	8/17/2032	—		—
	August 2021	30,358	—		76.94	8/18/2031	—		—
(1)The aggregate value, rounded to the nearest whole dollar, of each outstanding award of RSUs and PSUs is calculated using the closing price of our Common Stock on June 27, 2025, the last trading day of fiscal year 2025, of $75.01.
(2)Represents the target number of shares of our Common Stock, rounded down to the nearest whole share, underlying the PSUs awarded to the NEO in August 2024 in connection with their annual LTIP award, as well as dividend equivalents that are expected to be paid in shares of Common Stock upon vesting of these PSUs. Each PSU represents the right to receive one share of Common Stock, at target levels, but the ultimate number of shares of Common Stock to be earned with respect to a participant’s PSUs will be determined at the end of the three-year performance period ending on July 3, 2027 and could range from 0% to 200% of the target number of PSUs granted to the participant, based on the Company’s performance relative to the pre-established targets. See “Compensation Discussion and Analysis—
What We Paid—Long Term Incentive Plan” above for further discussion of these PSUs.
(3)These RSUs were awarded to the NEO in August 2024 in connection with their annual LTIP award. One-third of these RSUs vested on
August 21, 2025, with the remainder vesting in equal installments on August 21, 2026 and 2027. See “Compensation Discussion and
Analysis—What We Paid—Long Term Incentive Plan” above for further discussion of these RSUs.
(4)These options were awarded to the NEO in August 2024 in connection with their annual LTIP award. One-third of these options vested on
August 21, 2025, with the remainder vesting in equal installments on August 21, 2026 and 2027. See “Compensation Discussion and
Analysis—What We Paid—Long Term Incentive Plan” above for further discussion of these options.
(5)These PSUs, displayed at target, were awarded to the NEOs in August 2023 in connection with their annual LTIP award, as well as dividend equivalents that are expected to be paid upon vesting of these PSUs. PSUs will be determined at the end of the three-year performance period ending on June 27, 2026 and could range from 0% to 200% of the target number of PSUs granted to the participant, based on the Company’s performance relative to the pre-established targets.
(6)These RSUs were awarded to the NEOs in August 2023 in connection with their annual LTIP award. One-third of these RSUs vested on each of August 10, 2024 and 2025, with the remainder vesting on August 10, 2026.

SYSCO CORPORATION // 2025 Proxy Statement	55
EXECUTIVE COMPENSATION
Option Exercises and Stock Vested
(7)These options were awarded to the NEOs in August 2023 in connection with their annual LTIP award. One-third of these options vested on each of August 10, 2024 and 2025, with the remainder vesting on August 10, 2026.
(8)These RSUs were awarded to the NEOs in August 2022 in connection with their annual LTIP award. One-third of these RSUs vested on each of September 1, 2023 and 2024, and 2025.
(9)These options were awarded to the NEOs in August 2022 in connection with their annual LTIP award. One-third of these options vested on each of August 18, 2023 and 2024, and 2025.
(10)These PSUs, displayed at target, were awarded to Mr. Cheung in May 2023 in connection with his appointment as Chief Financial Officer, as well as dividend equivalents that are expected to be paid upon vesting of these PSUs. PSUs will be determined at the end of the three-year performance period ending on June 28, 2025 and could range from 0% to 200% of the target number of PSUs granted to the participant, based on the Company’s performance relative to the pre-established targets.
(11)These RSUs were awarded to Mr. Cheung in May 2023 in connection with his appointment as Chief Financial Officer. One-third of these
RSUs vested on each of June 1, 2024 and 2025, with the remainder vesting on June 1, 2026.
(12)These options were awarded to Mr. Cheung in May 2023 in connection with his appointment as Chief Financial Officer. One-third of these options vested on each of May 11, 2024 and 2025, with the remainder vesting on May 11, 2026.
(13)Represents the target number of shares of Common Stock, rounded down to the nearest whole share, underlying the PSUs awarded to the
NEOs in September 2023 in connection with their expanded duties, as well as dividend equivalents that are expected to be paid in shares of Common Stock upon vesting of these PSUs. Each PSU represents the right to receive one share of Common Stock, at target levels, but the ultimate number of shares of Common Stock to be earned with respect to a participant’s PSUs will be determined at the end of the three-year performance period ending on June 27, 2026 and could range from 0% to 200% of the target number of PSUs granted to the participant, based on the Company’s performance relative to the pre-established targets.
(14)These RSUs were awarded to Messrs. Bertrand, Peck, and Phillips in September 2023 in connection with their expanded duties. One-third of these RSUs vested on each of September 11, 2024 and 2025, with the remainder vesting on September 11, 2026.
(15)These options were awarded to Messrs. Bertrand, Peck, and Phillips in September 2023 in connection with their expanded duties.
One-third of these options vested on each of September 11, 2024 and 2025, with the remainder vesting on September 11, 2026.
(16)These PSUs were awarded to Mr. Peck as a supplemental stock award inn February 26, 2025. See "Compensation Discussion and
Analysis - What We Paid - Compensation Arrangement for Mr. Peck" above for further discussion on these grants.
OPTION EXERCISES AND STOCK VESTED
The following table provides information with respect to aggregate option exercises and the vesting of stock awards during the prior fiscal year for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin P. Hourican	—	—	72,884	5,729,858
Kenny Cheung	—	—	15,417	1,204,189
Greg D. Bertrand	43,750	1,075,375	16,753	1,317,576
Thomas R. Peck Jr.	—	—	14,187	1,115,597
Ronald L. Phillips	—	—	11,917	937,202
(1)We computed the value realized upon vesting of RSUs by multiplying the number of shares of Common Stock underlying RSUs that vested by the closing price of Common Stock on the last trading day prior to the vesting date. Dividend equivalents with regard to the RSUs that vested during fiscal year 2025 were paid in cash at the time of such vesting and are not reflected in this column. We computed the value realized upon the distribution of the shares of Common Stock underlying the PSUs that vested during fiscal year 2025 by multiplying that number of shares by the NYSE closing price of Common Stock on the last trading day prior to the payable date. Dividend equivalents with regard to the PSUs that vested during fiscal year 2024 were paid in shares and credited at each dividend payment date.

56	SYSCO CORPORATION // 2025 Proxy Statement
EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation
NONQUALIFIED DEFERRED COMPENSATION
The following table provides information regarding executive contributions and related company matches, earnings, and account balances under the EDCP and the MSP for each of the NEOs during fiscal year 2025. None of the NEOs made any withdrawals or received any distributions under these plans with respect to fiscal year 2025. During ﬁscal year 2025, all NEOs were participants in the MSP and only Mr. Bertrand was a participant in the EDCP.

Name	Applicable Plan	Executive Contributions for Fiscal year 2025 ($)(1)	Registrant Contributions for Fiscal year 2025 ($)(2)	Aggregate Earnings in Fiscal Year 2025 ($)(3)	Aggregate Balance on June 27, 2025 ($)
Kevin P. Hourican	MSP	206,991	194,483	59,436	1,357,081
	EDCP	—	—	—	—
Kenny K. Cheung	MSP	66,780	64,153	12,451	174,797
	EDCP	—	—	—	—
Greg D. Bertrand	MSP	228,200	98,502	468,341	4,743,735
	EDCP	—	—	37,216	658,739
Thomas R. Peck, Jr.	MSP	—	32,587	4,010	151,706
	EDCP	—	—	—	—
Ronald L. Phillips	MSP	46,312	59,838	26,278	339,458
	EDCP	—	—	—	—
(1)For the MSP, the amount shown for each NEO includes the deferral of a portion of the salary paid to the NEO for fiscal year 2025. The amount of such deferred salary is included in the Summary Compensation Table above under the “Salary” column for fiscal year 2025.
(2)As discussed below, the MSP allows participants to defer a portion of their salary and annual incentive award and provides for Company contributions to participants’ accounts, including matching, non-elective and SERP transitional contributions. The amount shown consists of the following Company contributions for each NEO:

	Match ($)	Non-elective ($)	SERP Transition ($)
Kevin P. Hourican	97,241	97,241	—
Kenny K. Cheung	28,215	35,938	—
Greg D. Bertrand	49,251	49,251	—
Thomas R. Peck, Jr.	—	32,587	—
Ronald L. Phillips	29,919	29,919	—
(3)The above-market interest portion of these amounts is included in the fiscal year 2025 disclosure under the “Change in Pension Value and
Nonqualiﬁed Deferred Compensation Earnings” column and footnote (5) of the Summary Compensation Table above, in the following amounts: $7,018 for the EDCP and $0 for the MSP for Mr. Bertrand.
The Management Savings Plan
A non-qualified plan available to certain highly compensated employees, including NEOs, that supplements the Sysco 401(k) plan.
Participants may defer up to 50% of base salary and up to 90% of annual incentive awards (excluding LTIP awards). Sysco provides matching and non-elective contributions.
The Executive Deferred Compensation Plan
Closed to new deferrals since December 31, 2012. Participants maintain existing balances, may choose from various investment options, and are fully vested in prior deferrals and matches. Company match amounts and related earnings are subject to forfeiture under certain circumstances.

SYSCO CORPORATION // 2025 Proxy Statement	57
EXECUTIVE COMPENSATION
CEO Pay Ratio
PENSION BENEFITS
Sysco maintains two defined benefit pension plans: the tax-qualified Sysco Corporation Retirement Plan and the non-qualified
Supplemental Executive Retirement Plan (SERP). The Retirement Plan ceased accruals for non-union employees on December
31, 2012, and the SERP was frozen on June 29, 2013, with all covered participants immediately vested. SERP benefits are generally payable at age 65, or earlier with a reduction for early retirement. As of January 1, 2013, Sysco enhanced its 401(k) plan to provide greater benefits going forward. For fiscal 2025, Mr. Bertrand is the only Named Executive Officer (NEO) participating in either plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Greg D. Bertrand	Pension Plan	34.0	483,589	—
	SERP	34.0	2,377,122	—
His accrued benefits are calculated assuming continued service until the earliest age for unreduced benefits, age 65 for the
Retirement Plan and age 61 for the SERP, using specified actuarial assumptions, including discount rates of 5.76% and 5.75%, respectively. If he begins SERP benefits before age 62, he will also receive a temporary Social Security bridge payment of $1,638 per month until age 62 or death.
The Retirement Plan is designed to provide 1.5% of average monthly eligible earnings per year of credited service, payable at age
65. Early retirement is available at age 55 with 10 years of service, subject to reduction. Benefits are subject to Internal Revenue
Code compensation and benefit limits. The SERP is designed to provide 50% of an executive’s final average compensation, assuming 20 years of service. Final average compensation is based on eligible earnings over the 10 fiscal years before that date, or earlier if the participant left the plan, with special rules for service prior to 2008. Eligible earnings include base salary and a capped portion of the Management Incentive Plan (MIP) bonus; post-2008 bonuses are limited to 150% of base salary for
SERP purposes.
CEO PAY RATIO
The following table shows the ratio of our CEO’s 2025 Annual Total Compensation to the Median Employee’s 2025 Annual Total
Compensation, calculated per the requirements of Item 402(c)(2)(x) of Regulation S-K (the “Annual Total Compensation”).
For fiscal year 2025:

The Annual Total Compensation of our CEO	$16,228,599
The Annual Total Compensation of our Median Employee	$83,909.84
The Ratio of the CEO’s to the Median Employee’s Annual Total Compensation	193:1
The median employee was identified as of April 1, 2024, using total taxable earnings with applicable annualization, currency conversion, and permitted exclusions. As allowed by SEC rules, and with no material changes since last year, we used the same median employee group as in our 2024 proxy statement. This approach ensures consistency and comparability in our CEO pay ratio disclosure year over year.
Because the SEC rules for identifying the median employee and calculating the CEO pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, our disclosure may not be comparable to the CEO pay ratios reported by other companies.

58	SYSCO CORPORATION // 2025 Proxy Statement
EXECUTIVE COMPENSATION
Pay Versus Performance
PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last four completed fiscal years. In determining the
“Compensation Actually Paid” (CAP) to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (SCT) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT. Due to the valuation component of CAP, the dollar amounts do not reflect the actual amounts of compensation earned or paid during the year. The Pay Versus Performance (“PvP”) table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values required in this section for the fiscal years ending 2021,
2022, 2023, 2024 and 2025. Note that for our NEOs other than our CEO, compensation is reported as an average.

					Value of Initial Fixed $100 Investment Based On:
Year	SCT Total for Mr. Hourican ($)(1)	Compensation Actually Paid to Mr. Hourican ($)(2)	Average SCT Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(5)	Net Earnings MM ($)(6)	Operating Income MM ($)(7)
2025	16,228,599	13,039,770	4,760,500	4,041,247	164	232	1,828	3,523
2024	15,598,250	14,158,576	4,190,684	3,951,184	151	191	1,955	3,481
2023	14,341,020	8,556,035	3,333,442	1,497,738	153	147	1,770	3,210
2022	13,656,506	24,735,090	4,768,765	5,276,821	175	136	1,359	2,638
2021	23,168,494	41,044,027	4,072,368	5,627,789	151	129	524	1,417
(1)Values shown are as calculated in the SCT for each given year. Kevin P. Hourican served as CEO in 2021, 2022, 2023, 2024 and 2025.
(2)Values shown represent Mr. Hourican’s CAP calculated in accordance with SEC rules. This value is derived in part from outstanding equity compensation that may be realizable in the future, and as such, the values shown do not fully represent the actual final amount of compensation earned or paid to Mr. Hourican during the applicable years. See “Mr. Hourican (CEO) Compensation” below for additional information on the adjustments made to Mr. Hourican’s total compensation to determine CAP for each year.
(3)Values shown reflect the average total compensation of our non-CEO NEOs, as calculated in the SCT for each given year. Non-CEO NEOs were as follows:
•2025: Greg D. Bertrand, Kenny K. Cheung, Thomas R. Peck Jr., and Ronald L. Phillips;
•2024: Greg D. Bertrand, Kenny K. Cheung, Thomas R. Peck, Jr., and Ronald L. Phillips;
•2023: Aaron E. Alt, Greg D. Bertrand, Kenny K. Cheung, Thomas R. Peck, Jr., Neil A. Russell, II, and Judith S. Sansone;
•2022: Aaron E. Alt, Greg D. Bertrand, Tim Ørting Jørgensen, Thomas R. Peck, Jr., and Judith S. Sansone; and
•2021: Aaron E. Alt, Greg D. Bertrand, Joel T. Grade, Tim Ørting Jørgensen, and Thomas R. Peck, Jr.
(4)Values shown represent the average non-CEO NEOs CAP calculated in accordance with SEC rules. This value is derived in part from outstanding equity compensation that may be realizable in the future, and as such, the values shown do not fully represent the actual final amount of compensation earned or paid to the NEOs during the applicable years. See “Average Non-CEO NEOs Compensation” below for additional information on the adjustments made to the Non-CEO NEOs total compensation to determine CAP for each year.
(5)TSR assumes $100 is invested as of June 27, 2020. TSR represents cumulative return over the applicable period. The Peer Group used for this calculation was the S&P 500 Food/Staple Retail Index which is also reported on Form 10-K in the Performance Graph.
(6)Net Earnings reflected represents GAAP Net Earnings as reported on Form 10-K within the Key Operating Metrics.
(7)Operating Income is the Company-selected performance measure, per the requirements of item 402(v) of Regulation S-K.
See reconciliation in Annex I – Non-GAAP Reconciliations.

SYSCO CORPORATION // 2025 Proxy Statement	59
EXECUTIVE COMPENSATION
Pay Versus Performance
Mr. Hourican (CEO) Compensation
To determine the value of CAP for Mr. Hourican in the PVP table above, the following amounts were deducted from and added to, as applicable, Mr. Hourican’s total compensation as reported in the SCT, in accordance with Item 402(v) of Regulation S-K.

Year	SCT Total for Mr. Hourican ($)	SCT Reported Equity Award Value for Mr. Hourican ($)	Equity Award Adjustments for Mr. Hourican ($)(1)	Change in the Actuarial Present Value of Pension Benefits for Mr. Hourican ($)	Pension Benefit Adjustments for Mr. Hourican ($)	Compensation Actually Paid to Mr. Hourican ($)
2025	16,228,599	(12,586,890)	9,398,061	—	—	13,039,770
2024	15,598,250	(11,830,646)	10,390,972	—	—	14,158,576
2023	14,341,020	(11,075,303)	5,290,318	—	—	8,556,035
2022	13,656,506	(10,137,657)	21,216,241	—	—	24,735,090
2021	23,168,494	(19,155,231)	37,030,764	—	—	41,044,027
(1)Represents the year-over-year change in the fair value of equity awards to Mr. Hourican as summarized below:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2025	11,655,463	(2,968,620)	—	113,589	—	597,629	9,398,061
2024	11,177,089	(810,354)	—	(493,976)	—	518,213	10,390,972
2023	8,298,461	(1,803,464)	—	(1,508,143)	—	303,464	5,290,318
2022	13,067,265	4,093,998	—	3,450,805	—	604,173	21,216,241
2021	28,685,543	6,990,463	—	983,825	—	370,933	37,030,764
In the table above, the equity values are computed in accordance with the methodologies used for financial reporting purposes, reflecting updated economic assumptions as of the valuation dates.
Average Non-CEO NEO Compensation
To determine the value of CAP for the non-CEO NEOs in the PVP table above, the following amounts were deducted from and added to, as applicable, the average total compensation as reported in the SCT, in accordance with Item 402(v) of Regulation S-K.

Year	Average SCT Total for Non-CEO NEOs ($)	Average SCT Reported Equity Award Value for Non-CEO NEOs ($)	Average Equity Award Adjustments for Non-CEO NEOs ($)(1)	Change in the Actuarial Present Value of Pension Benefits for Non- CEO NEOs ($)(2)	Pension Benefit Adjustments for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2025	4,760,500	(3,249,033)	2,532,146	(2,366)	—	4,041,247
2024	4,190,684	(2,504,411)	2,267,277	(2,366)	—	3,951,184
2023	3,333,442	(2,145,906)	310,202	—	—	1,497,738
2022	4,768,765	(2,635,513)	3,143,569	—	—	5,276,821
2021	4,072,368	(2,275,596)	3,831,286	(269)	—	5,627,789
(1)Represents the year-over-year change in the fair value of equity awards to our Non-CEO NEO’s as summarized below.
(2)The change in actuarial present value of pension benefits for Non-CEO NEOs was updated for 2021 and 2024 to reflect the positive average change in the present value of pension benefits for a NEO not previously included.

60	SYSCO CORPORATION // 2025 Proxy Statement
EXECUTIVE COMPENSATION
Pay Versus Performance

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2025	3,040,400	(625,267)	—	(15,228)	—	132,241	2,532,146
2024	2,382,551	(133,187)	—	(96,373)	—	114,286	2,267,277
2023	1,385,454	(191,650)	—	(318,402)	(609,532)	44,332	310,202
2022	2,808,683	286,402	—	253,935	(287,778)	82,327	3,143,569
2021	3,015,663	474,690	—	275,233	—	65,700	3,831,286
In the table above, the equity values are computed in accordance with the methodologies used for financial reporting purposes, reflecting updated economic assumptions as of the valuation dates.
Company-Selected Measure and Other Financial Performance Measures
The following financial performance measures, listed alphabetically, were used to link NEO Compensation Actually Paid to company performance during the most recently completed fiscal year.

Performance Measures
Cost Per Piece
Operating Income
EPS Growth
Local Case Growth
Market Share Growth
Relative TSR
Return on Invested Capital (ROIC)
Revenue Growth

Relationship of Compensation Actually Paid and Performance Measures
The following charts describe the relationship of CAP to the performance measures listed in the PVP Table above. Generally, CAP has a low correlation with the financial measures for the years shown in the charts below. Sysco places significant emphasis on equity compensation, which is sensitive to stock price changes. Due to the sensitivity of CAP to stock price changes, the timing of the grants and the changes in stock price thereafter significantly influence the CAP each year, as determined under Item 402(v) of
Regulation S-K.

SYSCO CORPORATION // 2025 Proxy Statement	61
EXECUTIVE COMPENSATION
Equity Compensation Plan Information
COMPENSATION ACTUALLY PAID VS. SYSCO 5-YEAR
CUMULATIVE TSR VS. PEER 5-YEAR CUMULATIVE TSR

50
40
30
20
10
0
250
200
150
100
50
0
$232
$191
$175
$164
$151
$153
$147
$151
$129
$136
2021
2022
2023
2024
2025

Compensation Actually Paid
(in Millions)
Total Shareholder Returns

■	CEO - Hourican	■	Avg. NEOs	TSR	Peer TSR
COMPENSATION ACTUALLY PAID VS. NET EARNINGS

$524
$1,359
$1,770
$1,955
$1,828
50
40
30
20
10
0
2,000
1,500
1,000
500
0
2021
2022
2023
2024
2025

Compensation Actually Paid
(in Millions)
Net Earnings (in Millions)

■	CEO - Hourican	■	Avg. NEOs	Net Earnings
COMPENSATION ACTUALLY PAID VS. OPERATING INCOME(1)

50
40
30
20
10
0
$1,417
$2,638
$3,210
$3,481
$3,523
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
2021
2022
2023
2024
2024

Compensation Actually Paid
(in Millions)
Operating Income: CSM
(in Millions)

■	CEO - Hourican	■	Avg. NEOs	Operating Income
(1)Operating Income includes non-GAAP adjustments. See reconciliation in Annex I – Non-GAAP Reconciliations.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information regarding equity compensation plans as of June 28, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	7,858,733	$69.31	48,608,349	(1)
Equity compensation plans not approved by security holders	—	—	—
TOTAL	7,858,733	$69.31	48,608,349	(1)
(1)Includes 37,130,115 shares issuable pursuant to our 2018 Omnibus Incentive Plan, of which 10,184,738 shares are eligible to be granted as full value awards, and 11,478,234 shares issuable pursuant to our Employee Stock Purchase Plan as of June 28, 2025.

62	SYSCO CORPORATION // 2025 Proxy Statement
EXECUTIVE COMPENSATION
Quantification of Termination/Change in Control Payments
QUANTIFICATION OF TERMINATION/
CHANGE IN CONTROL PAYMENTS
We have entered into certain agreements and maintain certain plans that will require us to provide compensation for the NEOs in the event of specified terminations of their employment or upon a change in control of Sysco, see “Executive Compensation
Governance and Other Information” and “Pension Benefits” above for more details. We have listed the amount of compensation we would be required to pay to each NEO in each situation in the tables below. Amounts included in the tables are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Due to the number of factors that affect the nature and amount of any benefits provided, any actual amounts we pay or distribute may differ materially from the amounts set forth below. Factors that could affect these amounts include the timing during the year of any such event, the value of future bonuses, the value of our stock on the date of the change in control, and the ages and life expectancy of each executive and his or her spouse. The amounts shown in the tables below assume that the event that triggered the payment occurred on June 28, 2025. All amounts shown represent total payments, except as otherwise noted. We expect to time the payment of all amounts shown to comply with Section 409A of the Code.

KEVIN P. HOURICAN
Termination Scenario	Severance Payment ($)	Payments and Benefits Under SERP ($)(1)	PSU Payments ($)(2)		Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units ($)(3)		Insurance Payments ($)(4)		Other ($)(5)
Retirement	—	—	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)
Death	—	—	12,620,806		7,121,228		1,200,000		65,873
Disability	—	—	12,620,806		7,121,228		4,495,000		65,873
Voluntary Resignation	—	—	—		—		—		—
Termination for Cause	—	—	—		—		—		—
Involuntary Termination w/o Cause, or Resignation for Good Reason	7,700,000	—	—		—		29,736		65,873
Change in Control w/o Termination	—	—	—		—		—		—
Termination w/o Cause following a Change in Control	11,550,000	—	12,620,806		7,121,228		44,604		65,873

KENNY K. CHEUNG
Termination Scenario	Severance Payment ($)	Payments and Benefits Under SERP ($)(1)	PSU Payments ($)(2)		Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units ($)(3)		Insurance Payments ($)(4)		Other ($)(5)
Retirement	—	—	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)
Death	—	—	2,917,860		1,697,979		1,200,000		43,939
Disability	—	—	2,917,860		1,697,979		7,592,000		43,939
Voluntary Resignation	—	—	—		—		—		—
Termination for Cause	—	—	—		—		—		—
Involuntary Termination w/o Cause, or Resignation for Good Reason	1,660,000	—	—		—		24,786		68,939
Change in Control w/o Termination	—	—	—		—		—		—
Termination w/o Cause following a Change in Control(7)	3,735,000	—	2,917,860		1,697,979		24,786		68,939

SYSCO CORPORATION // 2025 Proxy Statement	63
EXECUTIVE COMPENSATION
Quantification of Termination/Change in Control Payments

GREG D. BERTRAND
Termination Scenario	Severance Payment ($)	Payments and Benefits Under SERP ($)(1)	PSU Payments ($)(2)	Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units ($)(3)	Insurance Payments ($)(4)	Other ($)(5)
Retirement	—	2,373,984	1,613,573	818,488	—	94,981
Death	—	2,326,872	3,299,930	1,863,030	1,200,000	94,981
Disability	—	2,373,984	3,299,930	1,863,030	1,211,000	94,981
Voluntary Resignation	—	2,373,984	—	—	—	—
Termination for Cause	—	—	—	—	—	—
Involuntary Termination w/o Cause, or Resignation for Good Reason	1,726,000	2,373,984	—	—	22,266	119,981
Change in Control w/o Termination	—	—	—	—	—	—
Termination w/o Cause following a Change in Control	4,315,000	2,373,984	3,299,930	1,863,030	22,266	119,981

THOMAS R. PECK, JR.
Termination Scenario	Severance Payment ($)	Payments and Benefits Under SERP ($)(1)	PSU Payments ($)(2)		Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units ($)(3)		Insurance Payments ($)(4)		Other ($)(5)
Retirement	—	—	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)
Death	—	—	2,935,286		1,524,944		1,200,000		41,438
Disability	—	—	2,935,286		1,524,944		2,199,000		41,438
Voluntary Resignation	—	—	—		—		—		—
Termination for Cause	—	—	—		—		—		—
Involuntary Termination w/o Cause, or Resignation for Good Reason	1,530,000	—	—		—		13,896		66,438
Change in Control w/o Termination	—	—	—		—		—		—
Termination w/o Cause following a Change in Control(7)	3,060,000	—	4,302,285		1,524,944		13,896		66,438

64	SYSCO CORPORATION // 2025 Proxy Statement
EXECUTIVE COMPENSATION
Quantification of Termination/Change in Control Payments

RONALD L. PHILLIPS
Termination Scenario	Severance Payment ($)	Payments and Benefits Under SERP ($)(1)	PSU Payments ($)(2)		Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units ($)(3)		Insurance Payments ($)(4)		Other ($)(5)
Retirement	—	—	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)
Death	—	—	2,171,126		1,219,822		1,200,000		39,167
Disability	—	—	2,171,126		1,219,822		1,516,000		39,167
Voluntary Resignation	—	—	—		—		—		—
Termination for Cause	—	—	—		—		—		—
Involuntary Termination w/o Cause, or Resignation for Good Reason	1,412,000	—	—		—		20,718		64,167
Change in Control w/o Termination	—	—	—		—		—		—
Termination w/o Cause following a Change in Control(7)	2,824,000	—	2,171,126		1,219,822		20,718		64,167
(1)All amounts shown are present values of eligible benefits as of June 28, 2025, calculated using an annual discount rate of 5.75%, which represents the rate used in determining the values disclosed in the “Pension Benefits” table above. See “Pension Benefits” above for a discussion of the terms of the SERP and the assumptions used in calculating the present values contained in the table. The amount and expected number of benefit payments to each executive are based on each respective termination event, the form of payment, the age of the executive and his or her spouse, and mortality assumptions. During the SERP payout period, a participant’s remaining benefit under the
SERP may be subject to forfeiture under certain circumstances if the committee administering the SERP finds that the participant has engaged in competition with the Company, solicited business of the Company, made disparaging remarks about the Company or misappropriated trade secrets or confidential information of the Company. Following are specific notes regarding benefits payable to
Mr. Bertrand, the only NEO who participates in the SERP:
•Death — If an active participant dies, the participant’s spouse will receive a monthly benefit payable for life with 120 monthly payments guaranteed. The amounts shown reflect payments as follows:

	Estimated # of Payments	Amount of Payment	Payment Frequency
Greg D. Bertrand	354	$14,036	Monthly
•Disability; Involuntary Termination without Cause, or Resignation for Good Reason; Termination without Cause following a
Change in Control — The amounts shown reflect the following monthly payments:

	Disability, Involuntary Termination without Cause, or Resignation for Good Reason		Termination without Cause following a Change in Control
Name	Estimated # of Payments	Amount of Payment	Estimated # of Payments	Amount of Payment
Greg D. Bertrand	362	$13,924	362	$13,924
•Change in Control without Termination — Benefit payments are not triggered.
(2)The amounts shown include payment with respect to the PSU awards made in August 2023, September 2023, and August 2024 (with a fiscal years 2024-2026, 2024-2026, and 2025-2027 performance period, respectively). For Mr. Peck’s special performance award granted in February 2025, the performance period is 1/31/2025-1/31/2028. For purposes of this disclosure, and in accordance with the documents governing the PSUs, our calculations reflect the following assumptions:
Retirement: Amounts reflect the pro-rated estimated value of the PSU awards based on forecasted Company performance with regard to the applicable performance criteria. The PSU awards are pro-rated for the number of whole fiscal months during the performance period during which the executive was actively employed. The pro rata factor used was 66.7% for the PSUs issued in August 2023/September
2023, and 33.0% for the PSUs issued in August 2024.
Death: Amounts reflect the estimated value of the PSU awards based on Company performance assumed at “target.” Mr. Peck’s February
2025 performance awards will vest pro rata at target (factor of 13.5%).
Disability: Amounts reflect the estimated value of the PSU awards based on forecasted Company performance with regard to the applicable performance criteria. Mr Peck’s February 2025 performance awards will vest pro rata (factor of 13.5%).
Change in Control without Termination: PSUs are not subject to accelerated vesting under this scenario.

SYSCO CORPORATION // 2025 Proxy Statement	65
EXECUTIVE COMPENSATION
Quantification of Termination/Change in Control Payments
Termination Without Cause Following Change in Control: Amounts reflect the estimated value of the PSU awards based on Company performance assumed at “target.”
(3)The amounts shown include the value of unvested accelerated RSUs, valued at the closing price of Common Stock on June 27, 2025, the last business day of our 2025 fiscal year, plus the difference between the exercise prices of unvested accelerated options and the closing price of Common Stock on June 27, 2025 multiplied by the number of such options outstanding. See “Outstanding Equity Awards at Fiscal
Year-End” for disclosure of the events causing an acceleration of outstanding unvested options and RSUs.
(4)The amounts shown include payments we will make in connection with additional life insurance coverage, long-term disability coverage and long-term care insurance. In the event of death, a lump sum Basic Life Insurance benefit is payable in an amount equal to $150,000. An additional benefit is paid in an amount equal to two times the executive’s base salary at the beginning of the year in which the death occurred, subject to a maximum of $1,050,000. The value of the benefits payable is doubled in the event of an accidental death. In the event of disability, a maximum monthly Long-Term Disability benefit of $30,000 would be payable to age 65, following a 180-day elimination period. The amounts for Mr. Hourican associated with either (i) “Involuntary Termination w/o Cause, or Resignation for Good Reason” and
(ii) “Termination w/o Cause following a Change in Control” represent the value of the continuation of Mr. Hourican’s health benefits under the Company’s group health plans for a period of two years and three years, respectively, following his separation of employment with Sysco.
(5)Includes retiree medical benefits, the payment of accrued but unused vacation and outplacement services for all NEOs. Messrs. Cheung,
Bertrand, Peck, and Phillips are eligible to receive outplacement services for involuntary termination w/o cause or resignation for good reason or termination w/o cause following a change in control.
(6)Indicates that the NEO did not qualify for retirement with respect to the applicable compensation component as of June 28, 2025.
(7)Per the agreement, the amounts shown for Messrs. Cheung, Peck and Phillips would be eligible for a 280G best-net cutback in the case of termination without cause following change in control of $1,543,833, $165,307 and $159,323, respectively.

66	SYSCO CORPORATION // 2025 Proxy Statement
REPORT OF THE
AUDIT COMMITTEE
Sysco’s Audit Committee reports to, and acts on behalf of, the Board of Directors, and is composed of five directors who each satisfy the independence, financial literacy and other requirements of the NYSE listing standards and the U.S. federal securities laws. The Board has determined that Messrs. Dibadj and Halverson and Ms. Golder meeting the SEC criteria of an “audit committee financial expert”. The role of the Audit Committee is to assist the Board in its oversight of:
•Compliance with legal and regulatory requirements;
•Corporate accounting;
•Reporting practices;
•The integrity of the Company’s financial statements;
•The qualifications, independence and performance of Ernst & Young LLP, Sysco’s independent registered public accounting firm (“Ernst & Young”);
•The performance of Sysco’s internal audit function; and
•Risk assessment and risk management.
During fiscal year 2025, the Audit Committee held eleven meetings and fulfilled all of its responsibilities as set forth in the committee’s charter, including:
•Reviewing with Ernst & Young and the internal auditors the overall scope and plans for their respective audits for the fiscal year;
•Approving all audit engagement fees and terms, as well as permissible non-audit engagements with Ernst & Young (please refer to “Fees Paid to Independent Registered Public Accounting Firm” below for a detailed discussion of such fees and related approvals);
•Reviewing the experience and qualifications of the senior members of Ernst & Young’s audit team;
•Assuring the regular rotation of Ernst & Young’s lead audit partner as required by law, and considering whether there should be rotation of the independent registered public accounting firm itself;
•Reviewing and discussing with management the earnings press releases prior to release to the public;
•Meeting with Ernst & Young and the internal auditors, with and without management present, to discuss the adequacy and effectiveness of Sysco’s internal control over financial reporting and the overall quality of the Company’s financial reporting; and
•Meeting independently with each of Sysco’s CEO, Chief Financial Officer and Chief Accounting Officer.
As required by its charter, the Audit Committee has also met and held discussions with management and Ernst & Young regarding
Sysco’s audited consolidated financial statements for the fiscal year ended June 28, 2025. Management represented to the Audit
Committee that Sysco’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Ernst & Young. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Ernst & Young provided to the Audit
Committee the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526,
“Communication with Audit Committees Concerning Independence”, as modified or supplemented, and the Audit Committee discussed with Ernst & Young that firm’s independence.
Based on the Audit Committee’s discussion with management and Ernst & Young and the Audit Committee’s review of the representations of management and Ernst & Young’s report, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Sysco’s Annual Report on Form 10-K for the fiscal year ended
June 28, 2025 for filing with the SEC.
AUDIT COMMITTEE
Bradley M. Halverson, Chair
Francesca DeBiase
Ali Dibadj
Jill M. Golder
Roberto Marques

SYSCO CORPORATION // 2025 Proxy Statement	67
FEES PAID TO INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM
The following table presents fees billed for professional audit services rendered by Ernst & Young for the audit of Sysco’s annual financial statements for fiscal year 2025 and 2024, as well as other services rendered by Ernst & Young during those periods (all of which services were approved by the Audit Committee in accordance with the Pre-approval Policy described below):

	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)
Audit Fees(1)	10,719,000	10,187,000
Audit-Related Fees(2)	497,000	573,000
Tax Fees(3)	3,609,235	2,608,187
All Other Fees(4)	11,177	11,162
(1)Audit fees consisted of fees for the audit and quarterly reviews of the consolidated financial statements (including an audit of the effectiveness of the Company’s internal control over financial reporting), assistance with and review of documents filed with the SEC, and statutory audits.
(2)Audit-related fees consisted of fees for the audit of the Company’s benefit plan, environmental, social and governance limited assurance services, and other audit-related services.
(3)For fiscal year 2025, tax fees consisted of $2.6 million related to tax compliance services and $1.0 million related to other tax-related services. For fiscal year 2024, tax fees consisted of $2.3 million related to tax compliance services and $0.3 million related to other tax-related services.
(4)All other fees consisted of fees paid for access to online interpretive accounting guidance.
PRE-APPROVAL POLICY
It is the Audit Committee’s policy to comply with Section 10A(i) of the Exchange Act, which requires the Audit Committee to pre-approve all services, including audit services and permissible audit-related, tax and non-audit services, to be provided by Ernst
& Young to the Company, subject to an exception for certain permitted, de minimis non-audit services that are approved by the
Audit Committee prior to completion of the audit. The Audit Committee has established procedures authorizing the Audit
Committee chair to approve the engagement of Ernst & Young to provide permitted non-audit services, provided that such pre-approval is reported to the Audit Committee at the next regular meeting and subject to the Audit Committee’s authority to withdraw such pre-approval. During fiscal year 2025, Ernst & Young did not provide any services prohibited under the
Sarbanes-Oxley Act of 2002.

68	SYSCO CORPORATION // 2025 Proxy Statement

Item 3	Ratification of the Appointment of Ernst & Young LLP as Sysco’s Independent Registered Public Accounting Firm
The Board unanimously recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm for fiscal year 2026.
The Audit Committee of the Board has appointed Ernst & Young LLP ("Ernst & Young") as Sysco’s independent registered public accounting firm for fiscal year 2026. Ernst & Young has served as the Company’s independent registered public accounting firm, providing auditing, financial and tax services, since fiscal year 2002. In determining to appoint Ernst & Young, the Audit Committee carefully considered Ernst & Young’s past performance for the Company, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards.
Although the Company is not required to seek ratification, the Audit Committee and the Board believe it is sound corporate governance to do so. If stockholders do not ratify the appointment of Ernst & Young, the current appointment will stand, but the
Audit Committee will consider the stockholders’ action in determining whether to appoint Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2027.
Representatives of Ernst & Young will attend the Annual Meeting and will have the opportunity to make a statement if they wish.
They will also be available to respond to appropriate questions.
REQUIRED VOTE
The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

SYSCO CORPORATION // 2025 Proxy Statement	69

Item 4	Stockholder Proposal
The Board recommends a vote AGAINST this proposal.
The Accountability Board, Inc. of 401 Edgewater Place STE 600, Wakefield, Massachusetts 01880, owner of at least $15,000 in market value of Sysco Common Stock, has notified us that it intends to present the following proposal at the Annual Meeting. The proposal and supporting statement, for which Sysco accepts no responsibility, are set forth below exactly as they were submitted by the proponent.
RESOLVED: Shareholders ask the Board to adopt a policy, and amend its governance documents as necessary, requiring that the
Board Chair and CEO roles be separate positions held by different people.
DEAR FELLOW SHAREHOLDERS:
We believe stable board leadership is fundamental to strong governance—and that distinct board chair and CEO roles enhance a company’s prospects for success by enabling the CEO to focus on developing and implementing strategic plans and managing the company’s daily business while the chair leads the board in its oversight and advisory roles.
Sysco, however, has had six Chairs with eight different titles since 2009, including three who’ve concurrently served as CEO.
•Richard Schnieders was Chair/CEO.
•Manuel Fernandez was then appointed Non-Executive Chair and, later, Executive Chair.
•Jackie Ward then became Non-Executive Chair.
•Tom Bené then became Chair/CEO.
•Ed Shirley was then made Interim Executive Chair and later, Non-Executive Chair.
•Kevin Hourican then became Chair/CEO.
Meanwhile, a solid majority (60%) of the S&P 500 now has separate Board Chairs and CEOs.(i)
Further, we note that Sysco’s own Governance Guidelines task the Board with management oversight and
CEO evaluation.
But the Board’s ability to effectively execute those critical roles is seriously hindered, we believe, by having the same CEO it’s tasked with overseeing also serve as Chair.
Finally, consider that a 2019 shareholder proposal at Sysco seeking an independent Chair policy received over 30% of the vote.
That’s a substantial result for any proposal, though was especially significant in our view considering Sysco’s strong performance leading up to the 2019 annual meeting.
More recently though, Sysco has significantly underperformed both the S&P 500 and S&P 500 Food/Staple Retail Index, with its
2024 10-K showing a cumulative total five-year return of just 15%. Had shareholders invested in the S&P 500 Food/Staple Retail
Index over that period, their return would’ve been over 100%.
Using data from Sysco’s 10-K, here’s the 5-year comparison(ii):

70	SYSCO CORPORATION // 2025 Proxy Statement
ITEM 4 STOCKHOLDER PROPOSAL

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100 and Dividend Reinvestment
220
200
180
160
140
120
100
80
60
2019
2020
2021
2022
2023
2024
Sysco
S&P 500
S&P 500 Food/Staple Retail Index

Looking ahead, we believe stable, policy-driven leadership with a clear division of Chair and CEO duties would benefit shareholders.
As this proposal (unlike the 2019 proposal) doesn’t seek an independent Chair policy, its adoption would let the Board retain significant flexibility to choose its leadership structure, while ensuring the Chair and CEO roles are separate.
Although the Board may favor having absolute flexibility, considering Sysco’s flurry of Board leadership changes, its recent performance concerns, and the insurmountable conflict arising from a CEO overseeing him or herself, we believe support for its adoption is warranted.
Thank you.
(i)Source: Spencer Stuart 2024 Board Index
(ii)Each year represents the last trading day of that fiscal year.

SYSCO CORPORATION // 2025 Proxy Statement	71
ITEM 4 STOCKHOLDER PROPOSAL
Board of Directors’ Statement in Opposition of the Proposal
BOARD OF DIRECTORS’ STATEMENT IN
OPPOSITION OF THE PROPOSAL
The Board has carefully considered the stockholder proposal and, for the reasons described below, believes that implementation of the proposal is not necessary and not in the best interests of Sysco or its stockholders.
Sysco’s stockholders rejected a proposal requiring an independent Chair in 2019, which would also have resulted in the separation of the Chair and CEO roles as requested by this proposal, and did so by an overwhelming majority (70% AGAINST). Our stockholders chose flexibility. The Board urges Sysco stockholders to continue to choose flexibility and thoughtful leadership and, once again, vote against this proposal for the reasons outlined below.
The Board is in the best position to determine Sysco’s leadership structure and should retain the flexibility to do so.
Selecting the right leadership structure for Sysco, in light of current circumstances and Sysco’s needs, is fundamental to exercising the Board’s oversight responsibilities. At this time, the Board does not believe Sysco should mandate that different individuals hold the positions of Chair and CEO or that such an inflexible policy would benefit Sysco or its stockholders.
Our Guidelines provide the Board with the flexibility to determine the leadership structure that best serves the interests of Sysco and our stakeholders, taking into account the unique circumstances facing the Company at any particular time. The Board annually evaluates its leadership structure to assess whether any changes would benefit stockholders. The Chair and CEO roles are distinct under our governing documents, and the Board is free to elect an independent Chair or a current or former employee or other non-
independent director to serve as Chair. When an independent Chair is not selected, the Board annually elects a Lead Independent
Director to serve from among the independent directors.
As the stockholder proposal acknowledges, the Board has exercised this flexibility and selected various leadership structures since its founding in 1969. Sysco has had numerous Chairs who were not the CEO - including independent Chairs and executive Chairs.
Most recently, when Mr. Hourican was appointed CEO of Sysco in 2020, the Board chose to elect a separate Executive Chair. After almost five years as CEO, and much thoughtful consideration, the Board decided that Mr. Hourican is best positioned to lead the
Board as its Chair. The Board believes that, at this time, the combined Chair and CEO role has important advantages, including
Mr. Hourican’s deep understanding of Sysco’s business, day-to-day operations and strategy as well as enhancing Board efficiency and effectiveness.
Mandating that separate individuals serve as Chair and CEO would lock the Board into a “one-size-fits-all” approach that does not allow the Board to adapt or change. While the Board has determined that currently the Chair and CEO should be held by the same person, the Board has come to a different conclusion in the past and could come to a different conclusion in the future.
Sysco’s Lead Independent Director provides strong independent leadership and robust oversight.
When the Board combines the CEO and Chair roles, it is required to appoint a Lead Independent Director. The Board believes that this structure, which calls for a strong, independent and highly experienced Lead Independent Director with well-defined responsibilities, working alongside Sysco’s experienced and engaged independent directors, provides Sysco with effective oversight.
Our current Lead Independent Director, Mr. Larry C. Glasscock, has served as lead director or chair of the board at three public companies (Simon Property Group, Zimmer Biomet Holdings, WellPoint, Inc. (now Elevance, Inc.)). In addition, he held positions as a public company CEO at one company (WellPoint, Inc.). He has also served Sysco’s board through multiple business cycles and previously served as Chair of our Governance Committee, where he guided a number of successful leadership transitions. Mr.
Glasscock also has a deep understanding of our business that enhances his independence from management.
Mr. Glasscock actively and routinely engages with Sysco’s Chair and CEO on overall strategy, enterprise risk oversight and succession planning. Our Guidelines set forth additional Lead Independent Director duties, including that he:
•Presides at all Board meetings where the Chair is not
present, including executive sessions of the
independent directors;
•Consults with the independent directors and serves as the
primary liaison between the independent directors and the
Chair and CEO;
•Provides guidance and coaching to the CEO;
•Ensures effective communication among Board members;
•Consults with the CEO on the board agenda and ensures
there is adequate time allotted for key topics;
•Establishes the agenda, calls and presides at each meeting
of the independent directors as necessary or desirable;

72	SYSCO CORPORATION // 2025 Proxy Statement
ITEM 4 STOCKHOLDER PROPOSAL
Required Vote
•Approves materials sent to the Board and advises on
such information;
•Evaluates, in conjunction with the CLD Committee, the
performance of the Chair and CEO (if separate individual)
relative to any corporate goals and objectives established
by the CLD Committee;
•Leads the Board’s annual self-assessment;
•Retains outside advisors and consultants to report directly to the Board;
•Maintains free and open communication with the
management of Sysco; and
•Participates in stockholder outreach.
Mr. Glasscock’s substantial business experience and prior board service allows him to provide strong independent leadership and makes him a valued advisor to our Chair and CEO and a highly effective Lead Independent Director.
Sysco’s overall leadership structure further enhances our effective and independent governance.
Contrary to the proponent’s suggestion, our CEO does not oversee himself. The Board oversees and directs the CEO, and the
Lead Independent Director and our independent Board Committees provide additional independent leadership. Furthermore, the additional Board practices below bolster our Board’s effectiveness and accountability:
•The CLD Committee, with the Lead Independent Director, evaluates the performance and determines the compensation for the CEO and oversees the process for the evaluation of senior management;
•The Board annually considers the potential benefits of having an independent director serve in the role of Chair;
•The Board is comprised of highly experienced directors possessing a broad and diverse range of skills and backgrounds;
•All directors (except Mr. Hourican) are independent under NYSE independence standards;
•Each of our key standing committees (Audit, CLD and CGN) is comprised solely of independent directors;
•The independent directors meet regularly in executive session without the CEO or any other member of management present;
The Board works through its committees and senior management to exercise oversight of the enterprise risk management process; and
•Board leaders, including the Lead Independent Director and the Chair of our CGN Committee, participate in stockholder engagement initiatives.
In addition, the Board engages in a robust evaluation process, which includes annual Board and committee self-evaluations that aim to increase Board effectiveness and inform future Board refreshment efforts. The Board also performs periodic 360-degree performance evaluations of individual directors.
Sysco’s other strong governance practices bolster accountability and flexibility by its Board.
The Board recognizes that a commitment to strong corporate governance standards is an essential element of promoting long-term stockholder value and promoting accountability, and the Board has continuously sought to adopt strong corporate governance practices. These practices include majority voting for directors, requirements to tender resignation for less than majority approval, director stock ownership requirements, proxy access and others, are discussed on page 20 of this proxy statement.
Given the robust role and responsibilities of our Lead Independent Director and Sysco’s corporate governance practices, the Board believes it is in the best interests of the Company and its stockholders to maintain the flexibility to determine the appropriate leadership structure for the Company at any given time. Adopting the rigid policy suggested by this proposal would impair the
Board’s ability to exercise its judgment and act in the best interest of Sysco and its stockholders. The Board urges you to vote
AGAINST this proposal.
REQUIRED VOTE
The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

For the reasons described above, the Board unanimously recommends that you vote AGAINST this proposal.

SYSCO CORPORATION // 2025 Proxy Statement	73
STOCKHOLDER PROPOSALS
PRESENTING BUSINESS OR NOMINATING
DIRECTORS FOR ELECTION
Submitting Proposals under Rule 14a-8
If you would like to present a proposal under Rule 14a-8 of the Exchange Act, at our 2026 Annual Meeting of Stockholders, we
must receive it no later than June 4, 2026.
Submitting Proxy Access Director Nominees
If you wish to submit up to two director nominees for inclusion in the Proxy Statement for our 2026 Annual Meeting pursuant to
Article I, Section 9 of the Company’s Bylaws, the Corporate Secretary must receive your proxy access notice between July 7, 2026 and August 16, 2026. You must satisfy the applicable eligibility requirements described in, and your proxy access notice must include the information required by, the Company’s Bylaws.
Other Proposals or Director Nominees
If you want to present any other business at our 2026 Annual Meeting, including nominating one or more individuals to serve as director outside of our proxy access process, the Corporate Secretary must receive notice of your proposed business pursuant to
Article I, Section 8, or notice of your proposed director nominee pursuant to Article I, Section 7, of the Company’s Bylaws, between
July 7, 2026, and August 16, 2026.
You must be a stockholder of record on the date you provide notice of your proposal to the Company and on the record date for determining stockholders entitled to notice of the meeting and to vote. In each instance, you must comply with, and provide the information required by, the applicable provisions of the Company’s Bylaws within the deadline specified above.
In addition to giving notice pursuant to the advance notice provisions of the Company’s Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must also provide the notice required pursuant to
Rule 14a-9, the SEC’s universal proxy rule, to the Corporate Secretary regarding such intent no later than September 15, 2026.
MEETING DATE CHANGES
If the date of next year’s Annual Meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after the date of, this year’s Annual Meeting, we will inform you of the change, and we must receive your director nominee notices or your stockholder proposals outside of Rule 14a-8 of the Exchange Act, by the latest of 90 days before the 2026 Annual Meeting,
10 days after we mail the notice of the changed date of the 2025 Annual Meeting or 10 days after we publicly disclose the changed date of the 2026 Annual Meeting.

74	SYSCO CORPORATION // 2025 Proxy Statement
STOCK OWNERSHIP
SECURITY OWNERSHIP OF OFFICERS
AND DIRECTORS
The following table sets forth certain information with respect to the beneficial ownership of Common Stock, as of September 17,
2025, by (i) each current director and director nominee, (ii) each NEO (as defined under “Compensation Discussion and Analysis”), and (iii) all current directors and executive officers as a group. Unless otherwise indicated, each stockholder identified in the table has sole voting and investment power with respect to his or her shares. Fractional shares have been rounded to the nearest whole share.

	Shares of Common Stock Owned Directly		Shares of Common Stock Owned Indirectly	Shares of Common Stock Underlying Options(1)		Shares of Common Stock Underlying Restricted Stock Units(2)		Total Shares of Common Stock Beneficially Owned(1)(2)		Percent of Outstanding Shares(3)
DIRECTORS:
Daniel J. Brutto	32,766	(4)	—	—		2,801		35,567		*
Francesca DeBiase	3,101		—	—		2,801		5,902		*
Ali Dibadj	9,952	(4)	—	—		2,801		12,753		*
Larry C. Glasscock	95,040	(4)	—	—		2,801		97,841		*
Jill M. Golder	5,100		—	—		2,801		7,901		*
Bradley M. Halverson	25,868		—	—		2,801		28,669		*
John M. Hinshaw	20,745		—	—		2,801		23,546		*
Roberto Marques	—		—	—		2,801		2,801		*
Alison Kenney Paul	6,863	(4)	—	—		2,801		9,664		*
Sheila G. Talton	10,006		—	—		2,801		12,807		*
NAMED EXECUTIVE OFFICERS:										*
Greg D. Bertrand	43,564		—	344,550		—		388,114		*
Kenny K. Cheung	18,047		—	52,531		—		70,578		*
Kevin P. Hourican	367,995		—	1,202,579		—		1,570,574		*
Thomas R. Peck, Jr.	45,456		—	119,454		—		164,910		*
Ronald L. Phillips	24,858		—	21,695		—		46,553		*
All Directors and Executive Officers as a Group (19 Persons)	730,304	(5)	—	1,918,801	(6)	28,203	(7)	2,677,308	(5)(6)(7)	0.56%
(*)Less than 1% of outstanding shares.
(1)Includes shares underlying options that are presently exercisable or will become exercisable within 60 days after September 17, 2025.
Shares subject to options that are presently exercisable or will become exercisable within 60 days after September 17, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other persons.
(2)Includes shares underlying RSUs that will vest and settle within 60 days after September 17, 2025 and are deemed outstanding for purposes of computing the percentage ownership of the person holding such RSUs, but are not deemed outstanding for purposes of computing the percentage ownership of any other persons. It is expected that approximately one-third of the shares underlying these RSUs will be withheld to pay taxes related to the RSUs as they vest and settle.
(3)Applicable percentage of beneficial ownership at September 17, 2025 is based on 478,507,440 shares outstanding.
(4)Includes shares that were elected to be received in lieu of non-employee director retainer fees during the first half of calendar 2025 under the 2018 Omnibus Incentive Plan. For Mr. Brutto, this includes 133 shares; for Mr. Dibadj, this includes 737 shares; for Mr. Glasscock, this includes 702 shares; and for Ms. Paul, this includes 220 shares. Unless the director has chosen to defer the shares under the 2009 Stock
Deferral Plan, these shares will be issued on December 31, 2025 or within 60 days after a non-employee director ceases to be a director, whichever occurs first. Directors may choose to defer receipt of these shares related to director retainer fees, as well as shares awarded pursuant to restricted stock grants, and these deferred amounts are also included in this line item. To the extent cash dividends are paid on

SYSCO CORPORATION // 2025 Proxy Statement	75
STOCK OWNERSHIP
Delinquent Section 16(a) Reports
our Common Stock, each non-employee director also receives the equivalent amount of the cash dividend credited to his or her account with respect to all deferred restricted stock awards, and all elected shares that are deferred. The number of shares in each non-employee director’s deferred stock account, including related dividend equivalents, is as follows: Mr. Brutto (3,743), Ms. DeBiase (3,101); Mr. Dibadj
(none); Mr. Glasscock (94,296); Ms. Golder (none); Mr. Halverson (none); Mr. Hinshaw (20,715); Mr. Marques (none); Ms. Paul (none); and
Ms. Talton (10,006). If the director has chosen to defer the receipt of any shares, such shares will be credited to the director’s account under the 2009 Stock Deferral Plan and issued on the earliest to occur of the “in-service” distribution date elected by the director (which will be at least one year following the end of the plan year in which the shares would otherwise have been distributed to the director), the death of the director, the date on which the director ceases to be a director of the Company, a change of control of Sysco, or the date on which the director applies and qualifies for a hardship withdrawal. Deferred shares are deemed outstanding for purposes of computing the percentage ownership of the persons holding such shares but are not deemed outstanding for purposes of computing the percentage ownership of any other persons.
(5)Includes an aggregate of 20,943 shares directly owned by the current executive officers other than the NEO's.
(6)Includes an aggregate of 177,992 shares underlying options that are presently exercisable or will become exercisable within 60 days after
September 17, 2025, held by the current executive officers other than the NEO's.
(7)Includes an aggregate of 193 shares underlying RSUs that are presently exercisable within 60 days after September 17, 2025, held by current executive officers other than the NEO's.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS
The following table sets forth information concerning beneficial ownership of our Common Stock by persons or groups known to us to be beneficial owners of more than 5% of our Common Stock outstanding as of September 17, 2025. The applicable percentage of beneficial ownership is based on 478,507,440 shares outstanding as of September 17, 2025.

	Total Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares
The Vanguard Group and certain affiliates(1)	61,089,055	12.77%
BlackRock, Inc. and certain affiliates(2)	37,984,016	7.94%
State Street Corporation and certain affiliates(3)	26,633,627	5.57%
(1)This information is based on a Schedule 13G/A filed on November 12, 2024 by The Vanguard Group (“Vanguard”). According to the
Schedule 13G/A, Vanguard has the sole power to vote, or to direct the vote of, 0 shares of Common Stock, the sole power to dispose, or to direct the disposition of 58,772,848 shares of Common Stock, the shared power to vote, or to direct the vote of, 650,936 shares of Common Stock, and the shared power to dispose, or to direct the disposition of, 2,316,207 shares of Common Stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(2)This information is based on a Schedule 13G/A filed on February 5, 2025 by BlackRock, Inc. (“BlackRock”). According to the
Schedule 13G/A, BlackRock has the sole power to vote, or to direct the vote of, 34,094,021 shares of Common Stock, and the sole power to dispose, or to direct the disposition of 37,984,016 shares of Common Stock. The address for BlackRock is BlackRock, Inc.
50 Hudson Yards, New York, NY 10001.
(3)This information is based on a Schedule 13G/A filed on January 25, 2024 by State Street Corporation (“State Street”). According to
the Schedule 13G/A, State Street has the shared power to vote, or to direct the vote of, 17,802,317 shares of Common Stock, and the shared power to dispose, or to direct the disposition of, 26,600,297 shares of Common Stock. The address for State Street is State
Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114-2016.
DELINQUENT SECTION 16(A) REPORTS
To our knowledge, based solely on our review of the copies of the reports furnished to us, or filed with the SEC, and written representations that no other reports were required, we believe that, during fiscal year 2025, all of executive officers and directors and greater-than-10% shareholders, if any, timely filed all reports required by Section 16(a) of the Securities Exchange Act.

76	SYSCO CORPORATION // 2025 Proxy Statement
QUESTIONS AND ANSWERS
ABOUT THE MEETING
AND VOTING
1.Why did I receive these materials?
We are providing you with a Notice of Internet Availability of Proxy Materials and access to these proxy materials, which include this 2025 Proxy Statement, a proxy card, and our Annual Report on Form 10-K for fiscal year 2025, because our Board is soliciting your proxy to vote your shares at the Annual Meeting. A proxy is your legal designation of another person (your proxy) to vote the shares of Common Stock you own. We have designated three of our officers—Kevin P. Hourican, Kenny K. Cheung, and
Jennifer K. Schott—as proxies for the 2025 Annual Meeting of Stockholders.
2.Why did I receive a one-page notice (the “E-Proxy Notice”) in the mail regarding the Internet availability of proxy materials, instead of a full printed set of proxy materials?
As permitted by SEC rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we generally furnish proxy materials via the Internet. Unless you have previously signed up to receive your materials in paper, you will receive a document entitled Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) and will not receive a printed copy of the proxy materials or the annual report to stockholders, unless you specifically request them. The E-Proxy Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials, including our annual report to stockholders, online.
Instructions for requesting printed proxy materials are included in the E-Proxy Notice. E-Proxy Notices are distributed by mail, unless you previously signed up to receive your proxy materials electronically, in which case it will be sent to the last email address you provided to us. If you previously notified us of your election to receive all proxy materials in printed format, then we will send you a full set of printed proxy materials, including our annual report to stockholders, rather than an E-Proxy Notice. E-Proxy Notices or full sets of printed proxy materials will be distributed on or about October 2, 2025.
If you previously elected to receive your proxy materials in printed format, but would like to receive an E-Proxy Notice and use the
Internet to access proxy materials in the future, please visit http://enroll.icsdelivery.com/syy for additional information. This would significantly reduce our printing and postage costs and eliminate bulky paper documents from your personal files.
3.What is the difference between holding shares of Common Stock as a stockholder of record and as a beneficial stockholder?
If your shares are registered directly in your name with the Company’s registrar and transfer agent, Broadridge Corporate Issuer
Solutions, Inc., you are considered a “stockholder of record” with respect to those shares.
If your shares are held through a brokerage account, bank, trust or other nominee as custodian on your behalf, you are considered the “beneficial owner” or “street name holder” of those shares.
4.How do I vote?
You may vote your shares as follows, whether you are a stockholder of record or a beneficial owner:
•At the Annual Meeting. You must enter the 16-digit control number found on your proxy card, voter instruction form, or E-
Proxy Notice, as applicable, at the time you log into the meeting at virtualshareholdermeeting.com/SYY2025. For information about attending the Annual Meeting, please see question 5 below.

SYSCO CORPORATION // 2025 Proxy Statement	77
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
•By Telephone or Internet. Stockholders of record may vote by touchtone telephone from the U.S., Puerto Rico, and Canada, using the toll-free telephone number on the proxy card, or over the Internet, using the procedures described on the proxy card.
Beneficial owners may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will include the instructions with the proxy materials. Stockholders of record may also vote over the Internet via our stockholders forum located at www.proxyvote.com. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.
•By Written Proxy. All stockholders of record may vote by written proxy card. If you received a printed copy of these proxy materials by mail, you may vote by signing, dating, and mailing the enclosed proxy card. If you received an E-Proxy Notice, it contains instructions for obtaining a printed copy of these proxy materials, including a proxy card. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other intermediary.
5.How do I attend the Annual Meeting?
We are holding the Annual Meeting in a virtual-only meeting format, and you will not be able to attend the Annual Meeting at a physical location.
If you are a registered stockholder or beneficial owner of Common Stock holding shares at the close of business on the record date
(September 17, 2025), you may attend the Annual Meeting by visiting virtualshareholdermeeting.com/SYY2025 and logging in by entering the 16-digit control number found on your proxy card, voter instruction form or E-Proxy Notice, as applicable. If you lose your 16-digit control number or are not a stockholder, you will be able to attend the meeting by visiting
virtualshareholdermeeting.com/SYY2025 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the meeting. You may log in to the virtual meeting beginning at 8:45 a.m. (Central
Time) on November 14, 2025. The Annual Meeting will begin promptly at 9:00 a.m. (Central Time). If you experience any technical difficulties during the meeting, a toll-free number will be available on our virtual shareholder meeting site for assistance.
If you have any additional questions about the Annual Meeting, please contact Sysco’s Investor Relations Department by email at
Investor_Relations@corp.sysco.com or by telephone at 281-584-2615.
6.How do I raise questions during the Annual Meeting?
Stockholders will be able to submit questions during the virtual Annual Meeting by typing in the “Ask a Question” field and clicking
“Submit.” We will answer questions that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. If we receive substantially similar questions, we may group them together. Responses to questions relevant to meeting matters that we do not have time to answer during the Annual Meeting will be posted to our website following the meeting. We will disregard questions regarding personal matters or matters not relevant to the Annual Meeting.
7.What if I am a stockholder of record and do not specify a choice for a matter when I return my proxy?
Stockholders should specify their choices for each matter on the proxy card. The individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. If no specific instructions are given, proxies that are signed and returned will be voted:
•FOR the election of the 11 nominees for director;
•FOR the approval of the compensation paid to Sysco’s named executive officers;
•FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2026; and
•AGAINST the stockholder proposal to adoption of a policy requiring that the Board Chair and CEO roles be separate positions held by different people
Proxies will be voted in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting.

78	SYSCO CORPORATION // 2025 Proxy Statement
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
8.What if I am a beneficial owner and do not give voting instructions to my broker?
As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions by the deadline provided in the materials you receive from your bank, broker, or other nominee. If you do not provide voting instructions, your bank, broker, or other nominee will only have authority to vote on the ratification of the appointment of Ernst &
Young LLP as Sysco’s independent registered public accounting firm, and there will be so-called “broker non-votes” with respect to the other proposals. If you want your shares to be counted in the election of directors, the advisory proposal to approve executive compensation and the stockholder proposal, you must provide specific voting instructions to your bank, broker, or other nominee.
9.How can I revoke my proxy or change my vote?
You may revoke or change your proxy at any time before the completion of voting at the Annual Meeting by:
•delivering written notice of revocation to Sysco’s Corporate Secretary, such that it is received before the Annual Meeting;
•voting again by telephone, Internet or mail (provided that such new vote is received in a timely manner pursuant to the instructions above); or
•voting during the Annual Meeting by entering the 16-digit control number found on your proxy card, voter instruction form, or
Notice, as applicable.
The last vote that we receive from you will be the vote that is counted.
10.Is there a quorum requirement?
A quorum is necessary to hold a valid meeting. A quorum will exist if the holders of at least 35% of all the shares entitled to vote at the Annual Meeting are present in person or by proxy. All shares voted by proxy are counted as present for purposes of establishing a quorum, including those that abstain or as to which the proxies contain broker non-votes as to one or more items.
11.What votes are necessary for action to be taken?
Sysco’s Bylaws and Guidelines include a majority vote standard for uncontested director elections. Since the number of nominees timely nominated for the Annual Meeting does not exceed the number of directors to be elected, each director to be elected shall be elected if the number of votes cast “for” election of the director exceeds those cast “against.” Any incumbent director who is not re-elected will be required to tender his or her resignation promptly following certification of the stockholders’ vote. The Governance
Committee will consider the tendered resignation and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the recommendation within 120 days following certification of the stockholders’ vote and will promptly make a public disclosure of its decision regarding whether to accept the director’s resignation offer. If contested elections, where there are more nominees than seats on the Board, directors are elected by a plurality vote, meaning that the nominees who receive the most votes of all of the votes cast for directors will be elected.
Pursuant to Sysco’s Bylaws, the affirmative vote of a majority of the votes cast, either for or against, is required for the approval of:
•the non-binding, advisory proposal to approve the compensation paid to Sysco’s NEO's, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K;
•the ratification of the appointment of the independent registered public accounting firm; and
•the stockholder proposal related to the adoption of a policy requiring that the Board Chair and CEO roles be separate positions held by different people
As an advisory vote, the proposal to approve executive compensation (Item 2) is not binding upon the Company. However, the
CLD Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.
Broker non-votes and abstentions will be disregarded with respect to the election of directors and each of the other proposals.

SYSCO CORPORATION // 2025 Proxy Statement	79
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
12.Who will count votes?
We will appoint one or more Inspectors of Election who will determine the number of shares outstanding, the number of shares represented at the Annual Meeting, the existence of a quorum and the validity of the proxies and ballots.
The Inspector(s) of Election will determine, and retain for a reasonable period, a record of the disposition of any challenges and questions arising in connection with the right to vote, and will count all votes and ballots, including any abstentions or broker non-votes with respect to all proposals and will determine the results of each vote.
13.How are abstentions and broker non-votes counted?
Abstentions and broker non-votes are included in determining whether a quorum is present. Otherwise, they will be disregarded and will not affect the outcome of any proposal.
14.How are proxies solicited and what are the costs of proxy solicitation?
We will pay all of the cost of solicitation of proxies including preparing, printing and mailing this Proxy Statement and the E-Proxy
Notice. Solicitation may be made personally or by mail, telephone or email by officers, directors and employees of the Company who will not receive any additional compensation for such efforts.
We will also authorize banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of proxy materials and will reimburse them for their costs in doing so. We have retained Innisfree M&A Incorporated (“Innisfree”) to help us solicit proxies from these entities and certain other stockholders, in writing or by telephone, at an estimated fee of $25,000 plus reimbursement for their out-of-pocket expenses. The address of Innisfree is 501 Madison Avenue, 20th Floor New York, NY 10022.
If you need assistance in completing your proxy card, voting by telephone or on the Internet, or have questions regarding the
2025 Annual Meeting of Stockholders, please contact Innisfree at (877) 456-3507.
15.Will any other matters be presented at the Annual Meeting?
We do not know of any matter that will be presented at the Annual Meeting other than the election of directors and the other proposals discussed in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, your proxies will vote on such matter in their best judgment.
16.Where can I access the Annual Report?
We will furnish additional copies of our annual report to stockholders, which includes our Annual Report on Form 10-K, without exhibits, for the fiscal year ended June 28, 2025, as filed with the SEC, for no charge, upon your written request if you are a
Sysco stockholder.
Please address your request to the Investor Relations Department, Sysco Corporation, 1390 Enclave Parkway, Houston, Texas
77077-2099. The annual report to stockholders is also available on our website under “Investors—SEC Filings—Annual Reports”
at www.sysco.com.
17.What is Householding and where can I get additional copies of proxy materials?
If you share the same last name and address with another Sysco stockholder, you and the other stockholder(s) at your address may receive only one copy of the E-Proxy Notice and any other proxy materials we choose to mail, unless contrary instructions are provided from any stockholder at that address. This is referred to as “householding,” and it enables us to reduce printing and mailing costs and the environmental impact of our Annual Meeting. If you prefer to receive multiple copies of the E-Proxy Notice and any other proxy materials that we mail at the same address, we will promptly provide additional copies upon written or oral request pursuant to the instruction below. Similarly, if you are receiving multiple copies of the E-Proxy Notice and other proxy materials, you may request that you receive only one copy. Please address any such householding requests to Broadridge,
Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 or call Broadridge at (866) 540-7095.
18.Will the Company announce the voting results?
We will announce the preliminary voting results during the Annual Meeting. We will report the final results on our website and in a
Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

80	SYSCO CORPORATION // 2025 Proxy Statement
ANNEX I - NON-GAAP
RECONCILIATIONS
The discussion of our results includes certain non-GAAP financial measures, including EBITDA and adjusted EBITDA, that we believe provide important perspective with respect to underlying business trends. Other than EBITDA, any non-GAAP financial measures will be denoted as adjusted measures to remove (1) restructuring charges; (2) expenses associated with our various transformation initiatives; (3) severance charges; (4) acquisition-related costs consisting of: (a) intangible amortization expense and
(b) acquisition costs and due diligence costs related to our acquisitions; and (5) the reduction of bad debt expense previously recognized in fiscal year 2020 due to the impact of the COVID-19 pandemic on the collectability of our pre-pandemic trade receivable balances. Adjustments provided herein for fiscal 2025 results of operations also remove the impact of a goodwill impairment charge. No similar charge was applicable in fiscal 2024. Our results for fiscal 2023 were also impacted by adjustments to a product return allowance pertaining to COVID-related personal protection equipment inventory. Our results for fiscal 2022 were also impacted by a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
Management believes that adjusting its operating expenses, operating income, net earnings and diluted earnings per share to remove these Certain Items provides an important perspective with respect to our underlying business trends and results.
Additionally, it provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the Company’s underlying operations, (2) facilitates comparisons on a year-over-year basis, and (3) removes those items that are difficult to predict and are often unanticipated and that, as a result, are difficult to include in analysts’ financial models and our investors’ expectations with any degree of specificity.
Sysco’s fiscal year ends on the Saturday nearest to June 30th. This resulted in a 52-week year ended June 28, 2025, June 29,
2024, July 1, 2023, and July 2, 2022 for fiscal 2025, 2024, 2023, 2022, and a 53-week year ended July 3, 2021 for fiscal 2021.
Because fiscal 2021 contained an additional week as compared to fiscal 2025, 2024, 2023 and 2022, our Consolidated Results of
Operations for fiscal 2025, 2024, 2023 and 2022 are not directly comparable to the fiscal 2021. To provide comparability, our disclosures for fiscal 2021 are adjusted and presented on a 52-week year basis. Management believes that adjusting the fiscal
2021 Consolidated Results of Operations for the estimated impact of the additional week provides more comparable financial results on a year-over-year basis. This is calculated by taking one-fourteenth of the total metric for the fourth quarter of fiscal 2021.
Sysco uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These financial measures should not be used as a substitute for GAAP measures in assessing our results of operations for periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Any metric within this section referred to as “adjusted” will reflect the applicable impact of Certain Items.
Sysco has a history of growth through acquisitions and excludes from its non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due-diligence costs for those acquisitions. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal year 2025, 2024, 2023, 2022 and 2021.
Set forth below is a reconciliation of sales, operating expenses, operating income, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not be equal to the total presented when added due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

SYSCO CORPORATION // 2025 Proxy Statement	81
ANNEX I - NON-GAAP RECONCILIATIONS
Adjusted Operating Income Non-GAAP Reconciliations (Letter from CEO & Chair of the Board and Lead Independent Director and Pay Versus Performance)
ADJUSTED OPERATING INCOME NON-GAAP
RECONCILIATIONS (LETTER FROM CEO & CHAIR
OF THE BOARD AND LEAD INDEPENDENT
DIRECTOR AND PAY VERSUS PERFORMANCE)

(In Millions)	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Sales (GAAP)	81,370	78,844	76,325	68,636	51,298
Less 1 week fourth quarter sales	—	—	—	—	(1,153)
Sales using a 52 week basis (Non-GAAP)	81,370	78,844	76,325	68,636	50,145
Cost of sales (GAAP)	66,401	64,236	62,370	56,316	41,941
Impact of inventory valuation adjustment(3)	—	—	3	(73)	—
Cost of sales adjusted for Certain Items (Non-GAAP)	66,401	64,236	62,373	56,243	41,941
Less 1 week fourth quarter cost of sales	—	—	—	—	(944)
Cost of sales adjusted for Certain Items using a 52 week basis (Non-GAAP)	66,401	64,236	62,373	56,243	40,997
Gross profit (GAAP)	14,969	14,608	13,955	12,320	9,357
Impact of inventory valuation adjustment(3)	—	—	(3)	73	—
Gross profit adjusted for Certain Items (Non-GAAP)	14,969	14,608	13,952	12,393	9,357
Less 1 week fourth quarter gross profit	—	—	—	—	(209)
Gross profit adjusted for Certain Items using a 52 week basis (Non-GAAP)	14,969	14,608	13,952	12,393	9,148
Operating expenses (GAAP)	11,881	11,406	10,916	9,974	7,910
Impact of restructuring and transformational project costs(1)	(183)	(120)	(63)	(108)	(119)
Impact of acquisition-related costs(2)	(160)	(159)	(116)	(139)	(80)
Impact of bad debt reserve adjustments(4)	—	—	5	28	185
Impact of goodwill impairment	(92)	—	—	—	—
Operating expenses adjusted for Certain Items (Non-GAAP)	11,446	11,127	10,742	9,755	7,896
Less 1 week fourth quarter operating expense	—	—	—	—	(165)
Operating expenses adjusted for Certain Items using a 52 week basis (Non-GAAP)	11,446	11,127	10,742	9,755	7,731
Operating income (GAAP)	3,088	3,202	3,039	2,346	1,447
Impact of inventory valuation adjustment(3)	—	—	(3)	73	—
Impact of restructuring and transformational project costs(1)	183	120	63	108	119
Impact of acquisition-related costs(2)	160	159	116	139	80
Impact of bad debt reserve adjustments(4)	—	—	(5)	(28)	(185)
Impact of goodwill impairment	92	—	—	—	—
Operating income adjusted for Certain Items (Non-GAAP)	3,523	3,481	3,210	2,638	1,461
Less 1 week fourth quarter operating income	—	—	—	—	(44)
Operating income adjusted for Certain Items using a 52 week basis (Non-GAAP)	3,523	3,481	3,210	2,638	1,417
(1)Restructuring and severance charges were $57 million for fiscal year 2025, $56 million for fiscal year 2024, $20 million for fiscal year 2023,
$59 million for fiscal year 2022 and $72 million for fiscal year 2021. Transformation initiative costs, primarily consisting of changes to our business technology strategy and supply chain transformation costs were $126 million for fiscal year 2025, $64 million for fiscal year 2024,
$43 million for fiscal year 2023, $49 million for fiscal year 2022 and $56 million for fiscal year 2021.
(2)Fiscal year 2025 includes $133 million of intangible amortization expense and $27 million in acquisition and due diligence costs. Fiscal year
2024 includes $128 million of intangible amortization expense and $31 million in acquisition and due diligence costs. Fiscal year 2023 includes $105 million of intangible amortization expense and $10 million in acquisition and due diligence costs. Fiscal year 2022 represents

82	SYSCO CORPORATION // 2025 Proxy Statement
ANNEX I - NON-GAAP RECONCILIATIONS
Adjusted Operating Income Non-GAAP Reconciliations (Letter from CEO & Chair of the Board and Lead Independent Director and Pay Versus Performance)
$106 million of intangible amortization expense and $33 million of due diligence costs. Fiscal year 2021 represents $74 million of intangible amortization expense and $6 million of due diligence costs.
(3)Fiscal year 2023 represents an adjustment to a product return allowance related to COVID-related personal protection equipment inventory.
Fiscal year 2022 represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(4)Fiscal year 2023, 2022, and 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal year 2020.
EBITDA AND ADJUSTED EBITDA NON-GAAP
RECONCILIATION (COMPENSATION
DISCUSSION AND ANALYSIS)
EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and
(iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding Certain Items related to interest expense, income taxes, depreciation and amortization. Sysco's management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the
Company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings.

(in Millions)	2025 ($)	2024 ($)	Period Change ($)	Period Change (%)
Net earnings (GAAP)	1,828	1,955	(127)	(6.5)
Interest (GAAP)	635	607	28	4.6
Income taxes (GAAP)	587	610	(23)	(3.8)
Depreciation and amortization (GAAP)	945	873	72	8.2
EBITDA (Non-GAAP)	3,995	4,045	(50)	(1.2)
Certain Item Adjustments:
Impact of restructuring and transformational project costs(1)	179	116	63	54.3
Impact of acquisition-related costs(2)	27	31	(4)	(12.9)
Impact of goodwill impairment	92	—	92	NM
EBITDA adjusted for Certain Items (Non-GAAP)(3)	4,293	4,192	101	2.4
(1)Fiscal year 2025 and fiscal year 2024 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)Fiscal year 2025 and fiscal year 2024 include acquisition and due diligence costs.
(3)In arriving at adjusted EBITDA, Sysco does not exclude interest income of $29 million and $38 million or non-cash stock compensation expense of $93 million and $104 million in fiscal year 2025 and fiscal year 2024, respectively.
NMrepresents that the percent change is not meaningful.

SYSCO CORPORATION // 2025 Proxy Statement	83
ANNEX I - NON-GAAP RECONCILIATIONS
Adjusted Operating Income and Adjusted Earnings Per Share Non-GAAP Reconciliations (Letter from Chair of the Board & CEO and Lead Independent Director,
Business Highlights, and Compensation Discussion and Analysis)
ADJUSTED OPERATING INCOME AND
ADJUSTED EARNINGS PER SHARE NON-GAAP
RECONCILIATIONS (LETTER FROM CHAIR OF
THE BOARD & CEO AND LEAD INDEPENDENT
DIRECTOR, BUSINESS HIGHLIGHTS, AND
COMPENSATION DISCUSSION AND ANALYSIS)

(Dollars in Millions, Except for Share and Per Share Data)	2025 ($)	2024 ($)	2023 ($)	Period Change ($)(2025 vs. 2024)	Period Change (%)(2025 vs. 2024)
Sales (GAAP)	81,370	78,844	76,325	2,526	3.2
Cost of sales (GAAP)	66,401	64,236	62,370	2,165	3.4
Impact of inventory valuation adjustment(1)	—	—	3	—	NM
Cost of sales adjusted for Certain Items (Non-GAAP)	66,401	64,236	62,373	2,165	3.4
Operating expenses (GAAP)	11,881	11,406	10,916	475	4.2
Impact of restructuring and transformational project costs(2)	(183)	(120)	(63)	(63)	(52.5)
Impact of acquisition-related costs(3)	(160)	(159)	(116)	(1)	(0.6)
Impact of bad debt reserve adjustments(4)	—	—	5	—	NM
Impact of goodwill impairment	(92)	—	—	(92)	NM
Operating expenses adjusted for Certain Items (Non- GAAP)	11,446	11,127	10,742	319	2.9
Operating income (GAAP)	3,088	3,202	3,039	(114)	(3.6)
Impact of inventory valuation adjustment(1)	—	—	(3)	—	NM
Impact of restructuring and transformational project costs(2)	183	120	63	63	52.5
Impact of acquisition-related costs(3)	160	159	116	1	0.6
Impact of bad debt reserve adjustments(4)	—	—	(5)	—	NM
Impact of goodwill impairment	92	—	—	92	NM
Operating income adjusted for Certain Items (Non- GAAP)	3,523	3,481	3,210	42	1.2
Other expense (GAAP)	38	30	227	8	26.7
Impact of other non-routine gains and losses(5)	—	—	(194)	—	NM
Other expense adjusted for Certain Items (Non-GAAP)	38	30	(33)	8	26.7
Net earnings (GAAP)	1,828	1,955	1,770	(127)	(6.5)
Impact of inventory valuation adjustment(1)	—	—	(3)	—	NM
Impact of restructuring and transformational project costs(2)	183	120	63	63	52.5
Impact of acquisition-related costs(3)	160	159	116	1	0.6
Impact of bad debt reserve adjustments(4)	—	—	(5)	—	NM
Impact of goodwill impairment	92	—	—	92	NM
Impact of other non-routine gains and losses(5)	—	—	194	—	NM
Tax impact of inventory valuation adjustment(6)	—	—	1	—	NM
Tax impact of restructuring and transformational project costs(6)	(42)	(29)	(15)	(13)	(44.8)
Tax impact of acquisition-related costs(6)	(37)	(38)	(29)	1	2.6
Tax impact of goodwill impairment(6)	(10)	—	—	(10)	NM
Tax Impact of bad debt reserve adjustments(6)	—	—	1	—	NM
Tax impact of other non-routine gains and losses(6)	—	—	(49)	—	NM
Impact of other non-routine tax adjustments	10	—	—	10	NM

84	SYSCO CORPORATION // 2025 Proxy Statement
ANNEX I - NON-GAAP RECONCILIATIONS
Adjusted Operating Income and Adjusted Earnings Per Share Non-GAAP Reconciliations (Letter from Chair of the Board & CEO and Lead Independent Director,
Business Highlights, and Compensation Discussion and Analysis)

(Dollars in Millions, Except for Share and Per Share Data)	2025 ($)	2024 ($)	2023 ($)	Period Change ($)(2025 vs. 2024)	Period Change (%)(2025 vs. 2024)
Net earnings adjusted for Certain Items (Non-GAAP)	2,184	2,167	2,044	17	0.8
Diluted earnings per share (GAAP)	3.73	3.89	3.47	(0.16)	(4.1)
Impact of inventory valuation adjustment(1)	—	—	(0.01)	—	NM
Impact of restructuring and transformational project costs(2)	0.37	0.24	0.12	0.13	54.2
Impact of acquisition-related costs(3)	0.33	0.32	0.23	0.01	3.1
Impact of bad debt reserve adjustments(4)	—	—	(0.01)	—	NM
Impact of goodwill impairment	0.19	—	—	0.19	NM
Impact of other non-routine gains and losses(5)	—	—	0.38	—	NM
Tax impact of restructuring and transformational project costs(6)	(0.09)	(0.06)	(0.03)	(0.03)	(50.0)
Tax impact of acquisition-related costs(6)	(0.08)	(0.08)	(0.06)	—	NM
Tax impact of goodwill impairment(6)	(0.02)	—	—	(0.02)	NM
Tax impact of other non-routine gains and losses(6)	—	—	(0.10)	—	NM
Impact of other non-routine tax adjustments	0.02	—	—	0.02	NM
Diluted earnings per share adjusted for Certain Items (Non-GAAP)(7)	4.46	4.31	4.01	0.15	3.5
2023 – 2025 average earnings per share (GAAP)	3.70
2023 – 2025 average adjusted earnings per share (Non-GAAP)	4.26
Diluted shares outstanding	489,825,648	503,096,086	509,719,756
(1)Fiscal 2023 represents an adjustment to a product return allowance, related to COVID-related personal protection equipment inventory.
(2)Fiscal year 2025 includes $57 million related to restructuring and severance charges and $126 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy. Fiscal year 2024 includes $56 million related to restructuring and severance charges and $64 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2023 includes $20 million related to restructuring and severance charges and $43 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(3)Fiscal year 2025 includes $133 million of intangible amortization expense and $27 million in acquisition and due diligence costs. Fiscal year
2024 includes $128 million of intangible amortization expense and $31 million in acquisition and due diligence costs. Fiscal 2023 includes
$105 million of intangible amortization expense and $10 million in acquisition and due diligence costs.
(4)Fiscal 2023 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)Fiscal 2023 primarily includes a pension settlement charge of $315 million that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer and $122 million in income from a litigation financing agreement.
(6)The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(7)Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
NM represents that the percentage change is not meaningful.
(1)

Sysco®
At the heart of food and service

1390 Enclave Parkway
Houston, Texas 77077-2099
281.584.1390
www.sysco.com

SYSCO CORPORATION
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYSCO CORPORATION

The Board of Directors recommends you vote FOR each listed nominee.

1. Election of Directors: The election to Sysco's Board of Directors of the 11 nominees named in Sysco's 2025 proxy statement.

Nominees:	**For**	**Against**	**Abstain**
1a. Daniel J. Brutto	☐	☐	☐
1b. Francesca DeBiase	☐	☐	☐
1c. Ali Dibadj	☐	☐	☐
1d. Larry C. Glasscock	☐	☐	☐
1e. Jill M. Golder	☐	☐	☐
1f. Bradley M. Halverson	☐	☐	☐
1g. John M. Hinshaw	☐	☐	☐
1h. Kevin P. Hourican	☐	☐	☐
1i. Roberto Marques	☐	☐	☐
1j. Alison Kenney Paul	☐	☐	☐
1k. Sheila G. Talton	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To approve, by advisory vote, the compensation paid to Sysco's named executive officers, as disclosed in Sysco's 2025 proxy statement.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as Sysco's independent registered public accounting firm for fiscal 2026.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 4.	**For**	**Against**	**Abstain**
4. To consider a stockholder proposal to adopt a policy requiring that the Board Chair and CEO roles be separate positions held by different people.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V79803-P37458

SYSCO CORPORATION
Annual Meeting of Stockholders
November 14, 2025 9:00 AM (CT)
This proxy is solicited on behalf of the Board of Directors of Sysco Corporation

The undersigned hereby constitutes and appoints Kevin P. Hourican, Kenny K. Cheung and Jennifer K. Schott, and each of them severally, proxies, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SYSCO CORPORATION to be held on Friday, November 14, 2025, at 9:00 AM (CT), in a virtual-only format by visiting www.virtualshareholdermeeting.com/SYY2025 or any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated October 2, 2025, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead. **The undersigned instructs said proxies, or any of them, to vote as set forth on the reverse side, and in the discretion of the proxy holders, on such other matters as may properly come before the meeting or any adjournment or postponement thereof. Those proxies signed and returned with no choice indicated will be voted "FOR" each of the nominees for director named in Proposal 1, "FOR" Proposals 2 and 3 and "AGAINST" Proposal 4, and will be voted in the discretion of the proxy holders on any other matter that may properly come before the meeting and any adjournment or postponement of the Annual Meeting.** Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors.

Continued and to be signed on reverse side